  As filed with the Securities and Exchange Commission on April 11, 2000
                                                     Registration No. 333-95623
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             AMENDMENT NO. 5
                                      TO
                                   Form S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                                   DDi CORP.
                               DDi MERGER CO.(1)
          (Exact name of registrants as specified in their charters)

        California                   3672                   95-3253877
         Delaware             (Primary Standard             06-1576013
     (State or other              Industrial             (I.R.S. Employer
       jurisdiction          Classification Code       Identification No.)
   of incorporation or             Number)
      organization)

                 1220 Simon Circle, Anaheim, California 92806
                                (714) 688-7200
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive office)
                                --------------
           Charles D. Dimick                      Bruce D. McMaster
               Chairman                 President and Chief Executive Officer
               DDi Corp.                              DDi Corp.
           1220 Simon Circle                      1220 Simon Circle
       Anaheim, California 92806              Anaheim, California 92806
            (714) 688-7200                         (714) 688-7200
(Name, address, including zip code, and telephone number, including area code, of agents for service)
                                --------------
   Copies of all communications, including communications sent to agents for service, should be sent to:
         Alfred O. Rose, Esq.                   Stacy J. Kanter, Esq.
             Ropes & Gray               Skadden, Arps, Slate, Meagher & Flom
        One International Place                          LLP
   Boston, Massachusetts 02110-2624               Four Times Square
            (617) 951-7000                  New York, New York 10036-6572
                                                   (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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                                           Proposed Maximum   Proposed Maximum
  Title of Each Class of     Amount to be Offering Price Per Aggregate Offering    Amount of
Securities to be Registered   Registered       Share(2)           Price(2)      Registration Fee
------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share........       13,800,000        $14.00          $193,200,000       $51,005(3)
------------------------------------------------------------------------------------------------

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(1) DDi Corp., a California corporation, will reincorporate in Delaware concurrently with the closing of this offering by way of merger with and into its subsidiary, DDi Merger Co., a Delaware corporation, which expressly adopts this Registration Statement for all purposes under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)  $75,805 was paid as of March 22, 2000.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these + +securities in any state where the offer or sale is not permitted or legal. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION DATED APRIL 11, 2000

                             12,000,000 Shares

                            [DDi LOGO APPEARS HERE]

                                   DDi Corp.

                                  Common Stock

                                   --------

  Prior to this offering, there has been no public market for our common stock. Our common stock has been approved for listing on The Nasdaq Stock Market's National Market under the symbol "DDIC."

  The underwriters have an option to purchase a maximum of 1,800,000 additional shares from us to cover over-allotments of shares.

  Investing in our common stock involves risk. See "Risk Factors" on page 8.

                                                         Underwriting
                                              Price to   Discounts and Proceeds to
                                               Public     Commissions   DDi Corp.
                                            ------------ ------------- ------------
Per Share..................................    $14.00       $0.945       $13.055
Total...................................... $168,000,000  $11,340,000  $156,660,000

  Delivery of the shares of common stock will be made on or about April 14, 2000.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  Credit Suisse First Boston      Robertson Stephens

  Chase H&Q                          Lehman Brothers

              The date of this prospectus is April 11, 2000.

                                 ------------

                               TABLE OF CONTENTS

                                      Page
                                      ----
Prospectus Summary..................    1
Risk Factors........................    8
Cautionary Note Regarding Forward-
 Looking Statements.................   12
Use of Proceeds.....................   13
The Reclassification................   13
Dividend Policy.....................   14
Capitalization......................   15
Dilution............................   16
Unaudited Pro Forma Consolidated
 Financial Data.....................   18
Selected Consolidated Financial and
 Other Data.........................   26
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   28

                                   Page
                                   ----
Business.........................   36
Management.......................   45
Related Party Transactions.......   56
Principal Stockholders...........   57
Description of Indebtedness......   60
Description of Capital Stock.....   63
Shares Eligible for Future Sale..   66
Underwriting.....................   69
Notice to Canadian Residents.....   72
Legal Matters....................   73
Experts..........................   73
Additional Information...........   73
Index to Consolidated Financial
 Statements......................  F-1

                                 ------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

   The industry statistical data presented in this prospectus, except where otherwise noted, have been compiled from an electronics manufacturing services industry report, "Contract Manufacturing from a Global Perspective, 1999 Update," prepared by Technology Forecasters, Inc., a California-based management consulting firm specializing in the electronics manufacturing industry. Although we have not independently verified the data, we believe that the information provided by Technology Forecasters in this prospectus is reliable. In addition, statistical data relating to us presented in this prospectus have been compiled from our internal surveys and schedules, which, while believed by us to be reliable, have not been verified by any independent sources.

   Dynamic Details is a trademark of our subsidiary. We have applied for trademark protection of DDi and the DDi logo.

                     Dealer Prospectus Delivery Obligations

   Until May 6, 2000 (25 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Description of cover art: photographs of operations and products surrounding "DDi targets the fast-growing communications and networking industries. DDi's electronics design, development and manufacturing expertise and its leading edge process technology provide its customers with the flexibility to shorten product development cycles and reduce their time to market in a marketplace demanding increasingly rapid product introduction."

                               PROSPECTUS SUMMARY

  This summary highlights information we present more fully elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of factors described under "Risk Factors" and elsewhere in this prospectus.

                                   DDi Corp.

  We provide electronics design, development and manufacturing services to original equipment manufacturers and to other providers of electronics manufacturing services. We specialize in providing technologically advanced services to our customers on a short turnaround basis, and we are one of the few companies that focus on this segment of the electronics manufacturing services industry. We target the fast-growing communications and networking equipment industries, which are characterized by aggressive new product development programs demanding the rapid application of advanced technology and design. We offer a suite of value-added, integrated services in support of our customers' new product development, including:

    . on-campus and in-the-field design of complex printed circuit boards, the basic platforms used to interconnect electronic components in virtually all electronic products;

    . time-critical development and fabrication of complex printed circuit boards predominantly for use in the pre-launch phase of new product development;

    . assembly of printed circuit boards including large printed circuit boards called backpanels, which involves mounting electronic components on the boards; and

    . assembly and integration of our customers' complete systems and products.

  Our customers use our services to develop and produce a wide variety of end products, including communications switching and transmission equipment, wireless base stations, work stations, high-end computing equipment and data networking equipment. The technologically advanced, time-critical segment of the electronics manufacturing services industry in which we operate is characterized by rapid growth, high margins and significant customer diversity.

  Our design, development and manufacturing expertise and our leading-edge process technology allow us to provide our customers with a broad array of time-critical services and make us integral to their product development and manufacturing strategies. Our services are referred to as "quick-turn" because we provide limited numbers of custom-designed printed circuit boards to our customers in as little as 24 hours. As a result, we enable our customers to shorten product development cycles and reduce their time to market for new products. We distinguish ourselves from other electronics manufacturing services companies by focusing on direct relationships with research and development personnel at original equipment manufacturers. This focus makes us a strategic partner in our customers' new product initiatives and gives us access to emerging providers of next-generation technology. We believe our core strengths in the design, test and launch phases of new electronic product development give us a competitive advantage in providing services to selected industries characterized by rapid product introductions and strong growth.

  We believe the fast-growing communications and networking equipment industries represent large and attractive markets for our electronics manufacturing services. Original equipment manufacturers in these industries are increasingly outsourcing component design and development and product manufacturing services to electronics manufacturing service providers, such as ourselves, and are focusing instead on their core strengths, such as product development, sales, marketing and customer service. The electronics manufacturing services industry grew at a compound annual growth rate of 20% from 1993 to 1999, fueled by increases in the rate of outsourcing combined with steady, underlying growth in the electronics equipment industry. Technology Forecasters, Inc. forecasts that the electronics manufacturing services industry will continue to grow at this rate, with industry revenues projected to be approximately $149 billion in 2003. Communications equipment manufacturers represent a particularly attractive market for our services because they have historically outsourced a smaller portion of their cost of goods sold than other electronics manufacturers. Technology Forecasters, Inc. predicts that communications equipment manufacturers will increase their outsourcing significantly between now and 2003. We believe we are well-positioned to capitalize on the combined effect of the growth in the electronics manufacturing services and communications industries, both internally and by strategic acquisitions.

  Our diverse customer base includes over 1,400 companies. Our largest original equipment manufacturer customers in terms of net sales are Alcatel, IBM, Intel, Marconi Communications and 3Com. Our customers also include other electronics manufacturing service providers such as Celestica, Jabil and Solectron, our largest electronics manufacturing service provider customers in terms of net sales. These providers benefit from our strengths in the technologically advanced, time-critical segment of the electronics manufacturing services industry. We achieved a net increase of approximately 150 customers in 1999. In 1999, our ten largest customers, in the aggregate, accounted for less than 40% of our net sales, and our largest customer accounted for less than 8% of net sales. The fast-growing communications and networking equipment industries represented approximately 55% of our net sales during the same period.

                                  Our Strategy

  Our goal is to be the leading provider of technologically advanced, time-critical electronics manufacturing services. To achieve this goal, we will:

  . Continue our focus on the fast-growing communications and networking equipment industries;

  . Capitalize on our strong customer relationships and design expertise to participate in future product introductions and further outsourcing programs;

  . Strengthen our process management and technological leadership in our segment of the electronics manufacturing services industry and continue to improve quality and delivery times by incorporating emerging technologies;

  . Leverage our leadership in quick-turn design, development and manufacturing services to further expand our assembly operations and other value-added services;

  . Expand our international presence to better serve the needs of customers seeking to outsource their worldwide design, development and manufacturing activities; and

  . Pursue selected acquisition opportunities, including asset divestitures by original equipment manufacturers.

                              Recent Developments

  MCM Electronics Acquisition. On March 22, 2000, we entered into an agreement to acquire MCM Electronics Limited, a time-critical electronics manufacturing service provider based in the United Kingdom. We expect to consummate this acquisition on the closing date of this offering. We will pay the current investors in MCM Electronics a combination of our common stock and cash, and assume some of its debt. See "Use of Proceeds" and "Unaudited Pro Forma Consolidated Financial Data."

  Like DDi, MCM Electronics primarily focuses on technologically advanced, time-critical design, manufacturing and assembly of printed circuit boards. MCM Electronics' management currently owns approximately 35% of the company. Its chief executive officer, Martin H.G. Malone, has over 24 years of industry experience focused on technologically advanced, time-critical services. MCM Electronics operates out of four facilities in southern England. It has approximately 450 customers and net sales for the twelve months ended December 31, 1999 of more than $58 million. For the ten months ended January 31, 2000, approximately 32% of its net sales were to customers in the communications industry. MCM Electronics' top five customers in terms of net sales included Alcatel, Raychem, Rotork Controls and Soundcraft/BSS, and they together accounted for approximately 38% of total net sales during the 12 months ended December 31, 1999.

  We believe our acquisition of MCM Electronics is a critical step in our strategy to expand our international service offering. With its focus on technologically advanced, time-critical services, MCM Electronics complements our core strengths. The acquisition builds on our growing sales in Europe and will enable us to better service our global accounts. We expect to achieve cost savings by combining our marketing efforts and through volume purchases of raw materials and capital equipment.

  Domestic Facility Consolidation. In December 1999, we implemented our plan to consolidate our Colorado operations into our Texas facility and to close our Colorado facility. This consolidation and closure was substantially completed on March 31, 2000. We are currently serving the majority of the customers who were serviced by our Colorado facility out of our Texas facility. By combining our Texas and Colorado operations, we are eliminating lower-margin product lines and decreasing our overhead costs, and we expect to gain efficiency through better capacity utilization and streamlined management.

                                ----------------

  We are a California corporation organized in 1978 and operate through our subsidiary, Dynamic Details, Incorporated. Prior to the completion of our initial public offering, we plan to reincorporate in Delaware. See "The Reclassification." Our principal executive office is located at 1220 Simon Circle, Anaheim, California 92806 and our telephone number is (714) 688-7200. We maintain a website on the Internet at www.ddiglobal.com. Our website, and the information contained therein, is not a part of this prospectus.

                                  The Offering

Common stock offered......  12,000,000 shares of common stock by DDi Corp.

Over-allotment option.....  Up to 1,800,000 shares of common stock offered by
                            DDi Corp.

Common stock to be
 outstanding after the
 offering.................  38,957,143 shares of common stock. See "The
                            Reclassification." In calculating the number of shares of common stock, we included 2,207,143 shares of common stock we will issue in connection with our acquisition of MCM Electronics. In calculating the number of shares of common stock, we did not include approximately 2,300,000 shares issuable upon exercise of stock options and warrants outstanding on December 31, 1999 with a weighted average exercise price of $10.97 per share, approximately 1,400,000 shares of common stock issuable upon exercise of stock options that will be granted at the closing of this offering with an exercise price equal to the public offering price or 4,255,948 shares of common stock available for future grant under our stock plans.

Use of proceeds...........  We intend to use the approximately $153.8 million that we estimate we will receive from this offering to repay a portion of our existing indebtedness and indebtedness assumed in connection with our acquisition of MCM Electronics and to make cash payments associated with this acquisition. See "Use of Proceeds."

Proposed Nasdaq National
 Market symbol............  DDIC

                 Summary Consolidated Financial and Other Data

  The summary consolidated financial data set forth below is only a summary. You should read it together with "Unaudited Pro Forma Consolidated Financial Data," "Selected Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. The pro forma combined financial data set forth below give effect to the reclassification, as described under "The Reclassification," the consummation of the offering and the application of the net proceeds as described under "Use of Proceeds," and our acquisition of MCM Electronics, as described under "Prospectus Summary--Recent Developments," as if each had occurred on January 1, 1999 in the case of the unaudited pro forma consolidated statements of operations data and as of December 31, 1999 in the case of the unaudited pro forma balance sheet data. The unaudited pro forma consolidated statement of operations does not purport to represent what our results of operations would have been if the foregoing transactions had occurrred as of the date indicated or what such results will be for future periods.

                                                                    Pro Forma
                                               Year Ended            Combined
                                              December 31,          Year Ended
                                          -----------------------  December 31,
                                           1997    1998     1999       1999
                                          ------  -------  ------  ------------
                                                    (in millions)
Consolidated Statement of Operations
 Data:
Net sales................................ $ 78.8  $ 174.9  $292.5     $350.7
Cost of goods sold.......................   38.7    119.6   202.4      244.1
                                          ------  -------  ------     ------
  Gross profit...........................   40.1     55.3    90.1      106.6
Operating expenses:
  Sales and marketing....................    7.3     12.8    23.6       24.1
  General and administration.............    2.1      8.4    15.3       23.1
  Amortization of intangibles............    --      10.9    22.3       25.6
  Restructuring and related charges(a)...    --       --      7.0       14.1
  Stock compensation and related
   bonuses(b)............................   31.3      --      --         --
  Compensation to the former CEO ........    2.1      --      --         --
  Write-off of acquired in-process
   research and development(c)...........    --      39.0     --         --
                                          ------  -------  ------     ------
Operating income (loss)..................   (2.7)   (15.8)   21.9       19.7
Interest expense, net....................   25.2     37.4    46.7       38.8
                                          ------  -------  ------     ------
Loss before taxes and extraordinary
 loss....................................  (27.9)   (53.2)  (24.8)     (19.1)
Income tax benefit.......................   10.9      3.5     7.4        3.6
                                          ------  -------  ------     ------
Loss before extraordinary loss...........  (17.0)   (49.7)  (17.4)     (15.5)
Extraordinary loss.......................   (1.6)    (2.4)    --         --
                                          ------  -------  ------     ------
Net loss................................. $(18.6) $ (52.1) $(17.4)    $(15.5)
                                          ======  =======  ======     ======

Other Financial Data:
Depreciation............................. $  2.6  $   9.2  $ 14.4     $ 17.3
Amortization of deferred financing
 costs...................................    1.4      1.8     2.1        2.3
Capital expenditures.....................    6.6     18.0    18.2       23.6

Supplemental Data:
Adjusted EBITDA(d)....................... $ 33.3  $  44.1  $ 66.7     $ 76.7
Net cash from operating activities(e)....    9.1     16.7    24.8        --
Net cash used in investing
 activities(e)...........................  (44.9)  (194.8)  (18.6)       --
Net cash from (used in) financing
 activities(e)...........................   41.1    174.9    (7.7)       --

                                                                    As of
                                                                 December 31,
                                                                     1999
                                                               -----------------
                                                                          Pro
                                                                         Forma
                                                               Actual   Combined
                                                               -------  --------
                                                                (in millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents..................................... $   0.6   $  7.2
Working capital...............................................    19.1     27.5
Total assets..................................................   354.3    463.5
Total debt, including current maturities......................   476.7    390.0
Stockholders' deficit.........................................  (187.1)    (6.6)

--------
(a) The 1999 restructuring and related charges represent the charge recorded in December 1999 in connection with our announced consolidation of our Colorado operations into our Texas facility and the closure of our Colorado facility. The charge consists of $4.5 for severance and other exit costs and $2.5 related to the impairment of net property, plant and equipment. The pro forma restructuring and related charges also include a charge of $3.6 recorded by MCM Electronics for the closure of its facility in Newbury, England, a charge of $2.6 related to a write-off of goodwill associated with the closure and a loss of $0.9 recorded in connection with a vacated leased facility.
(b) Represents the charge for stock compensation and related bonuses recorded for vested stock options exchanged in conjunction with a recapitalization.
(c) Represents the allocation of a portion of the purchase price in the DCI merger to in-process research and development. At the date of the merger, technological feasibility of the in-process research and development projects had not been reached and the technology had no alternative future uses. Accordingly, we expensed the portion of the purchase price allocated to in-process research and development.
(d) EBITDA means earnings before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is presented because we believe it is an indicator of our ability to incur and service debt and is used by our lenders in determining compliance with financial covenants. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. Our definition of adjusted EBITDA may differ from definitions of adjusted EBITDA used by other companies.

  The following table sets forth a reconciliation of EBITDA to adjusted EBITDA for each period included herein:

                                                                    Pro Forma
                                                   Year Ended        Combined
                                                  December 31,      Year Ended
                                                ------------------ December 31,
                                                1997   1998  1999      1999
                                                -----  ----- ----- ------------
                                                        (in millions)
   EBITDA...................................... $(0.1) $43.3 $58.6    $65.2
   Former CEO compensation(1) .................   2.1    --    --       --
   Management fee(2)...........................   --     --    1.1      --
   Executive severance(3)......................   --     0.8   --       --
   Stock compensation and bonuses(4)...........  31.3    --    --       --
   Restructuring and related charges(5)(6).....   --     --    7.0     11.5
                                                -----  ----- -----    -----
   Adjusted EBITDA............................. $33.3  $44.1 $66.7    $76.7
                                                =====  ===== =====    =====

  --------
  (1) Reflects elimination of compensation to the former CEO whose employment agreement was terminated in October 1997.
  (2) Reflects elimination of the management fee incurred under our Bain Capital management agreement, which will be terminated in connection with the offering.
  (3) Reflects one-time severance payments to two of our executives who were terminated as a result of redundancies created by the DCI merger.
  (4) Reflects elimination of the charge for stock compensation and related bonuses recorded for vested stock options exchanged in conjunction with the recapitalization.
  (5) Reflects, on a pro forma basis, the elimination of a $3.6 charge recorded by MCM Electronics for the closure of its facility in Newbury, England and a loss of $0.9 recorded by MCM Electronics in connection with a vacated leased facility and, on an actual and pro forma basis, the elimination of the $7.0 charge recorded for the consolidation and closure of our Colorado facility. See note (a) above.
  (6) We implemented in December 1999 a plan to consolidate our Colorado operations into our Texas facility and to close our Colorado facility, which operated at a loss in 1999. We are currently serving a majority of the customers who were serviced by our Colorado facility out of our Texas facility, and based on our detailed customer-by-customer analysis, we believe that we will retain customers and accounts representing approximately 75% of our Colorado facility's net sales. The capacity of the Texas facility would have been sufficient to service this portion of the revenue stream in 1999. If we had serviced this revenue stream in our Texas facility with our Texas facility's cost structure:
    . our Colorado net sales would have decreased from $30.2 to $22.7;
    . the cost of goods sold related to those sales would have decreased from $30.8 (the actual cost of goods sold of our Colorado facility) to $19.1 (the product of $22.7 and the cost of goods sold ratio achieved in our Texas facility);
    . the operating expenses associated with those sales would have decreased from $3.7 to $2.3 (the product of $22.7 and the operating expense ratio achieved in our Texas facility); and
    . depreciation and amortization (which are included in operating expenses and cost of goods sold) would have decreased by $0.7.
    As a result, 1999 operating income and EBITDA associated with those sales would have increased by $5.6 and $4.9, respectively. The $4.9 increase is not reflected in the above table. There can be no assurance that our actual results would have been, or that our future results will be, consistent with the foregoing assumptions.

(e) Because of the subjectivity inherent in the assumptions concerning the timing and nature of the uses of cash generated by the pro forma interest and other expenses, cash flows from operating, investing and financing activities are not presented for the pro forma periods.

                                  RISK FACTORS

   This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of our common stock. If any of the following risks or uncertainties actually occur, our business, financial condition and operating results would likely suffer. In that event, the market price of our common stock could decline, and you could lose all or part of the money you paid to buy our common stock.

A downturn in the communications or networking equipment industries would likely negatively impact our revenues.

   A majority of our customers are in the communications and networking equipment industries, which are characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. In addition, these industries are generally subject to rapid technological change and product obsolescence. Furthermore, these industries are subject to economic cycles and have in the past experienced, and are likely in the future to experience, recessionary periods. A recession or any other event leading to excess capacity or a downturn in the communications or networking equipment industries would likely negatively impact our revenues.

If we are unable to respond to rapidly changing technology and process development, we may not be able to compete effectively.

   The market for our products and services is characterized by rapidly changing technology and continuing process development. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products and services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. Research and development expenses are expected to increase as manufacturers make demands for products and services requiring more advanced technology on a quicker turnaround basis. We are more leveraged than some of our principal competitors, and we therefore may not be able to respond to technological changes as quickly as these competitors.

   In addition, the electronics manufacturing services industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. There can be no assurance that we will effectively respond to the technological requirements of the changing market. To the extent we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. There can be no assurance that we will be able to obtain capital for these purposes in the future or that any investments in new technologies will result in commercially viable technological processes.

Because we sell on a purchase-order basis, we may experience variability in our operating results, which could negatively impact the price of our common stock.

   Our operating results have fluctuated in the past because we sell on a purchase-order basis rather than pursuant to long-term contracts. We are therefore sensitive to variability in demand by our customers. Because we time our expenditures in anticipation of future sales, our operating results may be less than we estimate if the timing and volume of customer orders do not match our expectations. Furthermore, we may not be able to capture all potential revenue in a given period if our customers' demand for quick-turnaround services exceeds our capacity during that period. Because of these factors, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. Because a significant portion of our operating expenses are fixed, even a small revenue shortfall can have a disproportionate effect on our operating results. It is possible that, in future periods, our results may be below the expectations of public market analysts and investors. This could cause the market price of our common stock to decline.

Because we provide materials for our quick-turn services, inaccuracies in forecasting our supply needs could negatively impact our results of operations.

   A substantial portion of our net sales are derived from quick-turn services for which we provide both the materials and the manufacturing services. As a result, we often bear the risk of fluctuations in the cost of materials, and the risk of generating scrap and excess inventory, which can affect our gross profit margins. We forecast our future inventory needs based upon the anticipated demands of our customers. Inaccuracies in making these forecasts or estimates could result in a shortage or an excess of materials, either of which could negatively affect production schedules and margins.

Our substantial indebtedness could adversely affect our financial health and the restrictions imposed by the terms of our debt instruments may severely limit our ability to plan for or respond to changes in our business.

   We are highly leveraged. As of December 31, 1999, on a pro forma basis giving effect to the use of proceeds from this offering to repay some of our debt and the assumption of debt in our acquisition of MCM Electronics, our total debt would have been $390.0 million, our ratio of total debt to total capitalization would have been 1.02 to 1 and we would have had approximately $40.5 million available under the Dynamic Details senior credit facility for future borrowings subject to covenant compliance. In addition, subject to the restrictions under our various debt agreements, we may incur additional indebtedness in an unrestricted amount from time to time to finance acquisitions or capital expenditures or for other purposes.

   As a result of our level of debt and the terms of our debt instruments:

  .  our vulnerability to adverse general economic conditions is heightened;

  . we will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

  . we are and will continue to be limited by financial and other restrictive covenants in our ability to borrow additional funds, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions;

  . our flexibility in planning for, or reacting to, changes in our business and industry will be limited;

  . we are sensitive to fluctuations in interest rates because some of our debt obligations are subject to variable interest rates; and

  . our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

   There can be no assurance that our leverage and such restrictions will not materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities.

We have experienced recent significant growth in a short period of time and may have trouble integrating acquired businesses and managing our expansion.

   Since December 1997, we have consummated a merger and an acquisition. We have a limited history of owning and operating our businesses on a consolidated basis. There can be no assurance that we will be able to meet performance expectations or successfully integrate our acquired businesses on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources. We expect to complete our acquisition of MCM Electronics on or after the completion of this offering. See "Prospectus Summary--Recent Developments." Our rapid growth has placed and may continue to place a significant strain on management, our financial resources and our information, operating and financial systems. If we are unable to manage this growth effectively, our rate of growth and our revenues may be adversely affected.

If we fail to execute our acquisition strategy effectively, our revenue growth may be adversely affected and our common stock price may decline.

   As part of our business strategy, we expect that we will continue to grow by pursuing acquisitions of other companies, assets or product lines that complement or expand our existing business. We expect to complete our acquisition of MCM Electronics on or after the completion of this offering. See "Prospectus Summary--Recent Developments." Competition for attractive companies in our industry is substantial. We cannot assure you that we will be able to identify suitable acquisition candidates or to finance and complete transactions that we select. In addition, our existing credit facilities restrict our ability to acquire the assets or business of other companies. The attention of our management may be diverted, and our operations may be otherwise disrupted. Our failure effectively to execute our acquisition strategy may cause the growth of our revenues to suffer and the price of our common stock to decline.

We expect to use the net proceeds of this offering to repay indebtedness and, as a result, we may be unable to finance changes required by unexpected economic or business conditions or to finance acquisitions.

   We expect to use most of the net proceeds of this offering to repay a portion of our existing indebtedness and investor loans assumed in connection with our acquisition of MCM Electronics. See "Use of Proceeds" and "Prospectus Summary--Recent Developments." We expect that our principal sources of funds during 2000 will be cash generated from operating activities and borrowings under the senior credit facility of our operating subsidiary, Dynamic Details, Incorporated. We can give no assurance, however, that these funds will be sufficient if changes in economic conditions or our industry occur that are beyond our control. We would require additional equity or debt financing to finance acquisitions. The Dynamic Details senior credit facility contains restrictions on our ability to borrow additional funds. See "Description of Indebtedness--Dynamic Details Senior Credit Facility." There can be no assurance that additional financing will be available when required or, if available, will be on terms satisfactory to us. In addition, we may be required to use proceeds from debt and equity financings to repay a portion of our debt.

If we are unable to protect our unpatented proprietary techniques, we may be unable to compete effectively.

   Our success depends in part on proprietary technology and manufacturing techniques. We have no patents for these proprietary techniques and rely primarily on trade secret protection. Litigation may be necessary to protect our technology and determine the validity and scope of the proprietary rights of our competitors. Intellectual property litigation could result in substantial costs and diversion of management and other resources. If any infringement claim is asserted against us, we may seek to obtain a license of the other party's intellectual property rights. There is no assurance that a license would be available on reasonable terms or at all.

Because we depend on a core group of significant customers, our results of operations may be negatively impacted if key customers discontinue the use of our services.

   Although we have a large number of customers, net sales to our largest customer accounted for approximately 8% of our net sales in 1999. Net sales to our ten largest customers accounted for approximately 40% of our net sales during the same period. We may depend upon a core group of customers for a material percentage of our net sales in the future. Substantially all of our sales are made on the basis of purchase orders rather than long-term agreements. There can be no assurance that significant customers will order services from us in the future or that they will not reduce or delay the amount of services ordered from us. Any reduction or delay in orders could negatively impact our revenues. In addition, we generate significant accounts receivable in connection with providing services to our customers. If one or more of our significant customers were to become insolvent or otherwise were unable to pay for the services provided by us, our results of operations would be adversely affected.

Our business will suffer if either of our two senior executives discontinues his employment with us or if we are unable to recruit and retain highly skilled engineering and sales staff.

   We depend on the services of our senior executives, including Charles D. Dimick, our Chairman, and Bruce D. McMaster, our President and Chief Executive Officer. Although we have entered into employment agreements with these and other executive officers, there can be no assurance that we will be able to retain our executive officers and key personnel or attract additional qualified management in the future. Mr. Dimick's and Mr. McMaster's employment agreements expire in July 2001 and October 2000, respectively. Our business also depends on our ability to continue to recruit, train and retain skilled employees, particularly engineering and sales personnel, due to our focus on the technologically advanced and time-critical segment of the electronics manufacturing services. In addition, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition.

Our international expansion may be more costly or difficult than we expect.

  We are expanding into new foreign markets. We expect to complete our acquisition of MCM Electronics, a United Kingdom company, on or after the completion of this offering. See "Prospectus Summary--Recent Developments." Entry into foreign markets may require considerable management time as well as, in the case of new operations, start-up expenses for market development, hiring and establishing office facilities before any significant revenues are generated. As a result, operations in new foreign markets may achieve low margins or may be unprofitable. We will be unable to utilize net operating losses incurred by our foreign operations to reduce our U.S. income taxes. Therefore, as we expand internationally, we may not experience the operating margins we expect, and our revenues may be negatively impacted and our common stock price may decline.

The Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and other environmental laws create potential financial liability because we use hazardous materials and generate hazardous wastes in our manufacturing processes. If any site at which our wastes are disposed becomes contaminated, we could be held liable for damages and clean-up costs. If we fail to comply with federal, state and foreign environmental laws, we can be assessed fines and be subject to revocation of permits necessary to our manufacturing processes.

   Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because we use in our manufacturing process materials classified as hazardous such as ammoniacal etching solutions, copper and nickel. In addition, because we are a generator of hazardous wastes, we may be subject to potential financial liability for costs associated with an investigation and any remediation of sites at which we have arranged for the disposal of hazardous wastes if such sites become contaminated. Even if we fully comply with applicable environmental laws and are not directly at fault for the contamination, we may still be liable. The wastes we generate include spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. Violations of environmental laws could subject us to revocation of our effluent discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, thereby negatively impacting our revenues and potentially causing our common stock price to decline.

Our current principal stockholders will continue to have significant influence over our business after this offering, and could delay, deter or prevent a change of control or other business combination.

  Upon completion of this offering and the MCM Electronics acquisition, investment funds affiliated with Bain Capital, Inc., Celerity Partners, L.L.C. and The Chase Manhattan Bank will together hold approximately

38.0% of our outstanding common stock on a fully diluted basis. In addition, six of the nine directors who will serve on our board following this offering will be representatives of affiliates of the Bain Capital funds, Celerity Partners, L.L.C. and affiliates of The Chase Manhattan Bank. By virtue of such stock ownership and board representation, these entities will continue to have a significant influence over all matters submitted to our stockholders, including the election of our directors, and to exercise significant control over our business, policies and affairs. Such concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders.

Provisions in our charter documents and state law may make it harder for others to obtain control of us even though some stockholders might consider such a change of control to be favorable.

  Provisions in our charter and bylaws may have the effect of delaying or preventing a change of control or changes in our management that stockholders consider favorable or beneficial. If a change of control or change in management is delayed or prevented, the market price of our common stock could suffer. See "Description of Capital Stock."

Shares eligible for public sale after this offering could adversely affect our stock price.

  We, our officers and directors, and the holders of substantially all of the shares of our common stock have agreed not to sell shares of our common stock until 180 days following the date of this prospectus without the consent of Credit Suisse First Boston Corporation. Upon expiration of these 180-day lock-up agreements and subject to the volume limitations imposed by Rule 144 of the Securities Act, 24,705,106 shares will be available for resale in the public market. See "Shares Eligible for Future Sale." The market price of our common stock could decline as a result of these sales or the perception that these sales could occur.

The initial public offering price is significantly higher than the book value of our common stock and you will experience immediate and substantial dilution in the value of your investment.

  The initial public offering price per share will significantly exceed the net tangible book value per share. Accordingly, investors purchasing shares in this offering will suffer immediate and substantial dilution of their investment. See "Dilution."

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  We make forward-looking statements throughout this prospectus. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed above in the section caption "Risk Factors," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual result to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus and in the documents that we incorporate by reference in this prospectus could have an adverse effect on our business, results of operations and financial position.

  You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements after the date of this prospectus, even though our situation will change in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                                USE OF PROCEEDS

   We estimate that our net proceeds from the sale of 12,000,000 shares of common stock in this offering will be approximately $153.8 million. We intend to use:

  . approximately $24.7 million of the net proceeds to redeem a portion of the senior discount notes issued by our subsidiary, DDi Capital Corp., and to pay associated redemption premiums and accrued and unpaid interest thereon;

  . approximately $100.0 million of the net proceeds to reduce the indebtedness of our subsidiary, Dynamic Details, Incorporated, under its senior credit facility;

  . approximately $23.9 million of the net proceeds to repay the MCM Electronics investor loans, including accrued interest assumed in connection with our acquisition of MCM Electronics. See "Prospectus Summary--Recent Developments;" and

  . approximately $5.2 million of the net proceeds to pay cash consideration, including fees and expenses, in connection with our acquisition of MCM Electronics.

   The amounts stated above are based on expected outstanding accreted values of these obligations as of April 14, 2000 for the DDi Intermediate senior discount notes, the Dynamic Details senior credit facility and the MCM Electronics investor loans and as of May 14, 2000 for the DDi Capital senior discount notes. The distribution of the net proceeds from this offering will change to reflect increases in accreted values of these obligations depending on the date on which this offering closes.

   We own 100% of the capital stock of DDi Intermediate Holdings Corp., which in turn owns 100% of the capital stock of DDi Capital Corp., which in turn owns 100% of the capital stock of Dynamic Details, Incorporated, our primary operating subsidiary.

   Our DDi Capital senior discount notes mature on November 15, 2007, and bear interest at the rate of 12.5% per annum. As of December 31, 1999, the accreted value on these senior discount notes was approximately $77.7 million. Under the terms of the indenture relating to the senior discount notes, we may use the net proceeds from this offering to redeem up to 40% of the aggregate principal amount of the senior discount notes outstanding at a price equal to 112.5% of the accreted value thereof plus accrued and unpaid interest thereon. See "Description of Indebtedness--DDi Capital Senior Discount Notes."

   The Dynamic Details senior credit facility consists of multi-tranche term loans and a revolving credit facility with a final maturity date in April 2005 and an aggregate principal balance of $251.7 million as of December 31, 1999. The loans under this facility bear interest at varying rates based, at our option, on either LIBOR plus 225 to 250 basis points or the bank rate plus 125 to 150 basis points. The overall effective interest rate for the term loans at December 31, 1999 was 8.90%. See "Description of Indebtedness--Dynamic Details Senior Credit Facility."

   The MCM Electronics investor loans mature on June 30, 2001. During the year ending June 30, 2000, interest accrues on the outstanding principal at 6.5% per annum. The loans must be repaid upon a change of control of MCM Electronics.

   Pending these uses, we will invest the net proceeds in short-term, interest-bearing, investment-grade securities.

                              THE RECLASSIFICATION

   We currently have two classes of common stock, designated as Class A common stock and Class L common stock. Each share of Class L common stock is entitled to a preferential payment upon any distribution by us to holders of our capital stock (whether by dividend, liquidating distribution or otherwise) equal to the original cost of such share ($364.0909) plus an amount which accrues from the date such share was issued on a daily basis at a rate of 12.0% per annum, compounded quarterly. After payment of this preference amount, each share of Class A common stock and Class L common stock shares equally in all distributions by us to holders of our capital stock.

   As of April 14, 2000, the expected closing date of this offering, the preference amount will be $487.12 per share of Class L common stock issued at the time of our recapitalization in October 1997. Immediately prior to the completion of this offering, we will reincorporate in Delaware. At the time of the reincorporation, each of the outstanding shares of Class A common stock will be converted into 2.8076 shares of common stock. Each of the outstanding shares of Class L common stock will be converted into a number of shares of common stock equal to 2.8076 multiplied by the number of shares of Class A common stock into which the share of Class L common stock is convertible, based on its preference amount.

   The foregoing is referred to in this prospectus as the "reclassification." None of these newly converted shares will be sold at the time of the offering.

   As of April 14, 2000, the shares of Class A common stock and Class L common stock outstanding on December 31, 1999 will be reclassified into 24,750,000 shares of common stock outstanding immediately after the reclassification but prior to this offering. The actual number of shares of common stock that will be issued as a result of the reclassification is subject to change based on the actual offering price and the fact that fractional shares otherwise issuable as a result of the reclassification will be redeemed for cash. See "Description of Capital Stock."

                                DIVIDEND POLICY

   We have not declared or paid a cash dividend on our common stock since January 1996, and we do not anticipate paying any cash dividends during at least the next five years. Our existing credit facilities restrict our ability to pay dividends. We presently intend to retain earnings to finance future operations and expansion and to reduce indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 CAPITALIZATION

   The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 1999 on an actual basis, on a pro forma basis to reflect:

  . the cashless exercise of outstanding warrants held by Chase Manhattan Capital, LLC and Chase Securities Inc., which will occur automatically as a result of this offering;

  . the reclassification as if it had occurred on December 31, 1999 (assuming that this offering is closed on April 14, 2000 and that the initial public offering price per share is $14.00); and

  . the application of the estimated net proceeds from this offering to repay some of our existing debt as described in "Use of Proceeds," assuming December 31, 1999 debt balances and an initial public offering price of $14.00 per share;

and on a pro forma, combined basis to reflect our acquisition of MCM Electronics, as described in "Prospectus Summary--Recent Developments" and "Unaudited Pro Forma Consolidated Financial Data."

   You should read this information together with our consolidated financial statements and the related notes to those statements included in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                December 31, 1999
                                        ---------------------------------------
                                                                     Pro Forma
                                         Actual       Pro Forma      Combined
                                        -----------  -----------    -----------
                                        (in millions, except share data)
Cash and cash equivalents.............. $       0.6    $      29.3   $      7.2
                                        ===========    ===========   ==========
Current maturities of long-term
 obligations........................... $       7.0    $      10.8   $     12.2
Long-term obligations, net of current
 maturities:
  Dynamic Details senior credit
   facility............................       245.8          145.8        145.8
  Dynamic Details senior subordinated
   notes...............................       100.0          100.0        100.0
  DDi Capital senior discount notes....        77.7           55.4         55.4
  DDi Intermediate senior discount
   notes...............................        40.8           40.8         40.8
  MCM Electronics senior credit
   facility............................         --             --          29.8
  Other long-term obligations..........         5.4            5.4          6.0
                                        -----------    -----------   ----------
    Total long-term obligations, net of
     current maturities................       469.7          347.4        377.8
Stockholders' (deficit) equity:
  Preferred Stock, $0.01 par value,
   5,000,000 shares authorized; no
   shares issued on an actual, pro
   forma or pro forma combined basis...         --             --           --
  Common stock, $0.01 par value, no
   shares authorized or issued on an
   actual basis; 75,000,000 shares
   authorized and 36,750,000 shares
   issued and outstanding on a
   pro forma basis; 75,000,000 shares
   authorized and 38,957,143 shares
   issued and outstanding on a pro
   forma combined basis................         --             0.4          0.4
  Class L common stock, no par value,
   475,000 shares authorized; 396,330.2
   shares issued and outstanding on an
   actual basis, and no shares
   authorized, issued and outstanding
   on a pro forma or a pro forma
   combined basis......................       147.2            --           --
  Class A common stock, no par value,
   5,175,000 shares authorized;
   3,522,183.0 shares issued and
   outstanding on an actual basis and
   no shares authorized, issued and
   outstanding on a pro forma or a pro
   forma combined basis................        15.7            --           --
  Additional paid-in capital...........         --           316.3        347.2
  Stockholder receivables..............        (0.6)          (0.6)        (0.6)
  Accumulated deficit..................      (349.4)        (353.6)      (353.6)
                                        -----------    -----------   ----------
Total stockholders'(deficit) equity ...      (187.1)         (37.5)       (6.6)
                                        -----------    -----------   ----------
Total capitalization................... $     289.6    $     320.7   $    383.4
                                        ===========    ===========   ==========

                                    DILUTION

   Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of common stock immediately after the offering.

   As of December 31, 1999, our pro forma net tangible book value was approximately $(406.4) million, or $(16.42) per share of common stock assuming the reclassification. Pro forma net tangible book value per share is determined by dividing the amount of our total tangible assets less total liabilities by the pro forma number of shares of common stock outstanding upon completion of the reclassification.

   After giving effect to the sale of shares of our common stock in this offering and our acquisition of MCM Electronics, our pro forma net tangible book value as of December 31, 1999 would have been approximately $(291.8) million, or $(7.49) per share. This represents an immediate increase in pro forma net tangible book value of $8.93 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $21.49 per share to public investors purchasing shares at the initial public offering price and to MCM Electronics investors issued shares in connection with the acquisition. If the initial public offering price is higher or lower, the dilution to the public and MCM Electronics investors will be greater or less, respectively.

   The following table illustrates the dilution in pro forma net tangible book value per share to new investors:

   Assumed initial public offering price per share...........          $14.00

   Pro forma net tangible book value per share at December
    31, 1999 ................................................  (16.42)
   Increase per share attributable to public and MCM
    Electronics investors....................................    8.93
                                                              -------
   Pro forma net tangible book value per share after this
    offering and our acquisition of MCM Electronics..........           (7.49)
                                                                       ------
   Dilution of net tangible book value per share to public
    and MCM Electronics investors............................          $21.49
                                                                       ======

   The table below assumes an initial public offering price of $14.00 per share before deducting underwriting discounts and commissions and estimated offering expenses payable by us and summarizes, as of December 31, 1999 on a pro forma basis, the differences among:

  Shares Purchased

    . the number of shares of common stock purchased from us by our existing stockholders since our inception, as described under "The Reclassification;"

    . the number of shares of common stock purchased by public investors in this offering; and

    . the number of shares of common stock issued to MCM Electronics shareholders, assuming consummation of the MCM Electronics acquisition on December 31, 1999, the date of its most recent balance sheet, which number will increase or decrease depending on the date that the MCM acquisition is consummated (see "Unaudited Pro Forma Consolidated Financial Data")

  Total Consideration

    .  the aggregate cash consideration paid by existing stockholders;

    .  the aggregate cash consideration paid by public investors; and

    . the aggregate cash value ascribed to the shares issued to MCM Electronics investors

  Average Price Per Share

    . the average purchase price per share paid by the existing stockholders;

    .  the average purchase price per share paid by the public investors;
       and

    . the average purchase price per share ascribed to the shares issued to MCM Electronics investors.

                          Shares Purchased  Total Consideration
                         ------------------ -------------------- Average Price
                           Number   Percent    Amount    Percent   Per Share
                         ---------- ------- ------------ ------- -------------
Existing stockholders... 24,750,000    60%  $162,900,000    45%      $6.58
Public investors........ 12,000,000    35%   168,000,000    46%      14.00
MCM Electronics
 investors..............  2,207,143     5%    30,900,000     9%      14.00
                         ----------   ---   ------------   ---
  Total................. 38,957,143   100%  $361,800,000   100%
                         ==========   ===   ============   ===

   The above discussion and tables assume the exercise of outstanding warrants held by Chase Manhattan Capital, LLC and Chase Securities Inc. (which will occur automatically as a result of this offering) but no exercise of any stock options or other warrants outstanding as of December 31, 1999. As of December 31, 1999, after giving effect to the offering there were options and other warrants outstanding to purchase a total of approximately 2,300,000 shares of common stock with a weighted average exercise price of $10.97 per share and options to purchase a total of approximately 1,400,000 shares of common stock which will be granted on the date of this prospectus with an exercise price equal to the initial public offering price. Options and warrants to purchase 1,654,037 shares were exercisable on December 31, 1999. If all of the exercisable in-the-money options and other warrants were exercised, the effect to public and MCM investors would be anti-dilutive. See "Capitalization" and "Management."

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

   The unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 give effect to each of the following, as if each had occurred on January 1, 1999:

  .  the reclassification, as described under "The Reclassification;"

  . the consummation of the offering and the application of the net proceeds, as described under "Use of Proceeds;" and

  . in the pro forma combined column, our acquisition of MCM Electronics, as described under "Prospectus Summary--Recent Developments."

   The unaudited pro forma consolidated balance sheet as of December 31, 1999 gives pro forma effect to the following, as if each event had occurred as of December 31, 1999:

  .  the reclassification, as described under "The Reclassification;"

  . the consummation of the offering and the application of the net proceeds, as described under "Use of Proceeds;" and

  . in the pro forma combined column, our acquisition of MCM Electronics, as described under "Prospectus Summary--Recent Developments."

   The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. Furthermore, the unaudited pro forma financial data are based upon assumptions that we believe are reasonable and should be read in conjunction with the consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus.

   The unaudited pro forma statements of operations do not reflect extraordinary losses on the early extinguishment of debt resulting from the write-off of debt issuance costs and the incurrence of a prepayment penalty in connection with the prepayment of debt upon completion of the offering estimated at $2.5 million and $2.8 million, respectively. The unaudited pro forma consolidated balance sheet, however, does reflect such charges and the related tax benefit of $1.0 million and $1.1 million, respectively.

   The unaudited pro forma consolidated statements of operations do not reflect a loss of $3.8 million resulting from the final payment of the Bain management fee associated with the termination of the management agreement and the bank amendment fee due upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect this loss and the related tax asset of $1.5 million.

   The unaudited pro forma consolidated statements of operations do not reflect an extraordinary gain resulting from the recognition of deferred swap income estimated at $2.1 million resulting from the partial repayment of the Dynamic Details senior credit facility upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, reflects the gain and the related tax liability of $0.8 million.

   As discussed further in note (h) to the unaudited pro forma balance sheet, we entered into an agreement to acquire MCM Electronics Limited. The financial statements of MCM Electronics presented elsewhere in this prospectus are prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP") and are presented in British pounds. MCM Electronics' fiscal year ends on March 31. In July 1999, the management of Symonds Limited formed MCM Electronics and completed a management-led buyout of Symonds. As a result, MCM Electronics is the successor company to Symonds. The following pro forma consolidated financial data for MCM Electronics has been prepared after:

  . converting U.K. GAAP to generally accepted accounting principles in the United States (U.S. GAAP);

  .  converting British pounds to U.S. dollars; and

  . making other adjustments explained in the notes to the pro forma consolidated financial data.

   The unaudited pro forma consolidated statement of operations does not reflect the extraordinary loss on the early extinguishment of debt resulting from the write-off of MCM Electronics debt issuance costs estimated at $1.3 million. The unaudited pro forma consolidated balance sheet, however, does reflect this charge and the related tax benefit of $0.4 million.

                                   DDi CORP.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1999
                             (dollars in millions)

                                                                  MCM
                             DDi      Offering        DDi     Electronics            Acquisition      Pro Forma
                          Historical Adjustments   Pro Forma Historical (g) Combined Adjustments      Combined
                          ---------- -----------   --------- -------------- -------- -----------      ---------
Assets:
Current assets:
 Cash and cash
  equivalents...........   $   0.6     $ 168.0 (a)  $ 29.3       $ 6.6       $ 35.9    $ (5.1)(a)(h)   $  7.2
                                         (14.2)(a)                                      (23.6)(a)(h)
                                        (122.3)(a)
                                          (2.8)(b)
 Accounts receivable,
  net...................      42.8          --        42.8        12.7         55.5        --            55.5
 Inventories............      20.2          --        20.2         6.1         26.3        --            26.3
 Prepaid expenses and
  other.................       2.5          --         2.5         2.0          4.5        --             4.5
 Deferred tax asset.....       5.2         1.1 (b)     8.0          --          8.0       0.4 (i)         8.4
                                           1.0 (c)                                         --
                                          (0.8)(d)                                         --
                                           1.5 (e)
                           -------     -------      ------       -----       ------    ------          ------
 Total current assets...      71.3        31.5       102.8        27.4        130.2     (28.3)          101.9
Property, plant and
 equipment, net.........      63.2          --        63.2        12.7         75.9        --            75.9
Debt issue costs, net...      13.8        (2.5)(c)    11.3         2.4         13.7      (1.3)(i)        12.4
Goodwill and other
 intangible, net........     205.5          --       205.5        32.0        237.5      67.3 (h)       272.8
                                            --                                          (32.0)(h)
Other...................       0.5          --         0.5          --          0.5        --             0.5
                           -------     -------      ------       -----       ------    ------          ------
 Total assets...........   $ 354.3     $  29.0      $383.3       $74.5       $457.8    $  5.7          $463.5
                           =======     =======      ======       =====       ======    ======          ======
Liabilities and
 stockholders' (deficit)
 equity:
Current liabilities:
 Current maturities of
  long-term debt and
  capital lease
  obligations...........   $   7.0     $   3.8 (e)  $ 10.8       $ 1.4       $ 12.2    $   --          $ 12.2
 Current portion of
  deferred interest rate
  swap income...........       1.5          --         1.5          --          1.5        --             1.5
 Current maturities of
  deferred notes
  payable...............       2.5          --         2.5          --          2.5        --             2.5
 Accounts payable.......      18.1          --        18.1        10.1         28.2        --            28.2
 Accrued expenses.......      22.3          --        22.3         4.6         26.9      (0.7)(a)(h)     26.2
 Income tax payable.....       0.9          --         0.9         2.9          3.8        --             3.8
                           -------     -------      ------       -----       ------    ------          ------
 Total current
  liabilities...........      52.3         3.8        56.1        19.0         75.1      (0.7)           74.4
Long-term debt and
 capital lease
 obligations............     469.7      (122.3)(a)   347.4        53.3        400.7     (22.9)(a)(h)    377.8
Deferred interest rate
 swap income............       3.9        (2.1)(d)     1.8          --          1.8        --             1.8
Deferred notes payable..       1.4          --         1.4          --          1.4        --             1.4
Deferred tax liability..      13.4          --        13.4         0.6         14.0        --            14.0
Other...................       0.7          --         0.7          --          0.7        --             0.7
                           -------     -------      ------       -----       ------    ------          ------
 Total liabilities......   $ 541.4     $(120.6)     $420.8       $72.9       $493.7    $(23.6)         $470.1
                           -------     -------      ------       -----       ------    ------          ------
Stockholders' (deficit)
 equity:
 Class L common stock...     147.2      (147.2)(f)      --          --           --        --              --
 Class A common stock...      15.7       (15.7)(f)      --          --           --        --              --
 Common stock...........        --         0.4 (f)     0.4          --          0.4        --             0.4
 Additional paid-in-
  capital...............        --       153.8 (a)   316.3         2.0        318.3      30.9 (h)       347.2
                                         147.2 (f)                                       (2.0)(j)
                                          15.7 (f)                                         --
                                          (0.4)(f)                                         --
 Stockholder
  receivables...........      (0.6)         --        (0.6)         --         (0.6)       --            (0.6)
 Accumulated deficit....    (349.4)       (1.7)(b)  (353.6)       (0.4)      (354.0)      1.3 (j)      (353.6)
                                          (1.5)(c)                                       (0.9)(i)
                                           1.3 (d)                                         --
                                          (2.3)(e)
                           -------     -------      ------       -----       ------    ------          ------
 Total stockholders'
  (deficit) equity......    (187.1)      149.6       (37.5)        1.6        (35.9)     29.3            (6.6)
                           -------     -------      ------       -----       ------    ------          ------
                           $ 354.3     $  29.0      $383.3       $74.5       $457.8    $  5.7          $463.5
                           =======     =======      ======       =====       ======    ======          ======

          See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                                   DDi CORP.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
              (dollars and pounds in millions, except share data)

(a) Reflects our sale of 12,000,000 shares of common stock generating gross proceeds of $168.0 and the use of the estimated net proceeds of $153.8, net of the estimated underwriting discount and the offering expenses totaling $14.2, to repay:

     .   a portion of the DDi Capital senior discount notes;

     . a portion of the Tranches A and B term facilities outstanding under the Dynamic Details senior credit facility;

     . prepayment premium of $2.8 related to the DDi Capital senior discount notes;

     . the MCM Electronics investor loans of $23.6 including accrued interest of $0.7; and

     to pay the cash consideration of $5.1, including fees and expenses, payable in connection with the MCM Electronics acquisition. See "Use of Proceeds" and "Description of Indebtedness."

(b) Reflects the prepayment premium of $2.8, before $1.1 of related income tax benefit (at a 40% effective tax rate), on the DDi Capital senior discount notes resulting from the partial repayment of the debt in connection with the offering. Amounts will differ based on the closing date of the offering.

(c) Represents the write-off of $2.5 in capitalized debt issuance costs, before $1.0 of related income tax benefit (at a 40% effective tax rate), resulting in an extraordinary loss of $1.5 in connection with the paydown of outstanding debt in connection with the offering. Amounts will differ based on the closing date of the offering.

(d) Reflects the recognition of $2.1 in deferred swap income, before $0.8 of related income tax (at a 40% effective tax rate), resulting in an extraordinary gain of $1.3 in connection with the paydown of the Dynamic Details senior credit facility in connection with the offering. Amounts will differ based on the closing date of the offering.

(e) Represents an increase in debt necessary to make the final payment of the Bain management fee associated with the termination of the management agreement and the bank amendment fee totalling $3.8 before $1.5 of related income tax benefit (at a 40% effective tax rate).

(f)  Adjusted to give effect to the reclassification.

(g) Historical MCM Electronics, formerly Symonds Limited, financial data included in the accompanying pro forma consolidated balance sheet has been adjusted to reflect the conversion from U.K. GAAP to U.S. GAAP and the conversion to U.S. Dollars at an exchange rate on December 31, 1999 of $1.6117 to (Pounds)1.00.

   The following table reconciles MCM Electronics' assets, liabilities and stockholders' equity, stated in accordance with U.K. GAAP, to U.S. GAAP as of December 31, 1999:

                                                                  Stockholders'
                                          Assets     Liabilities     Equity
                                       ------------  ------------ -------------
  As reported in accordance with U.K.
   GAAP (in (Pounds))................. (Pounds)44.9  (Pounds)43.6  (Pounds)1.3
  U.S. GAAP adjustments:
    Debt issuance costs...............          1.5           1.2           .3
    Goodwill..........................           .3           --            .3
    Valuation of interests in
     leveraged buyout transactions....          (.5)          --           (.5)
    Sale leaseback....................          --             .4          (.4)
                                       ------------  ------------  -----------
  As reported adjusted to U.S. GAAP
   (in (Pounds))...................... (Pounds)46.2  (Pounds)45.2  (Pounds)1.0
  Foreign currency exchange rate......       1.6117        1.6117       1.6117
                                       ------------  ------------  -----------
  As reported, adjusted to U.S. GAAP
   and U.S. $......................... $       74.5  $       72.9  $       1.6
                                       ============  ============  ===========

                                   DDi CORP.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
              (dollars and pounds in millions, except share data)

(h) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of MCM Electronics based on their relative fair values as of the closing date of the MCM Electronics acquisition. We intend to undertake a study to determine the allocation of the total purchase price to the various assets acquired, and the liabilities assumed. Accordingly, the final allocations could be different from the amounts reflected herein, and such differences may be significant. The purchase price of $85.9 represents the total of the cash consideration, the estimated value of our shares exchanged for the remaining shares of MCM Electronics (2,207,143 shares at $14.00 per share), the value of assumed and repaid liabilities (net of cash acquired) and estimated fees and expenses. The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the MCM Electronics acquisition had occurred on December 31, 1999 are as follows:

      Purchase Price (1):
        Cash consideration (2)........................................ $  2.1
        Estimated value of DDi equity issued (2)......................   30.9
        Assumption of MCM Electronics senior credit facility and
         accrued interest, net of cash acquired of $6.6...............   24.3
        Assumption of certain capitalized leases......................    1.1
        Assumption of other notes payable.............................    0.9
        Repayment of investor loans and accrued interest..............   23.6
        Estimated fees and expenses...................................    3.0
                                                                       ------
                                                                       $ 85.9
                                                                       ======
      Allocation of Purchase Price:
        MCM Electronics net assets at December 31, 1999 (net of cash acquired).................................................... $ (5.9)
        Elimination of historical goodwill at December 31, 1999.......  (32.0)
        Assumption of MCM Electronics debt, other notes payable and
         capitalized leases...........................................   32.9
        Redemption of investor loans and accrued interest.............   23.6
        Estimated goodwill from the MCM Electronics acquisition.......   67.3
                                                                       ------
                                                                       $ 85.9
                                                                       ======

  (1) The purchase price will be calculated based on an enterprise value for MCM Electronics of (Pounds)52.8. The purchase price that we will pay for all of the common stock of MCM Electronics will equal the (Pounds)52.8 enterprise value, minus the sum of:

      . amounts outstanding under MCM Electronics' senior credit facility, plus accrued interest (net of cash);

      .  (Pounds)0.3 in respect of MCM Electronics' capitalized leases;

      .  MCM Electronics' other notes payable;

      .  MCM Electronics' investor loans including accrued interest; and

      .  (Pounds)1.7 in respect of MCM Electronics' transaction expenses.

                                   DDi CORP.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
              (dollars and pounds in millions, except share data)

           The purchase price for the common stock of MCM Electronics will be paid 6.7% in cash and 93.3% in newly-issued shares of our common stock, which will be valued at $14.00 per share, the price at which shares are being sold to the public in this offering.

           If we had acquired MCM Electronics on December 31, 1999, the cash portion of the purchase price for the common stock of MCM Electronics would have been $2.1, the value of the shares of our common stock issued to MCM Electronics stockholders would have been $30.9, and the number of shares of our common stock issued to MCM Electronics investors would have been 2,207,143 at $14.00 per share.

    (2) The purchase price was calculated based on the December 31, 1999 debt levels of MCM Electronics. If these debt levels were to increase or decrease by $1.0 between December 31, 1999 and the close of the acquisition, the actual amount of cash paid and the value of our common stock issued to MCM Electronics shareholders would increase or decrease by approximately $0.067 and $0.933 (66,643 shares), respectively.

  The MCM Electronics acquisition is subject to an acquisition audit, which could result in a purchase price adjustment. This adjustment, if any, could increase or decrease the purchase price and will be recorded upon completion of the audit.

(i) Represents the write-off of $1.3 of MCM Electronics capitalized debt issuance costs, before $0.4 of related income tax benefit (at a 30% effective tax rate), resulting in an extraordinary loss of $0.9 in connection with the repayment of the MCM Electronics investor loans in connection with the offering. Amounts will differ based on the closing date of the offering.

(j) Reflects the elimination of MCM Electronics' historical stockholders' equity balance in connection with purchase accounting.

                                   DDi CORP.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    (dollars in millions, except share data)


                                                                 MCM Electronics
                              DDi                       DDi       Twelve Months
                           Year Ended                Pro Forma        ended
                          December 31,  Offering    December 31,  December 31,            Acquisition  Pro Forma
                              1999     Adjustments      1999         1999(a)     Combined Adjustments  Combined
                          ------------ -----------  ------------ --------------- -------- -----------  ---------
Net sales...............     $292.5       $ --         $292.5         $58.2       $350.7     $--        $350.7
Cost of goods sold......      202.4         --          202.4          41.7        244.1      --         244.1
                             ------       -----        ------         -----       ------     ----       ------
 Gross profit...........       90.1                      90.1          16.5        106.6                 106.6
Operating expenses:
 Sales and marketing....       23.6        (1.1)(b)      22.5           1.6         24.1      --          24.1
 General and
  administrative........       15.3         --           15.3           7.8         23.1      --          23.1
 Amortization of
  intangibles...........       22.3         --           22.3           1.6         23.9      1.7 (e)     25.6
 Restructuring and other
  related charges.......        7.0         --            7.0           7.1         14.1      --          14.1
                             ------       -----        ------         -----       ------     ----       ------
Income from continuing
 operations.............       21.9         1.1          23.0          (1.6)        21.4     (1.7)        19.7
Interest expense (net)..       46.7       (10.6)(c)      36.1           4.2         40.3     (1.5)(f)     38.8
                             ------       -----        ------         -----       ------     ----       ------
Income (loss) from
 continuing operations
 before provision for
 income taxes and
 extraordinary loss.....      (24.8)       11.7         (13.1)         (5.8)       (18.9)    (0.2)       (19.1)
Income tax benefit
 (expense)..............        7.4        (4.7)(d)       2.7           0.5          3.2      0.4 (g)      3.6
                             ------       -----        ------         -----       ------     ----       ------
Net income (loss) from
 continuing operations..     $(17.4)      $ 7.0        $(10.4)        $(5.3)      $(15.7)    $0.2       $(15.5)
                             ======       =====        ======         =====       ======     ====       ======
Pro forma loss per share
 of common and common
 equivalent stock (basic
 and diluted):                                                                                          $(0.40)
                                                                                                        ======
Pro forma weighted
 average number of
 shares of common and
 common equivalent stock
 outstanding (in
 thousands) (basic and
 diluted):                                                                                              38,885
                                                                                                        ======


     See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

                                   DDi CORP.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        (dollars and pounds in millions)

(a) Represents historical MCM Electronics financial data for the last twelve months ended December 31, 1999 after the following:

 .  conversion from U.K. GAAP to U.S. GAAP;

 . conversion to U.S. dollars utilizing an average monthly exchange rate of $1.6179 to (Pounds)1.00;

 . pro forma interest of $2.1 and related tax benefit of $0.5 recorded to reflect MCM Electronics' management-led buyout of Symonds Limited as if it had occurred on January 1, 1999; and

 . pro forma elimination of $0.8 of seller advisory costs related to the management-led buyout of Symonds Limited as if it had occurred on January 1, 1999.

 MCM Electronics (the successor) completed a management-led buyout on July 5, 1999 of Symonds Limited (the predecessor). Included in this twelve-month period is the three-month period ended March 31, 1999 (which is the fourth quarter of Symonds Limited audited financial statements for the year ended March 31, 1999), the three-month period ended June 30, 1999 of the predecessor (as a proxy for the period ended July 5, 1999), and the six-month period ended December 31, 1999 of MCM Electronics (the successor).

 The following table reconciles MCM Electronics net income (loss) in accordance with U.K. GAAP to U.S. GAAP:

                                           Nine Months   Three Months   Six Months   Twelve Months
                              Year Ended      Ended         Ended         Ended          Ended
                              March 31,    December 31,    June 30,    December 31,  December 31,
                                 1999          1998          1999          1999          1999
                             ------------  ------------  ------------  ------------  -------------
   Net income (loss) in
    accordance with U.K.
    GAAP...................  (Pounds)(4.3) (Pounds)1.8   (Pounds) 0.2  (Pounds)--    (Pounds)(5.9)
   Discontinued operations:
    Operating loss from
     discontinued
     operations............           0.8          --             --           --             0.8
   Loss on disposal of a
    business...............           2.4          --             --           --             2.4
                             ------------  -----------   ------------  -----------   ------------
   Net income (loss) from
    continuing operations
    in accordance with U.K.
    GAAP...................          (1.1)         1.8            0.2          --            (2.7)
   U.S. GAAP adjustments:
    Amortization of
     goodwill..............          (0.9)        (0.8)          (0.2)         --            (0.3)
    Provision for
     termination of a
     business..............           0.6          --            (0.6)         --             --
    Interest expense.......           --           --             --           0.3            0.3
    Tax expense............          (0.2)         --             0.2         (0.1)          (0.1)
                             ------------  -----------   ------------  -----------   ------------
   Net income (loss) from
    continuing operations
    in accordance with U.S.
    GAAP...................  (Pounds)(1.6) (Pounds)1.0   (Pounds)(0.4) (Pounds)0.2   (Pounds)(2.8)
   Pro forma interest
    related to management
    buyout (net of income
    tax)...................          (0.5)         --            (0.5)         --            (1.0)
   Pro forma elimination of
    seller advisory costs
    related to the
    management-led buyout..           --           --             0.5          --             0.5
                             ------------  -----------   ------------  -----------   ------------
                             (Pounds)(2.1) (Pounds)1.0   (Pounds)(0.4) (Pounds)0.2   (Pounds)(3.3)
   Foreign currency
    exchange rate:                 1.6179       1.6179         1.6179       1.6179         1.6179
                             ------------  -----------   ------------  -----------   ------------
   Net income (loss) from
    continuing operations
    in accordance with U.S.
    GAAP...................  $       (3.4) $       1.6   $       (0.6) $       0.3   $       (5.3)
                             ============  ===========   ============  ===========   ============

                                   DDi CORP.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (dollars in millions)

(b) Represents the elimination of management fees incurred in connection with our management agreement with Bain Capital, which was terminated in connection with the offering.

(c) Reflects the decrease in interest expense in connection with the use of net proceeds from the offering to repay outstanding debt as follows:

                                                                 Year Ended
                                                              December 31, 1999
                                                              -----------------
   DDi historical interest expense..........................        $46.7
                                                                    -----
   Elimination of a portion of the historical interest on
    the DDi Capital senior discount notes...................         (2.6)
   Elimination of historical interest on the Dynamic Details
    senior credit facility..................................         (7.5)
   Elimination of amortization of debt issuance costs.......         (0.5)
                                                                    -----
   Net decrease in historical interest expense from the
    offering................................................        (10.6)
                                                                    -----
   Pro forma interest expense after the offering............        $36.1
                                                                    =====

(d) Represents the income tax adjustment required to result in a pro forma income tax provision based on our historical tax provision using historical amounts and the direct tax effects of the pro forma transactions described herein at an estimated 40% effective tax rate.

(e) Represents the amortization of the goodwill of $3.3 resulting from the excess of the purchase price over the net book value of MCM Electronics, less the amortization of goodwill of $1.6 originating from the MCM Electronics management-led buyout, calculated as though the MCM Electronics acquisition occurred on January 1, 1999. Goodwill is being amortized over twenty years. Under purchase accounting, the total purchase price will be allocated to the acquired assets and assumed liabilities of MCM Electronics based on their relative fair values as of the closing date of the MCM Electronics acquisition. Accordingly, the final allocations and resulting increases in amortization expense will be different from the amounts reflected herein and such differences may be significant.

(f) Reflects the decrease in interest expense in connection with the use of offering proceeds to repay the MCM Electronics investor loans.

(g) Represents the income tax adjustment required to result in a pro forma income tax provision based on MCM Electronics' historical tax provision using historical amounts and the direct tax effects of the pro forma transactions described herein at an estimated 30% effective tax rate as adjusted to exclude the adjustments to goodwill resulting from the MCM Electronics transactions, which amounts are not deductible for income tax purposes.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

   The following selected consolidated financial data as of and for the dates and periods indicated have been derived from our consolidated financial statements. The selected consolidated statement of operations data for the years ended December 31, 1995 and 1996 and the selected consolidated balance sheet data as of December 31, 1995, 1996 and 1997 were derived from our audited consolidated financial statements that are not included in this prospectus. The selected historical consolidated statement of operations data for the years ended December 31, 1997, 1998 and 1999 and the historical consolidated balance sheet data as of December 31, 1998 and 1999 were derived from the historical consolidated financial statements that were audited by PricewaterhouseCoopers LLP, whose report appears elsewhere in this prospectus. You should read the data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus.

                                         Year Ended December 31,
                          ----------------------------------------------------------
                             1995        1996        1997        1998        1999
                          ----------  ----------  ----------  ----------  ----------
                                     (in millions, except share data)
Consolidated Statement
 of Operations Data:
Net sales...............  $     59.4  $     67.5  $     78.8  $    174.9  $    292.5
Cost of goods sold......        25.2        30.5        38.7       119.6       202.4
                          ----------  ----------  ----------  ----------  ----------
Gross profit............        34.2        37.0        40.1        55.3        90.1
Operating expenses:
  Sales and marketing...         5.3         6.0         7.3        12.8        23.6
  General and
   administration.......         1.8         1.9         2.1         8.4        15.3
  Amortization of
   intangibles..........         --          --          --         10.9        22.3
  Restructuring and
   related charges(a)...         --          --          --          --          7.0
  Stock compensation and
   related bonuses(b)...         --          --         31.3         --          --
  Compensation to the
   former CEO...........         0.4         1.1         2.1         --          --
  Write-off of acquired
   in-process research
   and development(c)...         --          --          --         39.0         --
                          ----------  ----------  ----------  ----------  ----------
Operating income
 (loss).................        26.7        28.0        (2.7)      (15.8)       21.9
Interest expense, net...         0.3         9.4        25.2        37.4        46.7
                          ----------  ----------  ----------  ----------  ----------
Income (loss) before
 taxes and extraordinary
 loss...................        26.4        18.6       (27.9)      (53.2)      (24.8)
Income tax benefit
 (expense)..............        (0.4)       (6.2)       10.9         3.5         7.4
                          ----------  ----------  ----------  ----------  ----------
Income (loss) before
 extraordinary loss.....        26.0        12.4       (17.0)      (49.7)      (17.4)
Extraordinary loss......         --          --         (1.6)       (2.4)        --
                          ----------  ----------  ----------  ----------  ----------
Net income (loss).......  $     26.0  $     12.4  $    (18.6) $    (52.1) $    (17.4)
                          ==========  ==========  ==========  ==========  ==========
Net loss allocable to
 shares of Class A
 common stock...........         --          --   $    (19.7) $    (58.4) $    (31.5)
Net loss per share of
 Class A common stock
 (basic and diluted)....         --          --   $   (10.42) $   (21.55) $    (9.01)
Weighted average shares
 outstanding (basic and
 diluted)...............         --          --    1,887,591   2,709,440   3,501,582
Net income per common
 share (basic)(d).......  $    1,699  $    1,254         --          --          --
Net income per common
 share (diluted)(d).....  $    1,699  $    1,228         --          --          --
Weighted average shares
 outstanding
 (basic)(d).............  15,300,000   9,854,000         --          --          --
Weighted average shares
 outstanding
 (diluted)(d)...........  15,300,000  10,059,000         --          --          --
Other Financial Data:
Depreciation............  $      1.1  $      2.0  $      2.6  $      9.2  $     14.4
Amortization of deferred
 financing costs........         --          0.8         1.4         1.8         2.1
Capital expenditures....         2.9        10.2         6.6        18.0        18.2
Supplemental Data:
Adjusted EBITDA(e)......  $     28.2  $     31.2  $     33.3  $     44.1  $     66.7
Net cash from operating
 activities.............        26.1        12.2         9.1        16.7        24.8
Net cash used in
 investing activities...        (2.9)       (3.6)      (44.9)     (194.8)      (18.6)
Net cash from (used in)
 financing activities...       (26.4)       (8.9)       41.1       174.9        (7.7)

                                                  December 31,
                                      ----------------------------------------
                                      1995    1996    1997     1998     1999
Consolidated Balance Sheet Data:      -----  ------  -------  -------  -------
Cash and cash equivalents............ $ 0.5  $  0.2  $   5.4  $   2.1  $   0.6
Working capital......................  (2.3)   (3.5)    23.6     15.3     19.1
Total assets.........................  13.1    27.5    108.9    365.0    354.3
Total debt, including current
 maturities..........................   2.0    94.1    273.5    466.9    476.7
Stockholders' equity (deficit).......   2.5   (72.7)  (191.2)  (169.8)  (187.1)

--------
(a) The 1999 restructuring and related charges represent the charge recorded in December 1999 in connection with our announced consolidation of our Colorado operations into our Texas facility and the closure of our Colorado facility. The charge consists of $4.5 for severance and other exit costs and $2.5 related to the impairment of net property, plant and equipment.
(b) Represents the charge for stock compensation and related bonuses recorded for vested stock options exchanged in conjunction with the recapitalization.
(c) Represents the allocation of a portion of the purchase price in the DCI merger to in-process research and development. At the date of the merger, technological feasibility of the in-process research and development projects had not been reached and the technology had no alternative future uses. Accordingly, we expensed the portion of the purchase price allocated to in-process research and development.
(d) Given the changes in our capital structure in connection with our recapitalization in 1997, historical earnings per share of common stock for the years ended December 31, 1995 and 1996 are not comparable to subsequent years.
(e) EBITDA means earnings before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is presented because we believe it is an indicator of our ability to incur and service debt and is used by our lenders in determining compliance with financial covenants. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. Our definition of adjusted EBITDA may differ from definitions of adjusted EBITDA used by other companies.

  The following table sets forth a reconciliation of EBITDA to adjusted EBITDA for each period included herein:

                                                          Year Ended
                                                         December 31,
                                                 ------------------------------
                                                 1995  1996  1997   1998  1999
                                                 ----- ----- -----  ----- -----
                                                         (in millions)
   EBITDA....................................... $27.8 $30.1 $(0.1) $43.3 $58.6
   Former CEO compensation(1) ..................   0.4   1.1   2.1    --    --
   Management fee(2)............................   --    --    --     --    1.1
   Executive severance(3).......................   --    --    --     0.8   --
   Stock compensation and bonuses(4)............   --    --   31.3    --    --
   Restructuring and related charges(5)(6)......   --    --    --     --    7.0
                                                 ----- ----- -----  ----- -----
   Adjusted EBITDA.............................. $28.2 $31.2 $33.3  $44.1 $66.7
                                                 ===== ===== =====  ===== =====

  --------
  (1) Reflects elimination of compensation to the former CEO whose employment agreement was terminated in October 1997.
  (2) Reflects elimination of the Bain management fee incurred under our Bain management agreement, which will be terminated in connection with the offering.
  (3) Reflects one-time severance payments to two of our executives who were terminated as a result of redundancies created by the DCI merger.
  (4) Reflects elimination of the charge for stock compensation and related bonuses recorded for vested stock options exchanged in conjunction with the recapitalization.
  (5) Reflects elimination of the charge recorded for the consolidation and closure of our Colorado facility. See note (a) above.
  (6) We implemented in December 1999 a plan to consolidate our Colorado operations into our Texas facility and to close our Colorado facility, which operated at a loss in 1999. We are currently serving a majority of the customers who were serviced by our Colorado facility out of our Texas facility, and based on our detailed customer-by-customer analysis, we believe that we will retain customers and accounts representing approximately 75% of our Colorado facility's net sales. The capacity of the Texas facility would have been sufficient to service this portion of the revenue stream in 1999. See note (6) within note (d) to "Summary Consolidated Financial and Other Data" for a detailed explanation of the expected economic impact of this consolidation.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion in conjunction with the "Selected Consolidated Financial and Other Data" section of this prospectus and our Consolidated Financial Statements and notes to those statements included elsewhere in this prospectus. The forward-looking statements in this discussion regarding the electronics manufacturing services industry, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements in this discussion include numerous risks and uncertainties, as described in the "Risk Factors" section of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements.

Overview

   We provide technologically advanced, time-critical electronics design, development and manufacturing services to original equipment manufacturers and other electronics manufacturing service providers. Operating through our subsidiary, Dynamic Details, Incorporated, we target the fast-growing communications and networking equipment industries, which are characterized by aggressive new product development programs demanding the rapid application of advanced technology and design.

   Time-critical. We can deliver highly complex printed circuit boards to our customers in as little as 24 hours. Approximately 50% of our net sales for the year ended December 31, 1999 were generated from services delivered in 10 days or less.

   Technologically advanced. Approximately 50% of our net sales during the same period involved the design or manufacture of printed circuit boards with at least eight layers, an industry-accepted measure of complexity. In addition, many of our lower layer-count boards are complex as a result of the incorporation of technologically advanced features.

   Growth rate. Our net sales have grown at a compound annual growth rate of 63% from $67.5 million for the year ended December 31, 1996 to $292.5 million for the year ended December 31, 1999, inclusive of the growth attributable to the acquisition of Colorado Springs Circuits, Inc., or NTI, in 1997 and the merger with Dynamic Circuits, Inc., or DCI, in 1998. Prices for our products and services are predominantly a function of delivery time, complexity and overall market demand. In 1999 our average price per printed circuit board panel increased from the levels achieved in 1998 assuming the DCI merger had occurred on January 1, 1998.

   Due to our use of debt to finance recapitalizations, the acquisition of NTI and the merger with DCI, our net interest expense has increased from 1995 to 1999. Beginning in 1998, our results of operations have also been impacted by the amortization of intangibles resulting from the acquisition and the merger. In 1999, our net loss of $17.4 million reflected $46.7 million of net interest expense, $22.3 million of amortization of intangibles and a $7.0 million charge related to the Colorado consolidation. See "Unaudited Pro Forma Consolidated Financial Data."

   We recognize revenue upon shipment or, in the case of services, at the time the service is performed. Substantially all of our sales are made on the basis of purchase orders rather than long-term agreements.

   From time to time, we engage in discussions concerning prospective acquisitions. On March 22, 2000, we agreed to acquire MCM Electronics Limited, headquartered in the United Kingdom, for total consideration of approximately $85.9 million, including assumed debt. MCM Electronics focuses on the technologically advanced, time-critical segment of the electronics manufacturing industry. See "Prospectus Summary--Recent Developments" and "Unaudited Pro Forma Consolidated Financial Data."

Company History and Significant Transactions

   We were organized in 1978. In 1991, we installed new management, headed by Bruce D. McMaster, and began to focus primarily on time-critical electronics manufacturing services.

 Recapitalization

   In October 1997, we were recapitalized by investors led by Bain Capital, Celerity Partners and Chase Capital Partners, which collectively invested $62.4 million. After completing the recapitalization, investment funds associated with these entities owned stock representing approximately 72.5% of our fully-diluted equity; and our management owned stock and options representing approximately 27.5% of our fully-diluted equity.

   In connection with the recapitalization, we incurred the following nonrecurring charges:

  .  fees and interest charges on bridge loans (aggregating $14.5 million);

  . $31.3 million for the accelerated vesting of variable employee stock options and related bonuses;

  . $2.7 million for the early extinguishment of long-term debt, before income taxes; and

  .  $1.2 million for the buyout of our former CEO's employment contract.

 Colorado Facility (formerly NTI)

   In December 1997, we acquired Colorado Springs Circuits, Inc., or NTI, for approximately $38.9 million. NTI manufactured printed circuit boards requiring lead times of twenty days or more for original equipment manufacturers. At that time, the acquisition provided us with additional capacity and access to new customers.

   We accounted for the NTI acquisition under the purchase method of accounting and recorded approximately $27 million in goodwill (which is being amortized over a period of twenty-five years).

   We implemented in December 1999 a plan to consolidate our Colorado operations into our Texas facility and to close our Colorado facility, which operated at a loss in 1999. We are currently serving a majority of the customers who were serviced by our Colorado facility out of our Texas facility, and based on our detailed customer-by-customer analysis, we believe that we will retain customers and accounts representing approximately 75% of our Colorado facility's net sales. The capacity of our Texas facility would have been sufficient to service this portion of the revenue stream in 1999. By combining our Texas and Colorado operations, we are eliminating lower-margin product lines and decreasing our overhead costs, and we expect to gain efficiency through better capacity utilization and streamlined management.

   If we had serviced this revenue stream in our Texas facility with our Texas facility's cost structure:

  . our Colorado net sales would have decreased from $30.2 million to $22.7 million;

  . the cost of goods sold related to those sales would have decreased from $30.8 million (the actual cost of goods sold of our Colorado facility) to $19.1 million (the product of $22.7 million and the cost of goods sold ratio achieved in our Texas facility);

  . the operating expenses associated with those sales would have decreased from $3.7 million to $2.3 million (the product of $22.7 million and the operating expense ratio achieved in our Texas facility); and

  . depreciation and amortization (which is included in operating expenses and cost of goods sold) would have decreased by $0.7 million.

As a result, 1999 operating income and EBITDA associated with those sales would have increased by $5.6 million and $4.9 million, respectively. There can be no assurance that our actual results would have been, or that our future results will be, consistent with the foregoing assumptions.

 DCI Merger

   On July 23, 1998, we merged with Dynamic Circuits, Inc., or DCI, for an aggregate consideration paid to DCI stockholders of approximately $250 million. A portion of the consideration was paid in cash, and the balance of the consideration (approximately $73 million) was paid through the issuance of our capital stock.

   DCI provided design and manufacturing services relating to complex printed circuit boards, backpanel assemblies and electromechanical interconnect devices with operations in California, Texas, Georgia and Massachusetts. It was led by Charles D. Dimick, who became our Chairman following the merger. DCI experienced a growth in net sales of more than 67% during 1997, and its net sales for the six months ended June 30, 1998 were more than double its net sales for the six months ended June 30, 1997.

   We accounted for the DCI merger under the purchase method of accounting and recorded approximately $120 million in goodwill (which is being amortized over 20 years), approximately $60 million of identifiable intangible assets (which are being amortized over their estimated useful lives of 10 years, using an accelerated method of amortization, reflecting the relative contribution of each developed technology in periods following the acquisition date), and approximately $21 million and $4 million, respectively, of intangible assets associated with DCI's customer relationships and tradenames and assembled workforce assets (which are being amortized on a straight-line basis over their estimated useful lives of 18 years and 4 years, respectively). We also identified $39 million of acquired in-process research and development investments, which we expensed in the fourth quarter ended December 31, 1998.

   Since the DCI merger we have continued to invest in the development of the various in-process research and development technologies that existed at DCI at the time of the merger. We believe that our research and development efforts are reasonably consistent with DCI's plans at the time of the merger, given the inherent uncertainties involved in estimating the technological hurdles of developing next-generation technologies. Approximately 70% of the $2.1 million planned total cost to complete the projects had been incurred as of December 31, 1999. This investment has enabled us to market products incorporating some of the technologies included in DCI's plan. No significant adjustments have been made in the economic assumptions or expectations on which we based our merger decision.

Results of Operations

   The following table sets forth income statement data expressed as a percentage of net sales for the periods indicated:

                                                   Year Ended December 31,
                                                   ---------------------------
                                                    1997      1998      1999
                                                   -------   -------   -------
Net sales........................................    100.0 %   100.0 %   100.0 %
Cost of goods sold...............................     49.1      68.4      69.2
                                                   -------   -------   -------
Gross profit.....................................     50.9      31.6      30.8
Operating expenses:
  Sales and marketing............................      9.2       7.3       8.1
  General and administration.....................      2.7       4.8       5.2
  Amortization of intangibles....................      --        6.2       7.6
  Restructuring and related charges..............      --        --        2.4
  Stock compensation and related bonuses.........     39.7       --        --
  Compensation to the former CEO.................      2.7       --        --
  Write-off of acquired in-process research and
   development...................................      --       22.3       --
                                                   -------   -------   -------
Operating income (loss)..........................     (3.4)     (9.0)      7.5
Interest expense (net)...........................     32.0      21.4      16.0
                                                   -------   -------   -------
Loss before income taxes and extraordinary loss..     35.4      30.4       8.5
Income tax benefit...............................     13.8       2.0       2.5
Extraordinary loss, net of income tax benefit....     (2.0)     (1.4)      --
                                                   -------   -------   -------
Loss.............................................     23.6%     29.8%      6.0%
                                                   =======   =======   =======

Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998

   Net sales increased $117.6 million (67%) to $292.5 million in 1999, from $174.9 million in 1998. Of this increase, $31.0 million resulted from internal sales growth. The balance resulted from the inclusion in 1999 of a full year of DCI sales. Sales growth accelerated in the second half of 1999 as our production of more complex and larger panels increased average sales price per panel. On a pro forma basis giving effect to the DCI merger, net sales increased by over 25% for the six months ended December 31, 1999 as compared to the corresponding six months in 1998.

   Gross profit increased $34.8 million (63%) to $90.1 million in 1999, from $55.3 million in 1998. The increase resulted from the merger with DCI, which contributed $32.8 million to the increase. Partially offsetting this increase was a $0.6 million gross loss in our Colorado facility in 1999 due to a decrease in panel production in that operation, compared to a $1.6 million gross profit in that facility in 1998. We announced our plan to close the Colorado facility in December 1999. See "--Company History and Significant Transactions--Colorado Facility (formerly NTI)." We experienced increased pricing pressure early in the first quarter of 1999, with increased competition following the slowdown in Asian markets in late 1998. Pricing stabilized late in the first quarter of 1999 and has recovered strongly through the remainder of 1999.

   Sales and marketing expenses increased $10.8 million (84%) to $23.6 million in 1999, from $12.8 million in 1998. The increase is due to the inclusion of DCI's results for the full year ended December 31, 1999 (approximately $5.9 million), growth in our sales force to accommodate existing and anticipated near-term increases in customer demand (approximately $3.5 million), and an increase in commissions and other variable expenses relating to our increased sales volume (approximately $1.4 million).

   General and administration expenses increased $6.9 million (82%) to $15.3 million in 1999, from $8.4 million in 1998. The increase is due to the inclusion of DCI's results for the full year ended December 31, 1999 (approximately $4.9 million), an increase in staffing and other back-office expenditures to support growth in our design operations and the company as a whole (approximately $1.7 million) and an increase in fees under the management agreement with an affiliate of Bain Capital, Inc. (approximately $1.1 million). Partially offsetting these increases was a non-recurring charge of approximately $0.8 million recorded in 1998, representing severance-related costs for executives terminated as a result of the DCI merger.

   Amortization of intangibles increased $11.4 million (105%) to $22.3 million in 1999, from $10.9 million in 1998. The merger with DCI accounts for $11.2 million of this increase.

   Restructuring and related charges were $7.0 million in 1999, representing one-time costs incurred in connection with our decision to close our Colorado facility. These charges consist of $4.5 million for severance and other exit costs and $2.5 million of costs related to the impairment of net property, plant and equipment. See Note 15 to our consolidated financial statements for further information about these charges.

   Write-off of acquired in-process research and development totaled $39.0 million in 1998. This charge represents the appraised value of the in-process research and development component of the total purchase price paid in the DCI merger. See Note 14 to our consolidated financial statements for further information about this charge. There was no comparable expense in 1999.

   Net interest expense increased $9.3 million (25%) to $46.7 million, from $37.4 million in 1998. The increase in net interest expense is attributable to the increased level of borrowings in connection with the merger with DCI.

   The income tax benefit was $7.4 million in 1999, as compared to a benefit of $3.5 million in 1998. The difference between the effective tax rate and the statutory federal tax rate of 35% is attributable to the acquired in-process research and development charge recorded in 1998 and goodwill amortization in each period. As these expenses are non-deductible, no related income tax benefit is recorded. Due to the consolidation of our Colorado and Texas operations and the closure of our Colorado facility in December 1999, we believe that a portion of our Colorado net operating loss carryforwards may not be realized. Accordingly, a valuation allowance was established in 1999 for deferred income tax benefits related to these carryforwards. See Note 12 to our consolidated financial statements for a reconciliation of the tax benefit recorded in each period to the corresponding amount of income tax determined by applying the U.S. Federal income tax rate to the loss before income taxes and for additional information relating to our Colorado net operating loss carryforwards.

Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997

   Net sales increased $96.1 million (122%) to $174.9 million in 1998 from $78.8 million in 1997. The facilities that we and our predecessors operated achieved internal sales growth of approximately $8 million, caused by a 13% increase in the average panel selling price realized at our Anaheim facility which was driven by a demand for higher layer count and more technologically advanced printed circuit boards; and growth in volume of units shipped attributable to increased demand from contract manufacturing customers. The balance of the sales growth resulted from the acquisition of NTI and the merger with DCI.

   Gross profit increased $15.2 million (38%) to $55.3 million in 1998 from $40.1 million in 1997. The increase resulted from the acquisition of NTI and the merger with DCI, which added $1.6 million and $14.2 million, respectively, to gross profit. Partially offsetting these increases were costs of $0.7 million incurred in 1998 related to our newly formed design centers. The decline in gross profit as a percent of net sales to 32% in 1998 from 51% in 1997 resulted from the acquisition of the pre-production and assembly facilities attributable to the DCI merger and NTI acquisition. NTI historically had lower margins than our other operations.

   Sales and marketing expenses increased $5.5 million (75%) to $12.8 million in 1998, from $7.3 million in 1997. The increase is due to the acquisition of NTI and the merger with DCI, which added $1.4 million and $4.2 million, respectively, to sales and marketing expenses. Such increases reflect the inclusion of NTI's results for the full year ended December 31, 1998 and DCI's results following the date of the DCI merger.

   General and administration expenses increased $6.3 million (300%) to $8.4 million in 1998, from $2.1 million in 1997. The increase is due to the acquisition of NTI and the merger with DCI, which added $1.9 million and $3.9 million, respectively, to general and administration expenses. Included in these increases is approximately $0.8 million accrued in 1998 for severance-related costs for certain employees of these divisions. Such increases reflect the inclusion of NTI's results for the full year ended December 31, 1998 and DCI's results following the date of the DCI merger.

   Amortization of intangibles of $10.9 million in 1998 resulted from the acquisition of NTI in December 1997 and the merger with DCI in July 1998. The amortization of goodwill from the acquisition of NTI in 1997 was immaterial.

   Write-off of acquired in-process research and development totaled $39.0 million in 1998. This charge represents the appraised value of the in-process research and development component of the total purchase price paid in the DCI merger. See Note 14 to our consolidated financial statements for further information about this charge.

   Interest expense (net) increased $12.2 million (48%) to $37.4 million in 1998, from $25.2 million in 1997. The increase in interest expense was due to an increase in the level of borrowings in connection with the recapitalization, the acquisition of NTI and the merger with DCI.

   The income tax benefit was $3.5 million in 1998 as compared to a benefit of $10.9 million in 1997. In 1998, the difference between the effective tax rate and the statutory federal income tax rate of 35% is attributable to the non-deductible acquired in-process research and development charge, for which no income tax benefit is recorded. See Note 12 to our consolidated financial statements for a reconciliation of the tax provision (benefit) recorded in each period to the corresponding amount of income tax determined by applying the U.S. Federal income tax rate to income (loss) before income taxes.

   In both 1998 and 1997, we recorded losses on the early extinguishment of debt resulting from the write-off of unamortized debt issue costs. The early extinguishment of debt in 1997 resulted from the recapitalization and the NTI acquisition. The extinguishment in 1998 resulted from the DCI merger. These losses are presented as extraordinary losses, net of related income tax benefit.

Quarterly Financial Information

   The following table presents selected quarterly financial information for each of the eight quarters ended December 31, 1999. This information is unaudited but, in our opinion, reflects all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of this information in accordance with generally accepted accounting principles. These quarterly results are not necessarily indicative of future results.

                                                    Three Months Ended
                         -------------------------------------------------------------------------
                         Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31, June 30, Sept. 30, Dec. 31,
                           1998     1998     1998      1998     1999     1999     1999      1999
                         -------- -------- --------- -------- -------- -------- --------- --------
                                                       (in millions)
Net sales...............  $28.3    $26.3     $61.2    $59.1    $59.2    $71.7     $82.9    $78.7
Cost of goods sold......   16.4     16.1      41.6     45.5     41.4     51.0      57.4     52.6
                          -----    -----     -----    -----    -----    -----     -----    -----
Gross profit............  $11.9    $10.2     $19.6    $13.6    $17.8    $20.7     $25.5    $26.1
                          =====    =====     =====    =====    =====    =====     =====    =====

   The quarterly financial information is presented on an actual historical basis, not on a pro forma basis for the DCI merger, which closed on July 23, 1998. The decline in net sales and gross profit in the three months ended December 31, 1998 compared with the previous three months is the result of a decrease in average sales price per printed circuit board panel resulting from a decline in international demand caused by the Asian financial crisis in the second half of 1998. The decline in net sales for the three months ended December 31, 1999 compared to the three months ended September 30, 1999 is the result of seasonality and a slowdown in purchase orders related to concerns about the Year 2000 issue. Gross profit in the same period increased due to an increase in the average price per panel.

Liquidity and Capital Resources

   Our principal sources of liquidity are cash provided by operations and borrowings under various debt agreements. Our principal uses of cash have been to finance mergers and acquisitions, meet debt service requirements, and finance capital expenditures. We anticipate that these uses, including acquisition opportunities currently under review, will continue to be our principal uses of cash in the future.

   Net cash provided by operating activities for the years ended December 31, 1999, 1998 and 1997 was $24.8 million, $16.7 million and $9.1 million, respectively. Fluctuations in net cash provided by operating activities are attributable to increases and decreases in our net income before non-cash charges and normal fluctuations in working capital. In 1997, however, net cash provided by operating activities was reduced by a $10.0 million cash bonus paid as part of the stock compensation expenses incurred in connection with a recapitalization.

   Net cash used in investing activities for the years ended December 31, 1999, 1998 and 1997 was $18.6 million, $194.8 million and $44.9 million, respectively. These activities consist of capital expenditures in each period and cash of $38.9 million used in the acquisition of NTI in 1987 and $178.7 million used in the merger with DCI in 1998 (see Note 14 to our consolidated financial statements).

   Our capital expenditures were $18.2 million, $18.0 million and $6.6 million in 1999, 1998 and 1997, respectively. Of these amounts, approximately $2.1 million and $0.6 million were incurred in 1998 and 1997, respectively, under capital lease obligations. We anticipate capital expenditures for 2000 will be consistent with 1999 levels.

   Net cash provided by (used in) financing activities for the years ended December 31, 1999, 1998 and 1997 was $(7.7) million, $174.9 million and $41.1 million, respectively. Our principal financing activities in 1999 included payments of debt, capital lease and note obligations and the generation of net proceeds from the restructuring of our interest rate exchange agreements (see
Note 8 to our consolidated financial statements). Our principal financing activities in 1998 included repayment of existing debt facilities and borrowings on new debt facilities in connection with the merger with DCI. Our principal financing activities in 1997 included increased borrowings, distributions to shareholders and shareholder transactions in connection with a recapitalization.

   As of December 31, 1999, we had borrowings of approximately $477 million. We have a $45.0 million revolving credit facility. As of December 31, 1999, we had no borrowings outstanding under the revolving credit facility. The minimum principal payment obligation under the Dynamic Details senior credit facility is $5.9 million for 2000. No other debt instruments require minimum principal repayments during such period. We intend to use the proceeds of this offering to repay some of our debt.

   The Dynamic Details senior credit facility, the Dynamic Details senior subordinated notes and the DDi Capital senior discount notes are described below "Description of Indebtedness."

   Based on our current level of operations, we believe that cash generated from operations, available cash and amounts available under our senior credit facility will be adequate to meet the debt service requirements, capital expenditures and working capital needs of our current operations for at least the next twelve months, although no assurance can be given in this regard. We may be required to borrow under our revolving credit facility to make the final payment under our management agreement with Bain Capital. We will require additional financing if we decide to consummate additional acquisitions. We are highly leveraged and our future operating performance and ability to service or refinance the DDi Capital senior discount notes, and the Dynamic Details senior subordinated notes and to extend or refinance the Dynamic Details senior credit facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Quantitative and Qualitative Disclosure Relating to Market Risks

 Interest Rate Risk

   The Dynamic Details senior credit facility bears interest at a floating rate; our Dynamic Details senior subordinated notes, DDi Capital senior discount notes and DDi Intermediate senior discount notes bear interest at fixed rates. We reduce our exposure to interest rate risks through swap agreements. In June 1999, we terminated our then existing interest rate swap agreements and entered into replacement agreements. At that time, we realized $5.6 million from the termination of the existing swap agreements (which will be amortized through January 2002 as a reduction to interest expense) and $0.5 million from entering into the new agreements (which will be amortized though April 2005 as a reduction to interest expense). In conjunction with this offering, we intend to evaluate our interest rate exposure from our remaining debt and will modify the terms of our interest rate exchange agreements to ensure they remain an effective cash flow hedge for our variable rate debt.

   Under the terms of our current swap agreements, we pay a maximum annual rate of interest applied to a notional amount equal to the principal balance of the term facility portion of the Dynamic Details senior credit facility for the period June 30, 1999 through August 31, 2001. During this period, our maximum annual rate is 5.65% for a given month, unless one-month LIBOR for that month equals or exceeds 7.00%, in which case we pay 7.00% for that month. From September 1, 2001 through the scheduled maturity of the senior term facility in 2005, we pay a fixed annual rate of 7.35% applied to a notional amount equal to 50% of the principal balance of the senior term facility during that period. The term loan facility portion of the Dynamic Details senior credit facility bears interest based on one-month LIBOR. As of December 31, 1999, one-month LIBOR was 6.50%. If one-month LIBOR increased by 10% to 7.15%, interest expense related to the term loan facility portion would increase by approximately $1.6 million in 2000. Moreover, because the increased rate would exceed the 7.00% cap, that increase in interest expense would be offset by approximately $0.4 million in payments we would be entitled to receive under the swap agreement.

   The revolving credit facility bears interest at (1) 2.25% per annum plus the applicable LIBOR or (2) 1.25% per annum plus the federal reserve reported overnight funds rate plus 0.5% per annum. As of December 31, 1999, we had no outstanding balance under our revolving credit facility. We do not anticipate having a material outstanding balance on this facility during the year ending December 31, 2000. Therefore, a 10% change in interest rates as of December 31, 1999 is not expected to materially affect the interest expense to be incurred on this facility during such period.

   A change in interest rates would not have an effect on the interest expense to be incurred on the Dynamic Details senior subordinated notes, DDi Capital senior discount notes or the DDi Intermediate senior discount notes because each of these instruments bears a fixed rate of interest.

 Foreign Currency Exchange Risk

   All of our sales are denominated in U.S. dollars, and as a result we have relatively little exposure to foreign currency exchange risk with respect to sales made. We do not use forward exchange contracts to hedge exposures denominated in foreign currencies or any other derivative financial instruments for trading or speculative purposes. Therefore, the effect of a 10% change in exchange rates as of December 31, 1999 would not have an impact on our operating results for the year ending December 31, 2000. The actual amount of shares issued to current investors in MCM Electronics by us in connection with that acquisition will vary based on the exchange rate of U.S. dollars to British pounds on or after the closing date of the acquisition, which is expected to occur on or after the closing of this offering. Following our planned acquisition of MCM Electronics, some of our net sales will be denominated in British pounds, and we will consider available options to hedge foreign currency exchange rate exposure.

 Impact of Inflation

   We believe that our results of operations are not dependent upon moderate changes in the inflation rate.

 Risks Associated with Intangible Assets

   As of December 31, 1999, our consolidated balance sheet reflected $205.5 million of intangible assets, a substantial portion of our total assets at such date. The intangible assets consist of goodwill and other identifiable intangibles relating to our recent merger and our recent acquisition. The balances of these intangible assets may increase in future periods, principally from the consummation of further acquisitions. Amortization of these additional intangibles would, in turn, have a negative impact on earnings. In addition, we continuously evaluate whether events and circumstances have occurred that indicate the remaining balance of intangible assets may not be recoverable. When factors indicate that assets should be evaluated for possible impairment, we may be required to reduce the carrying value of our intangible assets, which could have a material adverse effect on our results during the periods in which such a reduction is recognized. There can be no assurance that we will not be required to write down intangible assets in future periods.

Recently Issued Accounting Standards

   In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes requirements for reporting and disclosure of comprehensive income and its components. This statement became effective for our fiscal year ending December 31, 1998. Reclassification of prior year financial statements for comparative purposes is required. Through December 31, 1999, we have no elements which give rise to reporting comprehensive income.

   In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 modifies the disclosure requirements for reportable operating segments. This statement became effective for our fiscal year ending December 31, 1998. Reclassification of prior year financial statements for comparative purposes is required unless deemed impractical. This pronouncement has had no significant impact on our reporting practices since its adoption; and until such time that we diversify our operations, management believes such pronouncement will not be applicable.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No 137, issued by the FASB in July 1999, establishes a new effective date for SFAS No. 133. This statement, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000 and is therefore effective for us beginning with our fiscal quarter ending March 31, 2001. Based upon the nature of the financial instruments and hedging activities in effect as of the date of this filing, this pronouncement would require us to reflect the fair value of our derivative instruments (see Note 8 to our consolidated financial statements) on the consolidated balance sheet. Changes in fair value of these instruments will be reflected as a component of comprehensive income.

                                    BUSINESS

Overview

  We provide technologically advanced, time-critical electronics design, development and manufacturing services to original equipment manufacturers and other providers of electronics manufacturing services. Operating through our subsidiary, Dynamic Details, Incorporated, we target the fast-growing communications and networking equipment industries, which are characterized by aggressive new product development programs demanding the rapid application of advanced technology and design.

  Our customers use our services to develop and produce a wide variety of end products, including communications switching and transmission equipment, wireless base stations, work stations, high-end computing equipment and data networking equipment. The technologically advanced, time-critical segment of the electronics manufacturing services industry in which we operate is characterized by rapid growth, high margins and significant customer diversity.

  We were established in 1978. In 1991, new management, led by our President and Chief Executive Officer, Bruce D. McMaster, began to focus primarily on the time-critical segment of the electronics manufacturing services industry. In January 1996, we were recapitalized by Chase Manhattan Capital, LLC and its affiliates. In October 1997, we were recapitalized again by investors led by Bain Capital, Inc., Celerity Partners, L.L.C. and Chase Capital Partners.

   In July 1998, we merged with Dynamic Circuits, Inc., or DCI. DCI, led by our current Chairman, Charles D. Dimick, was primarily a manufacturer of complex printed circuit boards and related components based in Silicon Valley and with additional facilities in Texas, Georgia and Massachusetts.

   On or after the completion of this offering, we expect to complete our acquisition of MCM Electronics Limited, based in the United Kingdom. See "Prospectus Summary--Recent Developments."

Industry Background

   Electronics manufacturing services, or EMS, companies provide a range of services to electronics original equipment manufacturers, or OEMs. The EMS industry is growing rapidly, and industry revenues have increased from approximately $22 billion in 1993 to approximately $73 billion in 1999. Technology Forecasters, Inc. expects industry revenues to grow at approximately 20% annually to approximately $149 million in 2003. Industry growth is fueled by increases in the rate of outsourcing combined with steady, underlying growth in the electronics equipment industry. In 1998, approximately 17% of the cost of goods sold by electronics OEMs was attributable to components and products outsourced to EMS providers. Technology Forecasters, Inc. expects this percentage to reach 33% by 2003.

   Electronics manufacturing services were historically labor-intensive functions outsourced by OEMs to obtain additional capacity during periods of high demand and initially consisted mainly of printed circuit board assembly. Early EMS providers acted essentially as subcontractors, providing production capacity on a transactional basis. With advances in process technology, EMS providers developed additional capabilities and were able both to improve quality and to reduce OEMs' costs. Over time, OEMs came to rely on EMS providers to perform a broader array of manufacturing services, including design and development activities. In recent years, EMS providers have expanded their range of services to encompass design, product development, packaging and distribution and overall supply chain management.

   By using EMS providers, OEMs are able to focus on their core competencies, including product development, sales, marketing and customer service. Outsourcing allows OEMs to take advantage of the manufacturing expertise, advanced technology and capital investment of EMS providers, to achieve overall cost benefits and to enhance their competitive position by:

  .  reducing time to market and time to volume production;

  .  reducing operating costs and invested capital;

  .  improving supply chain management;

  .  focusing their resources on core competencies;

  .  accessing advanced manufacturing capabilities and process technologies;
     and

  .  improving access to global markets.

   We believe the fast-growing communications and networking equipment industries represent large and attractive markets for electronic manufacturing services. These industries are characterized by increasingly rapid product introductions driven by, among other factors, the demand for network infrastructure to handle increased voice and data traffic created by the Internet. Communications equipment manufacturers are at a relatively early stage of the outsourcing trend, and Techology Forecasters, Inc. predicts these manufacturers will increasingly utilize EMS providers, such as ourselves, for design, development and manufacturing services.

The DDi Customer Solution

   We engineer technologically advanced materials for our customers within extremely short turnaround times, which distinguishes us from traditional electronics manufacturing service providers and provides our customers with a competitive advantage in delivering their new products to market quickly. Our customers benefit from the following components of the DDi customer solution:

  . Time-critical Service. Based on industry data, we believe we are one of the largest providers of quick-turn complex printed circuit boards in the United States. We can deliver highly complex printed circuit boards to our customers in as little as 24 hours. Approximately 50% of our net sales in 1999 were generated from services delivered in 10 days or less.

  . Advanced Technology. Our focus on time-critical design, development and manufacturing services requires our engineers to remain on the cutting edge of electronics technology, and our customers benefit from the expertise we have developed as they seek to introduce new products. Approximately 50% of our net sales in 1999 involved the design or manufacture of printed circuit boards with at least eight layers, an industry-accepted measure of complexity. In addition, many of our lower layer-count boards are complex as a result of the incorporation of other technologically advanced features.

  . Proactive Sales Force. Our knowledgeable and innovative sales force, based in Silicon Valley, enables our current and prospective customers to understand and exploit the wide range of services provided by our facilities across the country. Our salespeople helped us achieve a net increase of approximately 150 customers in 1999.

  . Relationships with Research and Development Personnel. In many cases, we have design engineers stationed on-site in our customers' product development divisions. As a result, we help our customers develop workable technical solutions to their concepts for next generation products.

  . Experienced and Incentivized Management. Our management team, led by Charles D. Dimick and Bruce D. McMaster, collectively has nearly 100 years of experience in the electronics manufacturing services industry. Our executive officers will hold approximately 10.2% of our fully diluted stock outstanding after this offering and the completion of the MCM Electronics acquisition.

   We believe that these attributes allow us to consistently meet and exceed our customers' expectations and that, as a result, we will continue to attract leading original equipment manufacturers and other providers of electronics manufacturing services as customers.

Our Strategy

   Our goal is to be the leading provider of technologically advanced, time-critical electronics manufacturing services. To achieve this goal, we will:

   Continue our Focus on the Fast-Growing Communications and Networking Equipment Industries. We focus our marketing efforts on the fast-growing communications and networking equipment industries, and target established original equipment manufacturers, emerging providers of next-generation technology and electronics manufacturing service providers serving these industries. The communications and networking equipment industries represented approximately 55% of our net sales for the year ended December 31, 1999.

   Capitalize on our Strong Customer Relationships and Design Expertise to Participate in Future Product Introductions and Further Outsourcing
Programs. We have served established original equipment manufacturers for many years, through multiple product generations. We have positioned ourselves as a strategic partner in our customers' new product initiatives by focusing on direct relationships with our customers' research and development personnel. As a result, we have developed expertise and gained knowledge of our customers' new product design programs, all of which position us as a preferred service provider for future product generations.

   Strengthen our Technology and Process Management Leadership in the Time-Critical Segment of the Electronics Manufacturing Services Industry and Continue to Improve Quality and Delivery Times by Incorporating Emerging Technologies and Consistently Refining our Manufacturing Processes. We have consistently been among the earliest users of new developments in printed circuit board design, development and manufacturing and are continuously incorporating new technology into our manufacturing processes in order to further improve quality and reduce delivery times. Because we concentrate on cutting-edge methods, we have the ability to service emerging providers of next-generation technology. This ability allows us to build customer relationships with companies with the potential for significant growth and enables us to provide these cutting-edge methods to customers accustomed to more traditional methods. We have developed process management expertise over time and are continuously enhancing our ability to quickly adapt design and production facilities on demand to serve time-critical customer needs. We believe this expertise and ability position us as an industry leader in providing flexible and responsive technologically advanced, time-critical services.

   Leverage our Leadership in Quick-Turn Design and Manufacturing Services to Further Expand Our Assembly Operations and Other Value-Added Services. As a quick-turn design and manufacturing service provider, we gain early access to our customers' product development processes, giving us the opportunity to leverage the provision of our design services into providing other value-added services including assembly of printed circuit boards and other electronic components and total system assembly and integration of electronics products. We predominantly use these additional capabilities in our customers' new product development programs to enable them to further reduce their time to market and overall cost.

   Expand our International Presence to Better Serve the Needs of Customers Seeking to Outsource Their Worldwide Design and Manufacturing Activities. We have a European sales office based in London supporting our growing European sales effort. Following the completion of our acquisition of MCM Electronics, we will be able to serve a growing number of European customers from MCM Electronics' four U.K. facilities. We believe that the European market offers significant growth opportunities as large electronics equipment manufacturers are increasing their global distribution and are seeking electronics manufacturing service providers with the ability to operate in multiple markets. We will continue to serve our Asian customers from our U.S. facilities.

   Pursue Selected Acquisition Opportunities, Including Asset Divestitures by Original Equipment Manufacturers. We have actively pursued acquisitions to enhance our service offerings, expand our geographic presence and increase our production capabilities. An increasing number of original equipment manufacturers are divesting their production capabilities as an integral part of their manufacturing strategy. We have completed an acquisition and a merger since 1997, and we expect to complete the acquisition of MCM Electronics on or after the completion of this offering. We intend to continue to selectively pursue strategic acquisition opportunities, including asset divestitures by original equipment manufacturers, that we believe will complement our internal growth.

Our Services

   We provide a suite of value-added, integrated services, used by our customers predominantly in the development of new products, including:

   On-campus and In-the-field Design of Complex Printed Circuit Boards. We target our design and development engineering services primarily at the earliest stages of the new product development process. We provide design and engineering assistance early in new product development to ensure that both mechanical and electrical considerations are integrated into a cost-effective manufacturing solution. We design and develop printed circuit boards that meet or exceed established operating parameters for new products. In doing so, we often recommend and assist in implementing design changes to reduce manufacturing costs and lead times, increase manufacturing yields and improve the quality of the finished product.

   Printed circuit boards are the basic platforms used to interconnect electronic components and can be found in virtually all electronic products, including consumer electronics, computers and automotive, telecommunications, industrial, medical, military and aerospace equipment. Printed circuit boards used in consumer electronic products are generally less technologically sophisticated, employing lower layer counts and requiring less manufacturing sophistication than printed circuit boards used in high-end commercial equipment. Communications and networking equipment manufacturers require more complex multi-layer interconnections with advanced materials.

   Time-critical Development and Fabrication of Prototype Complex Printed Circuit Boards. Our time-critical, or quick-turn, services are used in the design, test and launch phases of new electronics product development and are generally delivered within 10 to 20 days or in as little as 24 hours. Larger volumes of printed circuit boards are needed as a product progresses past the testing, design and pre-production phases. The advanced design, development and manufacturing technologies we employ facilitate quick-turn production of complex, multi-layered printed circuit boards utilizing technologically-advanced methods. See "Technology, Development and Processes." Our ability to provide these services on a quick-turn and longer lead-time delivery basis involves working closely with customers from the initial design of new products through development and launch.

   Assembly of Printed Circuit Boards, Backpanels and Other Components of Electronics Products. We assemble printed circuit boards, backpanels, card cages and wire harnesses on a low volume, quick-turn basis. Backpanels are large printed circuit boards, and card cages and wire harnesses integrate wires with connectors and terminals to transmit electricity between two or more points. As the electronics industry has worked to increase component speed and performance, the design of these components has become more integrated. We have responded to this trend and provide these additional assembly services to complement our design and development capabilities.

   Assembly and Integration of Our Customers' Complete Systems and Products. We provide full system assembly services, predominantly for products in development by original equipment manufacturers. These services require logistical capabilities and supply chain management to rapidly acquire components, assemble prototype products, perform complex testing and deliver products to the customer.

Our Customers and Markets

   We believe that we have one of the broadest customer bases in the electronics manufacturing services industry. More than 1,400 original equipment manufacturers and electronics manufacturing services companies representing a wide range of end-user markets used our services in 1999, a net increase of approximately 150 customers in 1999. We measure customers as those companies that place at least two orders in a twelve-month period. Our customers principally consist of leading communications and networking equipment and computer companies, as well as medical, automotive, industrial and aerospace equipment manufacturers. During 1999, sales to our largest customer, Alcatel, accounted for less than 8% of our net sales, and sales to our ten largest customers accounted for less than 40% of our net sales. We have been successful at retaining customers and have worked with our three largest customers since 1991.

   Approximately 80% of our net sales are made to original equipment manufacturers, and the remainder are to electronics manufacturing service providers. The following table shows, for the periods indicated, the percentage of our sales in each of the principal end-user markets we served for the years ended December 31, 1997, 1998 and 1999.

                                                  Year Ended December 31,
                                                  -----------------------
End-User Markets                                   1997      1998      1999
----------------                                  -------   -------   -------
Communications and networking equipment..........      34%       53%       55%
Computer and peripherals.........................      45        24        21
Medical, automotive, industrial and test
 instruments.....................................       6        11         9
Aerospace equipment..............................       6         3         2
Other............................................       9         9        13
                                                  -------   -------   -------
  Total..........................................     100%      100%      100%
                                                  =======   =======   =======

   The following table indicates, for the year ended December 31, 1999, our largest original equipment manufacturers, or OEMs, and electronics manufacturing services, or EMS, customers in terms of net sales, in alphabetical order, and the primary end products for which we provided our services.

OEM Customers              End Products
-------------              ------------
Alcatel................... Communications switching and transmission equipment, networking equipment
Marconi Communications.... Communications switching and transmission equipment, networking equipment
IBM....................... Network servers
Intel..................... Personal computers
3Com...................... Networking equipment
EMS Customers              End Products
-------------              ------------
Celestica................. Communications and computing equipment
Jabil..................... Communications and computing equipment
Solectron................. Communications and computing equipment

Technology, Development and Processes

   We maintain a strong commitment to research and development and focus our efforts on enhancing existing capabilities as well as developing new technologies. Our close involvement with our customers in the early stages of their product development positions us at the leading edge of technical innovation in the design of quick-turn and complex printed circuit boards. Our staff of nearly 300 experienced engineers, chemists and laboratory technicians works in conjunction with our sales staff to identify specific needs and develop innovative, high performance solutions to customer issues. This method of product development allows customers to augment their own internal development teams while providing us with the opportunity to gain an in-depth understanding of our customers' businesses and enabling us to better anticipate and serve their future needs.

   The market for our products and services is characterized by rapidly changing technology and continuing process development. In recent years, the trend in the electronics equipment industry has been to increase speed and performance of components while at the same time reducing their size. This trend requires increasingly complex printed circuit boards with higher densities. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, develop and market products and services that meet changing customer needs, and successfully anticipate or respond to technological changes on a cost-effective and timely basis. In the last two years, we have made substantial investments in equipment and technology to meet these needs and maintain our competitive advantage.

   We believe the highly specialized equipment we use is among the most advanced in our industry. We provide a number of advanced technologies, including:

  . Microvias. Microvias are small holes, or vias, generally created with lasers employing depth control rather than mechanical drills, through which printed circuit board layers are interconnected. Microvias generally have diameters between .001 and .005 inches.

  . Blind or Buried Vias. Blind or buried vias are small holes which interconnect inner layers of high layer-count printed circuit boards.

  . Ball Grid Arrays. A ball grid array is a method of mounting an integrated circuit or other component to a printed circuit board. Rather than using pins, also called leads, the component is attached with small balls of solder at each contact. This method allows for greater component density and is used in printed circuit boards with higher layer counts.

  . Flip Chips. Flip chips are structures that house circuits which are interconnected without leads. They are utilized to minimize printed circuit board surface area when compact packaging is required.

  . Multichip Module-Laminates. Multichip module-laminates are a type of printed circuit board design that allows for the placement of multiple integrated circuits or other components in a limited surface area.

  . Advanced Substrates. Advanced substrates are a recent generation of printed circuit board materials that enable the use of ball grid arrays, flip chips and multichip module laminates. They are used for products requiring high-frequency transmission and have thermal properties superior to standard materials.

   We are qualified under various industry standards, including Bellcore compliance for communications products and UL (Underwriters Laboratories) approval for electronics. In addition, all of our production facilities are ISO-9002 certified. These certifications require that we meet standards related to management, production and quality control, among others.

Manufacturing

   We produce highly complex, technologically advanced multi-layer and low-layer printed circuit boards, backpanel assemblies, printed circuit board assemblies, card cage and wire harness assemblies and full system assembly and integration that meet increasingly tight tolerances and specifications demanded by original equipment manufacturers. The manufacture of printed circuit boards involves several steps: etching the circuit image on copper-clad epoxy laminate, pressing the laminates together to form a panel, drilling holes and depositing copper or other conducive material to form the inter-layer electrical connections and, lastly, cutting the panels to shape. Our advanced interconnect products require additional critical steps, including dry film imaging, photoimageable soldermask processing, computer-controlled laser drilling and routing, automated plating and process controls and achievement of controlled impedance.

   Multi-layering, which involves placing multiple layers of electrical circuitry on a single printed circuit board or backpanel, expands the number of circuits and components that can be contained on the interconnect product and increases the operating speed of the system by reducing the distance that electrical signals must travel. Increasing the density of the circuitry in each layer is accomplished by reducing the width of the circuit tracks and placing them closer together on the printed circuit board or backpanel.

   Interconnect products having narrow, closely spaced circuit tracks are known as fine line products. The manufacture of complex multi-layer interconnect products often requires the use of sophisticated circuit interconnections, called blind or buried vias, between printed circuit board layers and adherence to strict electrical characteristics to maintain consistent circuit transmission speeds, referred to as controlled impedance. These technologies require very tight lamination and etching tolerances and are especially critical for printed circuit boards with ten or more layers.

   Manufacture of printed circuit boards used in backpanel assemblies requires specialized expertise and equipment because of the larger size of the backpanel relative to other printed circuit boards and the increased number of holes for component mounting. We have no patents for these proprietary techniques and rely primarily on trade secret protection.

   Accomplishing these operations in time-critical situations, as we do, requires the attention of highly-qualified personnel. Furthermore, our manufacturing systems are managed to maximize flexibility to accommodate widely varying projects for different customers with minimal or no turnover time. We seek to maximize the use of our production and manufacturing capacity through the efficient management of time-critical production schedules.

   Excluding our Colorado facility, which we decided to close in December 1999, we conduct our operations in several buildings that we own or lease. We believe our facilities are currently adequate for our operating needs. Our principal manufacturing facilities are as follows:

 Location                   Function                            Square Feet
 --------                   --------                            -----------
 Anaheim, California        Quick-turn printed circuit boards     125,000
 Milpitas, California       Quick-turn printed circuit boards      45,000
 Milpitas, California       Design and assembly                    41,000
 Garland, Texas             Longer lead-time printed circuit       86,000
                            boards
 Dallas, Texas              Assembly                               49,000
 Marlborough, Massachusetts Assembly                               32,500
 La Grange, Georgia         Assembly                               30,000

We lease all of the above facilities except the Garland, Texas facility.

Sales and Marketing

   Our marketing strategy focuses on developing close working relationships with our customers early in the design phase and throughout the lifecycle of the product. Accordingly, our senior management personnel and engineering staff advise customers with respect to applicable technology, manufacturing feasibility of designs and cost implications through on-line computer technical support and direct customer communication. We have focused our marketing efforts on developing long-term relationships with research and development personnel at key customers in high-growth segments of the electronics equipment industry.

   We employ a targeted sales effort to help optimize our market share at the customer level. In order to establish individual salesperson accountability for each client, each customer is assigned one member of our staff for all services across all facilities. We have developed a comprehensive database and allocation process to control our calling and cross-selling effort, and have a global account program for coordinating sales to our top 20 customers. The success of our sales strategy is demonstrated by the net addition of over approximately 150 customers in 1999.

   We market our design, development and manufacturing services through an internal sales force of approximately 100 individuals and an expansive sales network consisting of 14 organizations comprised of approximately 80 manufacturers' representatives across the United States. Approximately half of our net sales in 1999 were generated through manufacturers' representatives. For many of these manufacturers' representatives, we are the largest revenue source and the exclusive supplier of quick-turn and pre-production printed circuit boards. In 1997, we opened a sales office in London, England. On or after the completion of this offering, we expect to complete the acquisition of MCM Electronics. In addition to integrating the MCM Electronics sales force, we plan to continue expanding our international sales efforts.

Our Suppliers

   Our raw materials inventory is small relative to our sales and must be regularly and rapidly replenished. We use just-in-time procurement practices to maintain our raw materials inventory at low levels, and we work closely with our suppliers to incorporate technological advances in the raw materials we purchase. Because we provide primarily lower-volume quick-turn services, this inventory policy does not hamper our ability to complete customer orders. Although we have preferred suppliers for some raw materials, multiple sources exist for all materials. Adequate amounts of all raw materials have been available in the past and we believe this will continue in the foreseeable future.

   The primary raw materials that we use in production are core materials (copperclad layers of fiberglass of varying thickness impregnated with bonding materials) and chemical solutions (copper, gold, etc.) for plating operations, photographic film and carbide drill bits.

Competition

   The electronics manufacturing services industry is highly fragmented and characterized by intense competition. We principally compete in the time-critical segment of the industry against independent, small private companies and integrated subsidiaries of large, broadly based volume producers, as well as the internal capacity of original equipment manufacturers. We believe that competition in the market segment we serve, unlike in the electronics manufacturing services industry generally is not driven by price. Instead, because customers are willing to pay a premium for a responsive, broad-reaching capability to produce customized complex products in a very short time, we compete primarily on the basis of quick turnaround, product quality and customer service. In addition, we do not compete in the high volume production manufacturing aspect of the industry and as a result are less exposed to competition from low cost manufacturers who compete on price in the commodity segment of this market.

   Competition in the complex and time-critical segment of our industry has increased due to consolidation, resulting in potentially better capitalized competitors. Our basic technology is generally not subject to significant proprietary protection, and companies with significant resources or international operations may enter the market.

Backlog

   Although we obtain firm purchase orders from our customers, our customers typically do not make firm orders for delivery of products more than 30 to 90 days in advance. We do not believe that the backlog of expected product sales covered by firm purchase orders is a meaningful measure of future sales since orders may be rescheduled or canceled.

Governmental Regulation

   Our operations are subject to certain federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by:

  . the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

  . the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

  .  corresponding state agencies.

   To date the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

Employees

   As of December 31, 1999, after giving effect to the consolidation of our Colorado operations into our Texas facility, we had approximately 1,800 employees, none of whom are represented by unions. Of these employees, approximately 1,550 were involved in manufacturing and engineering, 100 worked in sales and marketing and 150 worked in accounting, systems and other support capacities. We have not experienced any labor problems resulting in a work stoppage and believe we have good relations with our employees.

Legal Proceedings

   We are a party to various legal actions arising in the ordinary course of our business. We believe that the resolution of these legal actions will not have a material adverse effect on our financial position or results of operations.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

   The following table sets forth our directors and executive officers, their ages as of December 31, 1999, and the positions currently held by each person:

Name                                  Age Office
----                                  --- ------
                                          President, Chief Executive Officer and
Bruce D. McMaster....................  38 Director
Charles D. Dimick....................  43 Chairman and Director
Joseph P. Gisch......................  43 Chief Financial Officer
John Peters..........................  45 Vice President, Sales and Marketing
Greg Halvorson.......................  38 Vice President, Operations
Terry L. Wright......................  40 Vice President, Engineering
David Dominik........................  43 Director
Edward W. Conard.....................  43 Director
Stephen G. Pagliuca..................  44 Director
Prescott Ashe........................  32 Director
Stephen M. Zide......................  39 Director
Mark R. Benham.......................  48 Director
Christopher Behrens..................  38 Director

   Bruce D. McMaster joined us in 1985 and has served as our President since 1991 and as a Director and our Chief Executive Officer since 1997. He has over 21 years of experience in the EMS industry. Before becoming our President, Mr. McMaster worked in various management capacities in our engineering and manufacturing departments.

   Charles D. Dimick joined us in 1998 upon our merger with DCI. He is our Chairman, a Director and the President of our subsidiary, Dynamic Details Incorporated, Silicon Valley. He has over 21 years of experience in the EMS industry. Mr. Dimick founded DCI in 1991 and served as its president and chief executive officer until the merger. Previously, he was a senior vice president of sales and marketing at Sigma Circuits.

   Joseph P. Gisch has served as our Chief Financial Officer since 1995. From 1986 to 1995, Mr. Gisch was a partner at the accounting firm of McGladrey & Pullen, LLP where he was responsible for the audit, accounting and information systems for a variety of manufacturing clients. Mr. Gisch was responsible for our general accounting and income tax matters. Mr. Gisch has not been responsible for any of our audit services since 1991.

   John Peters joined us in 1998 upon our merger with DCI. He has been our Vice President, Sales and Marketing, since 1999. He was the senior vice president of sales and marketing of our subsidiary, Dynamic Details Incorporated, Silicon Valley from 1998 to 1999. Mr. Peters served as vice president of sales and marketing of DCI from 1992 to 1998.

   Greg Halvorson joined us in 1998 upon our merger with DCI. He is a Vice President and the Senior Vice President of Operations of our subsidiary, Dynamic Details Incorporated, Silicon Valley. Prior to joining us, Mr. Halvorson served as vice president of operations of DCI from 1995 to 1998. Mr. Halvorson spent six years at Pacific Circuits as plant manager and head of engineering before which he was manager of computer-aided manufacturing at Sigma Circuits.

   Terry L. Wright joined us in 1991 and has served as Vice President, Engineering since 1995. Prior to joining us, Mr. Wright was a general manager at Applied Circuit Solutions and a quality assurance manager at Sigma Circuits.

   David Dominik has served as a Director since November 1998. Mr. Dominik is a co-founder and managing director of Convergence Capital Group and a special limited partner of Bain Capital, Inc. He was a managing director of Bain Capital, Inc. from 1990 until March 2000. Previously, Mr. Dominik was a general partner of Zero Stage Capital, a venture capital firm focused on early-stage companies, and assistant to the chairman of Genzyme Corporation, a biotechnology firm. From 1982 to 1984, he worked as a management consultant at Bain & Company. Mr. Dominik was elected as a director of DCI in 1996. Mr. Dominik also serves as a director of ChipPAC, Inc., Integrated Circuit Systems, Inc. and OneSource.

   Edward W. Conard has served as a Director since 1997. He has been a managing director of Bain Capital, Inc. since March 1993. From 1990 to 1992, Mr. Conard was a director of Wasserstein Perella, an investment banking firm that specializes in mergers and acquisitions. Prior to that, he was a vice president at Bain & Company, where he headed the firm's operations practice area. Mr. Conard also serves as a director of Waters Corporation, Cambridge Industries, Alliance Corp., ChipPAC, Inc., Medical Specialties, Inc. and U.S. Synthetic.

   Stephen G. Pagliuca has served as a Director since January 2000. Mr. Pagliuca has been a managing director of Bain Capital, Inc. since May 1993 and a general partner of Bain Venture Capital, Inc. since 1989. Prior to joining Bain Capital, Mr. Pagliuca was a partner at Bain & Company. Mr. Pagliuca also worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. He is also a director of Gartner Group, Coram Healthcare, Epoch Senior Living, Wesley Jessen Visioncare, Dade Behring Inc. and Vivra Specialty Partners.

   Prescott Ashe has served as a Director since 1997. Mr. Ashe has been a principal at Bain Capital, Inc. since June 1998 and was an associate at Bain Capital, Inc. from December 1992 to June 1998. Prior to that, he was an analyst at Bain Capital, Inc. and a consultant at Bain & Company. Mr. Ashe also serves as a director of ChipPAC, Inc., Integrated Circuit Systems, Inc., and SMTC Corporation.

   Stephen M. Zide has served as a Director since 1997. Mr. Zide has been a managing director at Pacific Equity Partners since 1998. Previously he was an associate at Bain Capital, Inc., and prior to that he was a partner at the law firm of Kirkland & Ellis. Mr. Zide is also a director of Alliance Laundry Systems, L.L.C.

   Mark R. Benham has served as a Director since November 1998. Mr. Benham was a co-founder of Celerity Partners, L.L.C. and has been a partner since 1992. Previously he was a senior investment officer of Citicorp Venture Capital, Ltd., and prior to that he was an advisor to Yamaichi UniVen Co., Ltd., the venture capital subsidiary of Yamaichi Securities International. Mr. Benham is a director of SubMicron Systems Corporation, Rapid Design Service, Inc., SMTC Corporation and Starcom Holdings, Inc.

   Christopher Behrens has served as a Director since 1997. He has been a principal of Chase Capital Partners since 1994 and a general partner since January 1999. Prior to joining Chase Capital Partners, Mr. Behrens was a vice president in the Merchant Banking Group of The Chase Manhattan Bank from 1990 to 1994. Mr. Behrens is a director of Patina Oil & Gas, Portola Packaging and a number of other private companies.

Board Composition

   All directors are elected and serve until a successor is duly elected and qualified or until the earlier of his death, resignation or removal. All members of our board of directors set forth herein were elected by class vote pursuant to our articles of incorporation. There are no family relationships between any of our directors or executive officers. Our executive officers are elected by and serve at the discretion of the board of directors.

   Prior to the completion of this offering, our board will be divided into three classes, as nearly equal in number as possible, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Messrs. Ashe, Dimick and Dominik will be in the class of directors whose term expires at the 2001 annual meeting of our stockholders. Messrs. Behrens, McMaster and Zide will be in the class of directors whose term expires at the 2002 annual meeting of our stockholders. Messrs. Benham, Conard, and Pagliuca will be in the class of directors whose term expires at the 2003 annual meeting of our stockholders. At each annual meeting of our stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms or until their respective successors are elected and qualified.

Director Compensation

   We currently pay no compensation to our non-employee directors, and pay no additional remuneration to our employees or executives for their service as directors.

Committees of the Board of Directors

   Prior to this offering, our board of directors had two committees, the audit committee and the compensation committee. The board may also establish other committees to assist in the discharge of its responsibilities.

   The audit committee makes recommendations to the board of directors regarding the independent auditors to be approved by the stockholders, reviews the independence of the independent auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and reviews such audit results with the independent auditors. Following this offering, the audit committee will be comprised of Messrs. Behrens, Benham and Dominik. PricewaterhouseCoopers LLP presently serves as our independent auditors.

   The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock plans and will be comprised of Messrs. Ashe, Conard and Dominik following this offering.

Compensation Committee Interlocks and Insider Participation

   The members of our compensation committee do not receive compensation for their services as directors. See "Related Party Transactions--Management Agreement" and "--Other Related Party Payments."

Executive Compensation

   The following table sets forth information concerning the compensation for the years ended December 31, 1999, 1998 and 1997 for our chief executive officer and our five other most highly compensated executive officers at the end of our last fiscal year. For ease of reference, we collectively refer to these executive officers throughout this section as our "named executive officers." Shares listed are shares of common stock after giving effect to the reclassification, assuming an offering price of $14.00 per share and a closing date of April 14, 2000.

                          SUMMARY COMPENSATION TABLE

                                      Annual Compensation              Long Term Compensation
                                  ----------------------------   ---------------------------------------
                                                     Other       Restricted   Securities
                                                     Annual        Stock      Underlying     All Other
                                  Salary   Bonus  Compensation     Awards      Options      Compensation
Name and Principal Position  Year   ($)     ($)       ($)           ($)          (#)            ($)
---------------------------  ---- ------- ------- ------------   ----------   ----------    ------------
Bruce D. McMaster.......     1999 451,737  42,500        -- (1)       --           --              --
 President and Chief         1998 432,423  69,694        -- (1)       --           --              --
 Executive Officer           1997 379,326 356,188  4,580,153(2)   241,026(7)   135,343(8)    1,088,558(13)
                                                      23,735(3)
                                                       3,808(4)

Charles D. Dimick.......     1999 447,408  42,500      6,000(4)       --           --              --
 Chairman                                              5,197(5)
                                                     464,994(6)
                             1998 190,076  31,281      3,000(4)       --       109,521(9)      387,496(14)
                                                      39,684(5)                  5,972(10)   1,815,690(15)
                                                     816,721(6)                142,725(11)
                             1997     --      --         --           --           --              --

Joseph P. Gisch.........     1999 272,057  20,000        -- (1)       --           --              --
 Chief Financial             1998 269,346  18,967        -- (1)       --        28,077(12)         --
 Officer                     1997 262,847  62,077    651,791(2)    40,171(7)    22,557(8)      155,198(13)
                                                       3,384(3)
                                                       2,195(4)

John Peters.............     1999 329,926  42,500      6,000(4)       --           --              --
 Vice President,                                       1,411(5)
 Sales and Marketing                                 168,439(6)
                             1998 126,539  22,104      3,000(4)       --        39,006(9)      315,778(14)
                                                      10,547(5)                  2,127(10)     650,688(15)
                                                     126,363(6)                 50,831(11)
                             1997     --      --         --           --           --              --

Greg Halvorson..........     1999 271,287  20,000      6,000(4)       --           --              --
 Vice President,                                       5,848(5)
 Operations                                          313,663(6)
                             1998 112,692  22,104      3,000(4)       --       145,849(9)    1,523,861(14)
                                                      48,460(5)                  7,954(10)   1,992,703(15)
                                                     198,975(6)                190,067(11)
                             1997     --      --         --           --           --              --

Lee W. Muse, Jr*........     1999 376,442  42,500        -- (1)       --           --              --
                             1998 355,981  69,694        -- (1)       --           --              --
                             1997 314,769 356,188  3,810,922(2)   187,464(7)   105,267(8)      905,802(13)
                                                      19,750(3)
                                                         891(4)

--------
  * We do not expect Mr. Muse to continue his employment with us after the expiration of his employment contract on October 28, 2000.

 (1) The perquisites and other benefits paid did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such named executive officer.
 (2) Reflects amounts paid to such named executive officers to satisfy tax obligations incurred in connection with the exercise of options to purchase shares of common stock on October 28, 1997 in connection with a recapitalization.

 (3) Reflects the grant of 13,328 shares, 1,900 shares and 11,090 shares of common stock to Mr. McMaster, Mr. Gisch and Mr. Muse, respectively, as compensation for services rendered in their executive capacity.
 (4) Reflects payments made in connection with the use of a personal automobile.
 (5) Represents payments under our cash bonus plan made at the time of the exercise of options to purchase shares of common stock which were issued in connection with the DCI merger.
 (6) Reflects deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of common stock.

 (7) Reflects the grants of rights to purchase 142,124 shares, 23,687 shares and 110,541 shares of restricted common stock by Mr. McMaster, Mr. Gisch and Mr. Muse, respectively, at a purchase price of $1.78 per share in connection with our October 28, 1997 recapitalization. These officers purchased these shares by issuing interest-bearing notes to us. The number of shares reflected in the table has been adjusted to reflect the subsequent repurchase of some of the shares in 1998 in connection with our acquisition of NTI and to reflect the subsequent forfeiture of some of the shares by Mr. McMaster and Mr. Muse and their reissuance to other employees, including Mr. Gisch. The outstanding notes have been adjusted in each case to reflect the adjustment in the number of shares of restricted stock held by these named executive officers. The restricted stock vests in 48 equal monthly installments beginning November 28, 1997. We have the right to repurchase any unvested restricted shares of common stock for the original purchase price if the named executive officer holding the shares ceases to be employed by us.

 (8) The options represent the net number of options to purchase shares of common stock at an exercise price of $21.79 per share, substantially above the current fair market value of the common stock ($1.78 per share), issued October 28, 1997 after accounting for the reduction in the number of shares available upon exercise of the options as described below. The options vest in 48 equal monthly installments beginning November 28, 1997. In connection with the NTI acquisition, Mr. McMaster, Mr. Gisch and Mr. Muse agreed to permit us to cancel options to purchase 6,781 shares, 1,130 shares and 5,274 shares of common stock, respectively, at an exercise price of $21.79 per share. Additionally, in 1998 each of Mr. McMaster and Mr. Muse agreed to permit us to cancel options to purchase 5,335 and 3,650 shares, respectively, of common stock at an exercise price of $21.79 per share, which options were subsequently granted by us to certain of our other employees. Additionally, each of Mr. McMaster and Mr. Muse agreed to permit us to cancel options to purchase 16,004 and 12,073 shares of common stock, respectively, at an exercise price of $21.79 per share, which options were subsequently granted by us to Mr. Gisch.

(9) The options represent options to purchase shares of common stock at an exercise price equal to $0.56 per share issued in connection with the DCI merger to replace options to purchase shares of DCI common stock.

(10) The options represent options to purchase shares of common stock at an exercise price equal to $21.79 per share issued in connection with the DCI merger to replace options to purchase shares of DCI common stock.

(11) The options represent options to purchase shares of common stock at an exercise price equal to $12.64 per share issued in connection with the DCI merger to replace options to purchase shares of DCI common stock.

(12) The options represent options to purchase shares of common stock at an exercise price of $21.79 issued to Mr. Gisch after each of Mr. McMaster and Mr. Muse agreed to permit us to cancel options to purchase 16,004 and 12,073 shares of common stock, respectively, at an exercise price of $21.79 per share.
(13) Reflects compensation earned by the named executive officer on October 28, 1997 for services rendered in their executive capacity prior to that date that are payable on October 28, 2000 whether or not such named executive officer is still employed by us.
(14) Reflects deferred cash distributions payable in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of common stock and common stock in connection with the DCI merger. Each amount listed excludes the amounts of deferred compensation actually paid to the named executive officer in 1998 and 1999. See note 6 to this table.
(15) Represents amounts payable under our cash bonus plan in connection with the exercise of outstanding options to purchase shares of common stock issued in connection with the DCI merger. Each amount listed excludes amounts actually paid to the named executive officer under our cash bonus plan in 1998 and 1999. See note 5 to this table.

Option Grants in Last Year

   None of our named executive officers were granted options to purchase shares of our common stock during the year ended December 31, 1999. We intend to grant options to purchase 50,000 shares of our common stock to each of Messrs. Dimick and McMaster and options to purchase 30,000 shares to each of Messrs. Gisch, Peters and Halvorson at the closing of this offering with an exercise price equal to the initial public offering price.

Option Exercises in Last Year and Year-End Option Values

   The following table sets forth information for the named executive officers concerning stock option exercises during our last year and options outstanding at the end of the last year after giving effect to the reclassification, assuming an offering price of $14.00 per share and a closing date of April 14, 2000.

                       AGGREGATE OPTION EXERCISES IN 1999
                          AND YEAR-END OPTIONS VALUES

                                                           Number of Securities        Value of Unexercised
                                                          Underlying Unexercised      In-The-Money Options At
                         Shares Acquired                Options At Fiscal Year-End        Fiscal Year-End
                           On Exercise   Value Realized (Exercisable/Unexercisable) (Exercisable/Unexercisable)
          Name                 (#)           ($)(2)                 (#)                       ($)(2)
          ----           --------------- -------------- --------------------------- ---------------------------
Bruce D. McMaster.......        --              --            61,753/52,252(3)                       0/0
                                                                  121,129/0(4)                  79,353/0
Charles D. Dimick.......      9,280(1)       11,304           13,920/10,916(5)             16,956/13,297
                                                                 31,704/843(6)                       0/0
                                                             128,586/20,155(7)                       0/0
Joseph P. Gisch.........        --              --            27,427/23,207(3)                       0/0
                                                                   17,268/0(4)                  11,313/0
John Peters.............      2,519(1)        3,068            5,044/12,612(5)              6,144/15,363
                                                                 11,108/688(6)                       0/0
                                                              34,395/16,436(7)                       0/0
Greg Halvorson..........     10,442(1)       12,719           10,326/33,740(5)             12,578/41,098
                                                                6,114/1,840(6)                       0/0
                                                             146,099/43,968(7)                       0/0
Lee W. Muse, Jr.........        --              --            48,503/41,041(3)                       0/0
                                                                  100,792/0(4)                  66,030/0

--------

 (1) Represents shares of common stock purchased at an exercise price of $0.56 per share.

 (2) Value is based on the difference between the option exercise price and the fair market value as of December 31, 1999. The fair market value of the common stock ($1.78 per share) was determined by the board of directors.

 (3) Represents options to purchase shares of common stock at an exercise price of $21.79 per share. The options vest in 48 equal monthly installments beginning November 28, 1997.

 (4) Represents options to purchase shares of common stock at an exercise price of $2.44 per share. The options to purchase such shares of common stock replaced other options to purchase shares of common stock that were rolled over in connection with the recapitalization as part of the management rollover equity and converted into options to purchase shares of our common stock.

 (5) Represents options to purchase shares of common stock at an exercise price of $0.56 per share. The options to purchase such shares of common stock replaced options to purchase shares of common stock of DCI that were rolled over in connection with the DCI merger and converted into options to purchase shares of common stock. During 1999, Mr. Dimick agreed to permit us to cancel options to purchase 4,550 shares of common stock with an exercise price of $0.56, options to purchase 5,930 shares of common stock with an exercise price of $12.64 and options to purchase 248 shares of common stock with an exercise price of $21.79 which options were subsequently granted to another of our employees.

 (6) Represents options to purchase shares of common stock at an exercise price of $21.79 per share. The unvested options vest in 22 equal monthly installments beginning January 28, 1999. The options to purchase such shares of common stock replaced shares and options to purchase shares of common stock of DCI that were rolled over in connection with the DCI merger and converted into shares and options to purchase shares of common stock.

 (7) Represents options to purchase shares of common stock at an exercise price of $12.64 per share. The options to purchase such shares of common stock replaced options to purchase shares of common stock of DCI that were rolled over in connection with the DCI merger and converted into options to purchase shares of common stock.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

   Mr. McMaster is currently employed as our President and Chief Executive Officer pursuant to an agreement dated September 1, 1995, as amended, effective until October 28, 2000. Under this agreement, Mr. McMaster received an annual base salary of $375,000 in 1997, $425,000 in 1998 and $450,000 in 1999. His
2000 base salary is $475,000. In addition, Mr. McMaster is eligible for an annual bonus based upon the achievement of EBITDA targets and received an award, pursuant to the agreement, of 13,328 shares of common stock, on October 28, 1997. Mr. McMaster's employment agreement contains customary confidentiality provisions and a non-compete clause effective for the duration of the term of the agreement. In addition, pursuant to an agreement entered into at the time of our October 1997 recapitalization, Mr. McMaster will be entitled to receive an additional bonus of $1,088,558 in consideration of his services prior to October 28, 1997, which will be payable on October 28, 2000 whether or not he is still employed by us.

   Mr. Dimick is currently employed as our Chairman and as President of Dynamic Details Incorporated, Silicon Valley pursuant to an agreement dated July 23, 1998 which expires in July 2001. Under this agreement, Mr. Dimick received an annual base salary at an annual rate of $420,000 in 1998, subject to increases during the remainder of the contract. His 2000 base salary is $475,000. In addition, Mr. Dimick is eligible for an annual bonus based upon the achievement of EBITDA targets and received an award, pursuant to the agreement, of 109,521 Series A cash bonus units valued at $0.5601 per unit and 142,725 Series L cash bonus units valued at $12.6062 per unit, which cash bonus units vest on the same schedule applicable to the vesting of the options to purchase shares of common stock granted in connection with the DCI merger and are payable in accordance with the terms of the cash bonus plan. Mr. Dimick also entered into a non-compete agreement with us which contains customary confidentiality provisions and a non-compete clause effective for the duration of the term of the agreement.

   Mr. Gisch is currently employed as our Chief Financial Officer pursuant to an agreement dated September 19, 1995, as amended, effective until October 28, 2000. Under this agreement, Mr. Gisch received an annual base salary of $252,000 in 1997, $265,000 in 1998 and $275,000 in 1999. His 2000 base salary is $287,500. In addition, Mr. Gisch is eligible for an annual bonus based upon the achievement of EBITDA targets and received an award, pursuant to the agreement, of 1,900 shares of common stock on October 28, 1997. Mr. Gisch's employment agreement contains customary confidentiality provisions. In addition, pursuant to an agreement entered into at the time of our October 1997 recapitalization, Mr. Gisch will be entitled to receive an additional bonus of $155,198 in consideration of his services prior to October 28, 1997, which will be payable on October 28, 2000, whether or not he is still employed by us.

   Mr. Peters is currently employed as a Vice President and as the Senior Vice President of Sales of Dynamic Details Incorporated, Silicon Valley pursuant to an agreement dated July 23, 1998 which expires in October 2000. Under this agreement, Mr. Peters received an annual base salary at an annual rate of $280,000 in 1998, subject to increases during the remainder of the contract. In addition, Mr. Peters is eligible for an annual bonus based upon the achievement of EBITDA targets and received an award, pursuant to the agreement, of 39,006 Series A cash bonus units valued at $0.5601 per unit and 50,832 Series L cash bonus units valued at $12.6062 per unit, which cash bonus units vest on the same schedule applicable to the vesting of the options to purchase shares of common stock granted in connection with the DCI merger and are payable in accordance with the terms of the cash bonus plan. Mr. Peters also entered into a non-compete agreement with us which contains customary confidentiality provisions and a non-compete clause effective for the duration of the term of the agreement.

   Mr. Halvorson is currently employed as a Vice President and as Senior Vice President of Operations of Dynamic Details Incorporated, Silicon Valley pursuant to an agreement dated July 23, 1998 which expires in October 2000. Under this agreement, Mr. Halvorson received an annual base salary at an annual rate of $250,000 in 1998, subject to increases during the remainer of the contract. In addition, Mr. Halvorson is eligible for an annual bonus based upon achievement of EBITDA targets and received an award, pursuant to the agreement, of 103,594 Tranche A Series A cash bonus units valued at $0.5601 per unit, 42,255 Tranche B Series A cash bonus units valued at $0.2195 per unit, 135,002 Tranche A Series L cash bonus units valued at $12.6062 per unit and 55,066 Tranche B Series L cash bonus units valued at $4.3162 per unit, which cash bonus units vest on the same schedule applicable to the vesting of the options to purchase shares of common stock granted in connection with the DCI merger and are payable in accordance with the terms of the cash bonus plan. Mr. Halvorson also entered into a non-compete agreement with us which contains customary confidentiality and a non-compete clause effective for the duration of the term of the agreement.

   Mr. Muse is currently employed as a Vice President pursuant to an agreement dated September 1, 1995, as amended, effective until October 28, 2000. Under this agreement, Mr. Muse received an annual base salary of $300,000 in 1997, $350,000 in 1998 and $375,000 in 1999. In addition, Mr. Muse is eligible for an annual bonus based upon the achievement of EBITDA targets and received an award, pursuant to the agreement, of 11,090 shares of common stock on October 28, 1997. Mr. Muse's employment agreement contains customary confidentiality provisions and a non-compete clause effective for the duration of the term of the agreement. In addition, pursuant to an agreement entered into at the time of our October 1997 recapitalization, Mr. Muse will be entitled to receive an additional bonus of $905,802 in consideration of his services prior to October 28, 1997, which will be payable on October 28, 2000, whether or not he is still employed by us.

Stock Plans and Related Transactions

   On October 28, 1997, the board of directors adopted, and our stockholders approved, our 1997 Details, Inc. Equity Incentive Plan, or the 1997 Plan, which authorized the granting of stock options and the sale of common stock to our current or future employees, directors, consultants or advisors. Our board of directors is authorized to sell or otherwise issue common stock at any time prior to the termination of the 1997 Plan in such quantity, at such price, on such terms and subject to such conditions as established by it up to an aggregate of 659,799 shares of common stock, subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. Currently there are no shares of common stock available for grant under the 1997 Plan.

   In connection with the DCI merger, the board of directors adopted, and our stockholders approved, the Details Holdings Corp.-Dynamic Circuits 1996 Stock Option Plan and the Details Holdings Corp.-Dynamic Circuits 1997 Stock Option Plan (together the "DCI Stock Option Plans"), which authorized the granting of stock options and the sale of common stock in connection with the DCI merger. The terms applicable to options issued under the DCI Stock Option Plans are substantially similar to the terms applicable to the options to purchase shares of DCI outstanding immediate prior to the DCI acquisition. These terms include vesting from the date of acquisition through 2002. An optionholder's scheduled vesting is dependent upon continued employment with us. Upon termination of employment, any unvested options as of the termination date are forfeited.

   In connection with the DCI merger, we converted each DCI stock option award into the right to receive a cash payment and an option to purchase shares of common stock. The options granted bear exercise prices of either $0.56, $12.64 or $21.79. Our board of directors is authorized to sell or otherwise issue common stock at any time prior to the termination of the applicable DCI Stock Option Plan in such quantity, at such price, on such terms and subject to such conditions as established by it up to an aggregate of 1,440,425 shares of common stock, in the case of the Details Holdings Corp.- Dynamic Circuits 1996 Stock Option Plan, and 297,715 shares of common stock in the case of the Details Holdings Corp.-Dynamic Circuits 1997 Stock Option Plan (in each case, subject to adjustment to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of specified events). There are currently 105,948 options to purchase shares of common stock available for grant under the DCI Stock Option Plans. As of December 31, 1998, the options outstanding under the DCI Stock Option Plans had weighted average remaining contractual lives of approximately seven years.

   In 1998, each of Mr. McMaster and Mr. Muse agreed to permit us to cancel options to purchase 21,338 and 15,723 shares, respectively, of common stock at an exercise price of $21.79 per share, which options were subsequently granted by us to another of our other employees. In 1999, Mr. Dimick agreed to permit us to cancel options to purchase 4,550 shares of common stock at an exercise price of $0.56 per share, 5,930 shares of common stock at an exercise price of $12.64 per share and 248 shares of common stock at an exercise price of $21.79 per share, which options were subsequently granted by us to another of our employees.

 2000 Equity Incentive Plan

   The 2000 Equity Incentive Plan, or the "2000 Plan," is expected to be adopted by our board of directors and approved by our stockholders prior to the completion of this offering. As of the date of this prospectus, no awards have been made under the 2000 Plan. We intend to grant to some of our executive officers and employees options to purchase a total of approximately 1,400,000 shares of our common stock with an exercise price equal to the initial public offering price at the closing of this offering. We also intend to grant to some of our executive officers additional options with an exercise price equal to the market price on the date of grant during 2000. No future grants will be made under existing plans upon the effectiveness of the 2000 Plan.

   The 2000 Plan provides for the grant of incentive stock options to our employees (including officers and employee directors) and for the grant of nonstatutory stock options to our employees, directors and consultants. A nonstatutory stock option is a stock option that is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code. The holder of a nonstatutory stock option generally is taxed on the difference between the exercise price and the fair market value when exercised. The 2000 Plan also provides for the grant of stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and securities (other than stock options) which are convertible into or exchangeable for common stock on such terms and conditions as our board determines.

   A total of (1) 4,100,000 shares of common stock, (2) any shares returned to existing plans as a result of termination of options and (3) annual increases of 1.0% of our outstanding common stock to be added on the date of each annual meeting of our stockholders commencing in 2001, or such lesser amounts as may be determined by the board of directors, will be reserved for issuance pursuant to the 2000 Plan. For purposes of the preceding sentence, the following will not be considered to have been delivered under the 2000 Plan:

  . shares remaining under an award that terminates without having been exercised in full;

  . shares subject to an award, where cash is delivered to a participant in lieu of such shares;

  . shares of restricted stock that have been forfeited in accordance with the terms of the applicable award; and

  . shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an award.

   The number of shares of stock delivered under an award shall be determined net of any previously acquired shares tendered by the participant in payment of the exercise price or of withholding taxes. The maximum number of incentive stock options that may be issued pursuant to the 2000 Plan is 6,600,000.

   The administrator of the 2000 Plan has the power to determine the terms of the options granted, including the exercise price of the option, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, our board of directors has the authority to amend, suspend or terminate the 2000 Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 2000 Plan. Cash performance grants, intended to qualify as "performance-based compensation," may be issued under the plan, subject to shareholder approval as required by Section 162(m) of the Internal Revenue Code.

   Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee and only by such optionee. Options granted under the 2000 Plan must generally be exercised within 3 months after the end of an optionee's status as an employee, director or consultant of DDi, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option term.

   The exercise price of all incentive stock options granted under the 2000 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options granted under the 2000 Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 2000 Plan shall be determined by the administrator.

   The 2000 Plan provides that in the event of our merger with or into another corporation, or a sale of substantially all of our assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the administrator shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. This may have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to gain control of us because our employees might have a reduced incentive to remain with us following a merger or sale. If the administrator makes an option exercisable in full in the event of a merger or sale of assets, the administrator shall notify the optionee that the option shall be fully exercisable for a period of fifteen days from the date of such notice, and the option will terminate upon the expiration of such period.

 Employee Stock Purchase Plan

   Our Employee Stock Purchase Plan, or ESPP, is expected to be adopted by our board of directors and approved by our stockholders prior to the completion of this offering. The ESPP will be established to give eligible employees a convenient means of purchasing shares of common stock through payroll deductions at a discounted price. We believe ownership of stock by employees fosters greater employee interest in our success, growth and development.

   A total of 1,450,000 shares of our common stock will be reserved for issuance under the ESPP, which is intended to qualify under Section 423 of the Internal Revenue Code. The ESPP will allow for purchases in a series of offering periods, each six months in duration, with new offering periods (other than the initial offering period) commencing on January 1 and July 1 of each year. The initial offering period is expected to commence on the date of this offering. The ESPP will be administered by our board of directors or by a committee appointed by the board.

   Our employees, including officers and employee directors, and the employees of any majority-owned subsidiary designated by our board of directors, are eligible to participate in the ESPP if they have completed at least six months of employment and are employed by us or any such designated subsidiary for at least 20 hours per week and more than five months per year. The ESPP permits eligible employees to purchase shares of our common stock through payroll deductions, which may not exceed 10% of an employee's compensation, at a price equal to 85% of the lower of the fair market value of our common stock at the beginning or at the end of each applicable purchase period. In event of specified changes in capitalization described in the ESPP, the purchase price may be adjusted during an offering period. Employees may end their participation in the offering at any time during the offering period, and participation in the ESPP ends automatically upon termination of employment with us. Unless terminated earlier by our board of directors, the ESPP will have a term of ten years.

                           RELATED PARTY TRANSACTIONS

   The following summary of the Stockholders Agreement and the Management Agreement is a description of the material provisions of those agreements and is subject to, and qualified in its entirety by reference to, those agreements, each of which has been previously filed with the Securities and Exchange Commission.

Stockholders Agreement

   All of our current stockholders and optionholders will be parties to a stockholders agreement to be dated before the effectiveness of the registration statement that, among other things, provides for registration rights.

Management Agreement

   A management agreement among Bain Capital Partners V, L.P. ("Bain"), us and our subsidiaries, DDi Capital Corp. and Dynamic Details, Incorporated, will be terminated by mutual consent of the parties in connection with this offering, and we will use some of the proceeds of this offering to pay Bain a fee of approximately $3 million. We paid Bain a fee of $1.1 million in 1999. The management agreement includes customary indemnification provisions in favor of Bain. Investment funds associated with Bain are our largest stockholders.

Loans and Payments to Named Executive Officers

   In connection with the exercise of certain options and the purchase of certain shares of restricted stock in 1997, we accepted as payment from each named executive officer purchasing such shares a note bearing interest at 5.57% per annum. Mr. McMaster, Mr. Gisch, Mr. Muse and Mr. Wright had outstanding loan balances, excluding accrued interest, at December 31, 1999 of approximately $273,806, $44,844, $214,742, and $73,810, respectively. We have agreed to permit these executive officers to repay their respective loan obligations with proceeds received from the sale of stock.

Other Related Party Payments


   Sankaty High Yield Asset Partners, L.P., an affiliate of the Bain Capital funds, will receive a portion of the net proceeds from this offering from the redemption of the DDi Intermediate senior discount notes and the repayment of some of our indebtedness under the Dynamic Details senior credit facility. See "Use of Proceeds."

   Chase Manhattan Capital, LLC, one of our stockholders, is an affiliate of The Chase Manhattan Bank, which serves as the administrative agent and participates as a lender under the Dynamic Details senior credit facility and is a counterparty to one of our interest rate exchange agreements, under terms similar to those of the other participants and counterparties. Some of the net proceeds of this offering will be used to repay a portion of the indebtedness under the Dynamic Details senior credit facility.

Directors' Relationships with Principal Stockholders

   Eight of our directors are affiliated with our principal stockholders. Charles D. Dimick and Bruce D. McMaster are executive officers, stockholders and directors. David Dominik, Edward W. Conard, Stephen G. Pagliuca and Prescott Ashe are affiliated with the Bain Capital funds. Mark R. Benham is a partner in Celerity Partners, L.L.C., and Christopher Behrens is a general partner of Chase Capital Partners, an affiliate of The Chase Manhattan Bank.

Sales to Affiliate of Major Stockholders

   Investment funds associated with Bain Capital, Inc. and Celerity Partners, L.L.C. are also stockholders of SMTC Corporation, one of our customers. Our sales to SMTC Corporation, which totaled less than $2.5 million or less than 1% of our net sales in 1999, are on terms equivalent to those made available to our other customers.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of January 31, 2000, information regarding the beneficial ownership after giving effect to the reclassification, assuming an offering price of $14.00 per share and a closing date of April 14, 2000. The table sets forth the number of shares beneficially owned, and the percentage ownership before the offering and after the completion of the offering and the MCM Electronics acquisition, for:

  . each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

  . each executive officer named in our summary compensation table and each director; and

  .  all executive officers and directors as a group.

   The actual number of shares of common stock to be issued to each holder of Class L common stock in the reclassification is subject to change based on the initial public offering price and the completion date of this offering. See "The Reclassification." The percentage ownership may change based on the final number of shares issued to holders of MCM Electronics shares in consideration for the acquisition of MCM Electronics. See "Prospectus Summary--Recent Developments" and "Unaudited Pro Forma Consolidated Financial Data."

   As of January 31, 2000, our outstanding equity securities consisted of 24,750,000 shares of common stock after giving effect to the reclassification, assuming an offering price of $14.00 per share and a closing date of April 14, 2000.

   Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains a mailing address of c/o DDi Corp., 1220 Simon Circle, Anaheim, California 92806.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and assumes the underwriters do not exercise their over-allotment option. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after January 31, 2000 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

                                                             Percentage of Shares
                            Shares Beneficially Owned (**)    Beneficially Owned
                          ---------------------------------- --------------------
                                                                         After
                                                                       Offering
                                       Options                Before    and MCM
    Name and Address        Shares   and Warrants   Total    Offering Acquisition
    ----------------      ---------- ------------ ---------- -------- -----------
Principal Stockholders:
Bain Capital Funds (1)..  10,251,866    49,162    10,301,028   41.6%     26.4%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, Massachusetts
 02116
Celerity Partners,         2,010,771    26,841     2,037,612    8.2       5.2
 L.L.C. (2).............
 11111 Santa Monica
 Boulevard; Suite 1111
 Los Angeles, California
 90025
Chase Manhattan            3,328,351       --      3,328,351   13.4       8.5
 Entities (3)...........
 c/o Chase Manhattan
 Capital, LLC
 380 Madison Avenue
 12th Floor
 New York, New York
 10017
KB Mezzanine Fund II,      1,464,975    31,092     1,496,067    6.0       3.8
 L.P. ..................
 c/o Equinox Investment
 Partners LLC
 19 Olde Kings Highway
 South Darien, CT 06820

Directors and Executive Officers:
Bruce D. McMaster.......   1,084,815   190,005     1,274,820    4.8       3.1
Charles D. Dimick (4)...   1,324,824   174,582     1,488,176    5.9       3.8
Joseph P. Gisch.........     184,106    47,860       231,966      *        *
John Peters.............     476,903    52,526       529,429    2.1       1.4
Greg Halvorson..........     101,784   170,777       272,561    1.1         *
Lee W. Muse, Jr. .......     751,034   154,890       905,924    3.4       2.2
Christopher Behrens
 (5)....................   3,043,819       --      3,043,819   12.3       7.8
Edward W. Conard (6)....   2,669,415     7,716     2,707,131   10.9       6.9
David Dominik (6).......   2,669,415     7,716     2,707,131   10.9       6.9
Stephen G. Pagliuca
 (6)....................   2,669,415     7,716     2,707,131   10.9       6.9
Prescott Ashe (7).......   2,669,415     7,716     2,707,131   10.9       6.9
Stephen Zide (7)........   2,669,415     7,716     2,707,131   10.9       6.9
Mark R. Benham (8)......   2,010,771    26,841     2,037,612    8.2       5.2
All Directors and execu-
 tive officers
 as a group (13 per-
 sons) (6)(7)(8)........  11,085,708   718,359    11,804,067   46.7      29.9

--------
 * Indicates beneficial ownership of less than 1% of the issued and outstanding common stock.
** The number of shares of common stock deemed outstanding on January 31, 2000, after giving effect to the reclassification with respect to a person or group includes (a) shares of common stock outstanding on such date and
    (b) all options and warrants that are currently exercisable or will become exercisable within 60 days of January 31, 2000 by the person or group in question.
(1) Includes shares of common stock held by Bain Capital Fund V, L.P., ("Fund V"); Bain Capital Fund V-B, L.P. ("Fund V-B"); BCIP Associates ("BCIP"); and BCIP Trust Associates, L.P. ("BCIP Trust" and collectively with Fund V, Fund V-B and BCIP, the "Bain Capital Funds"). Does not include shares owned by other stockholders that are subject to the stockholders agreement. See "Related Party Transactions--Stockholders Agreement."
(2) Consists of shares owned by Celerity Dynamo, L.L.C., Celerity Liquids, L.L.C. and Celerity Details, L.L.C. Celerity Partners, L.L.C. and its managing members control each of such entities, which disclaim beneficial ownership of any such shares in which it does not have a pecuniary interest.
(3) Consists of shares owned by Chase Manhattan Capital, LLC, Chase Securities Inc. and DI Investors, LLC, all of which are affiliates of The Chase Manhattan Corporation. Chase Manhattan Capital, LLC is the managing member of DI Investors, LLC and owns a majority of the interests therein. Accordingly, Chase Manhattan Capital, LLC may be deemed to beneficially own shares owned by DI Investors, LLC. Each of Chase Manhattan Capital, LLC, DI Investors, LLC and Chase Securities Inc. disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest.

(4)  Includes 11,230 shares of common stock held by Mr. Dimick's minor child.

(5) Mr. Behrens is a general partner of Chase Capital Partners, which is a non-managing member of Chase Manhattan Capital, LLC and which manages the investments of Chase Manhattan Capital, LLC and, accordingly, may be deemed to beneficially own shares owned by Chase Manhattan Capital, LLC and DI Investors, LLC. Mr. Behrens disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Behrens is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, New York 10017.
(6) The shares of common stock included in the table represent shares held by BCIP and BCIP Trust. Messrs. Conard and Pagliuca are each Managing Directors of Bain Capital, Inc. and are each general partners of BCIP and BCIP Trust and Mr. Dominik is a general partner of BCIP and BCIP Trust and accordingly may be deemed to beneficially own shares owned by such funds. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Messrs. Conard, Dominik and Pagliuca is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.
(7) The shares of common stock included in the table represent shares held by BCIP and BCIP Trust. Mr. Zide is a managing director of Pacific Equity Partners and was formerly an associate of Bain Capital, Inc. Mr. Ashe is a principal of Bain Capital, Inc. Each such person is a partner of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own shares owned by such funds. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Ashe is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.
(8) Mr. Benham is a Managing Member of Celerity Partners, L.L.C., and controls each of Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Dynamo, L.L.C. and, accordingly, may be deemed to beneficially own shares owned by Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Dynamo, L.L.C. Mr. Benham disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Benham is c/o Celerity Partners, 11111 Santa Monica Boulevard, Suite 1111, Los Angeles, California 90025.

                          DESCRIPTION OF INDEBTEDNESS

   After giving effect to this offering, we and our subsidiaries will have outstanding debt under the Dynamic Details senior credit facility, the Dynamic Details senior subordinated notes and the DDi Capital senior discount notes.

   We own 100% of the capital stock of DDi Intermediate Holdings Corp., which in turn owns 100% ofthe capital stock of DDi Capital Corp., which in turn owns 100% of the capital stock of Dynamic Details, Incorporated, our primary operating subsidiary.

Dynamic Details Senior Credit Facility

   Our subsidiary, Dynamic Details, Incorporated, has entered into a credit agreement, for which The Chase Manhattan Bank is the collateral, co-syndication and administrative agent and for which Bankers Trust Company is the documentation and co-syndication agent. The lenders are a syndicate comprised of various banks, financial institutions or other entities which hold transferable interests in the Dynamic Details senior credit facility. The Dynamic Details senior credit facility, as of December 31, 1999 consists of:

  .  Tranche A term facility of up to approximately $102.6 million;

  .  Tranche B term facility of up to $149.1 million; and

  . a revolving line of credit of up to $45.0 million, including revolving credit loans, letters of credit and swing line loans.

We intend to use some of the proceeds of this offering to reduce the indebtedness under the Dynamic Details senior credit facility, which was $251.7 million as of December 31, 1999.

   The Dynamic Details senior credit facility is jointly and severally guaranteed by DDi Capital and its subsidiaries and secured by the assets of all of our subsidiaries, and future domestic subsidiaries of Dynamic Details will guarantee the senior credit facility and secure that guarantee with their assets. The senior credit facility requires Dynamic Details to meet financial ratios and benchmarks and to comply with other restrictive covenants.

   The Tranche A term facility amortizes in quarterly installments from June 1999 until July 2004. The Tranche B term facility amortizes in quarterly installments from June 1999 until September 2004 at which time the remaining outstanding loans under the Tranche B term facility becomes repayable in two equal quarterly installments with a final payment in April 2005. The revolving line of credit terminates in July 2004.

   Our borrowings under the Dynamic Details senior credit facility bear interest at varying rates based, at our option, on either LIBOR plus 225 basis points or the bank rate plus 125 basis points (in the case of Tranche A) and LIBOR plus 250 basis points or the bank rate plus 150 basis points (in the case of Tranche B). The overall effective interest rate at December 31, 1999 was 8.90%. Dynamic Details is required to pay to the lenders under the senior credit facility a commitment on the average unused portion of the revolving credit facility and a letter of credit fee on each letter of credit outstanding. It must apply proceeds of sales of debt, equity or material assets to prepayment on its senior credit facility, subject to some exceptions, and must also, in some circumstances, pay excess cash flow to the lenders under its senior credit facility.

   This summary of the material provisions of the Dynamic Details senior credit facility, is qualified in its entirety by reference to all of its provisions, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See "Additional Information." We will enter into an amendment to the credit agreement governing the Dynamic Details senior credit facility prior to the effectiveness of this offering. In connection with the amendment, we will pay our lenders a fee of 25 basis points on the outstanding balance of borrowings under the credit agreement. The amendment will permit the uses of proceeds described herein and will also provide that future prepayments of the Tranche B term facility will require a premium of up to 2%, declining to par within two years.

Dynamic Details Senior Subordinated Notes

   The Dynamic Details senior subordinated notes were issued in an aggregate principal amount of $100,000,000 and will mature on November 15, 2005. The senior subordinated notes were issued under an indenture dated as of November 18, 1997 between Dynamic Details, Incorporated, as issuer, and State Street Bank and Trust Company, as trustee, and are senior subordinated unsecured obligations of Dynamic Details, Incorporated. Cash interest on the senior subordinated notes accrues at the rate of 10% per annum and is payable semi-annually in arrears on each May 15 and November 15 of each year.

   On or after November 15, 2001, the Dynamic Details senior subordinated notes may be redeemed at the option of Dynamic Details, Incorporated, in whole at any time or in part from time to time, at a redemption price that is greater than the accreted value of the notes, plus accrued and unpaid interest, if any, to the redemption date. Additionally, at any time on or prior to November 15, 2000, Dynamic Details, Incorporated may use the net proceeds of one or more equity offerings to redeem up to 40% of the senior subordinated notes at a redemption price equal to 110% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, subject to some restrictions.

   This summary of the material provisions of the Dynamic Details senior subordinated notes is qualified in its entirety by reference to all of the provisions of the indenture governing these notes, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See "Additional Information."

DDi Capital Senior Discount Notes

   The DDi Capital senior discount notes were issued in an aggregate principal amount at maturity of $110,000,000 and will mature on November 15, 2007. The senior discount notes were issued under an indenture dated as of November 18, 1997 between us, as issuer, and State Street Bank and Trust Company, as trustee, as supplemented by the supplemental indenture dated as of February 10, 1998 between our subsidiary, DDi Capital Corp., and the trustee. The senior discount notes are senior unsecured obligations of DDi Capital Corp. The senior discount notes were issued at a discount to their aggregate principal amount at maturity and will accrete in value until November 15, 2002 at a rate per annum equal to 12.5%, compounded semi-annually. Cash interest on the senior discount notes will not accrue prior to November 15, 2002. Thereafter, interest will accrue at the rate of 12.5% per annum, payable semi-annually in arrears on each May 15 and November 15 of each year commencing May 15, 2003 to the holders of record on the immediately preceding May 1 and November 1, respectively.

   On or after November 15, 2002, the senior discount notes may be redeemed at the option of DDi Capital, in whole at any time or in part from time to time, at a redemption price that is greater than the accreted value of the notes, plus accrued and unpaid interest, if any, to the redemption date. Additionally, at any time on or prior to November 15, 2000, DDi Capital may use the net proceeds of one or more of our equity offerings to redeem up to 40% of the senior discount notes at a redemption price (expressed as a percentage of the accreted value thereof) equal to 112.5%, subject to some restrictions. We will use some of the proceeds of this offering to redeem up to 40% of these notes. See "Use of Proceeds."

   This summary of the material provisions of the DDi Capital senior discount notes is qualified in its entirety by reference to all of the provisions of the indenture governing the senior discount notes, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See "Additional Information."

DDi Intermediate Senior Discount Notes

   In July 1998, DDi Intermediate issued senior discount notes due 2008. The DDi Intermediate senior discount notes have a stated maturity of June 30, 2008, an interest rate of 13.5% per annum and a stated principal amount at maturity of approximately $67 million, although approximately 43% of the stated principal amount of the debt is due December 2003. The debt is redeemable at DDi Intermediate's option at specified redemption prices. As of December 31, 1999, the outstanding accreted value of these senior discount notes was $40.8 million. The DDi Intermediate senior discount notes impose restrictions on the incurrence of indebtedness by DDi Intermediate, DDi Capital and Dynamic Details, Incorporated. The note purchase agreement contains covenants limiting, among other things, dividends, asset sales, and transactions with affiliates. These restrictions apply both to Intermediate, DDi Capital and Dynamic Details, Incorporated.

   Under the terms of the indenture relating to the DDi Intermediate senior discount notes, we may be required to use the net proceeds of equity offerings to redeem a portion of the DDi Intermediate senior discount notes outstanding at a price that would provide the noteholders with a 20% per annum return on the price at which the notes were issued, plus accrued and unpaid interest thereon. Approximately 50% of the Intermediate senior discount notes are held by investment funds advised by Sankaty Advisors, Inc., an affiliate of Bain Capital.

MCM Electronics Facilities Agreement

   In connection with our acquisition of MCM Electronics, we will assume MCM Electronics' debt obligations under a facilities agreement dated May 27, 1999 between MCM Electronics and the Governor of the Bank of Scotland, as arranger, agent, security trustee, term loan bank and working capital bank. This facility consists of:

  . Tranche A term loan facility of up to an aggregate principal amount of (Pounds)17.25 million;

  . Tranche B term loan facility of up to an aggregate principal amount of (Pounds)2.5 million;

  . Tranche C term loan facility of up to an aggregate principal amount of (Pounds)3.0 million; and

  . working capital facilities of an aggregate maximum principal amount of (Pounds)4.0 million.

   The term loan facilities require MCM Electronics to meet financial ratios and to comply with other restrictive covenants.

   As of December 31, 1999, an aggregate of (Pounds)18.5 million, or $29.8 million, was outstanding under the facilities.

   The Tranche A term loan facility is repayable in increasing quarterly installments beginning in June 2000 with the final payment payable in September 2006. The Tranche B term loan facility is repayable in full in June 2007. The Tranche C term loan facility is repayable in annual installments between March 2001 and March 2006. The working capital facility is available until July 2002.

   Borrowings under the facilities bear interest at varying rates, comprising LIBOR at the dates of commencement of the relevant quarterly interest period plus a margin of 200 basis points in the case of Tranche A, 350 basis points in the case of Tranche B, 200 basis points in the case of Tranche C and 200 basis points in the case of the working capital facility. The agreement requires MCM Electronics to make interest hedging arrangements and consequently MCM Electronics has entered into an interest rate swap agreement covering approximately 80% of its borrowings under these facilities.

   MCM Electronics is required to pay non-utilization fees on the average unused portion of each of the facilities.

                          DESCRIPTION OF CAPITAL STOCK

General Matters

   Upon completion of this offering, the total amount of our authorized capital stock will consist of 75,000,000 shares of common stock and 5,000,000 shares of one or more series of preferred stock. As of December 31, 1999, we had outstanding 3,522,183.0 shares of Class A common stock and 396,330.2 shares of Class L common stock. Prior to the completion of this offering, we will reincorporate in Delaware, and all of the outstanding shares of Class A common stock and Class L common stock will be reclassified into a single class of common stock. See "The Reclassification." As of December 31, 1999, we had 123 stockholders of record with respect to our Class A common stock and Class L common stock.

   After giving effect to this offering, assuming an offering price of $14.00 per share, a closing date of April 14, 2000 and our acquisition of MCM Electronics as of December 31, 1999, we will have 38,957,143 shares of common stock and no shares of preferred stock outstanding. The following summary of provisions of our capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our Delaware certificate of incorporation and our Delaware by-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

   The Delaware certificate and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors.

Common Stock

   The issued and outstanding shares of common stock are, and the shares of common stock to be issued by us in connection with the offering will be, validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any series of preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Please see "Dividend Policy." The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Except as otherwise required by law or the restated certificate, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.

   Our common stock has been approved for quotation on The Nasdaq National Market under the symbol "DDIC."

Preferred Stock

   Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in a series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. The issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

   There are no shares of preferred stock outstanding, and we have no current intention to issue any of our unissued, authorized shares of preferred stock. However, the issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.

Registration Rights

   As a result of the stockholders agreement to be dated prior to the effectiveness of the registration statement between us and some of our stockholders, some of our stockholders will be entitled to rights with respect to the registration of some or all of their shares of common stock under the Securities Act as described below.

   Bain Capital Demand Registration Rights. At any time after 180 days following this offering until five years from the date of this offering, the holders of at least 25% of the aggregate number of shares of common stock held by Bain Capital funds and their affiliates can request that we register all or a portion of their shares. We will be required to file registration statements in response to their demand registration rights. We may postpone the filing of a registration statement for up to 60 days once in a 12-month period if we determine that the filing would be seriously detrimental to us and our stockholders.

   Other Demand Registration Rights. At any time after 360 days following this offering until five years from the date of this offering, DI Investors, LLC, or any of its affiliates that hold at least 50% of the shares of common stock originally issued to DI Investors, LLC, can request that we register all or a portion of their shares. We will only be required to file two registration statements in response to their demand registration rights. We will not be required to file a registration statement in response to their demand registration rights within 180 days following the effective date of any registration statement made by us for our own account. We may postpone the filing of a registration statement for up to 60 days once in a 12-month period if we determine that the filing would be seriously detrimental to us and our stockholders. Additionally, between the date that is 180 days after this offering and the date that is one year after this offering, some of the former shareholders of MCM Electronics may demand to register up to one-half of their shares of our common stock in a non-underwritten offering.

   Piggyback Registration Rights. If we register any securities for public sale, some of our executive officers and other holders of shares of our common stock will have the right to include their shares of common stock in the registration statement. This right does not apply to a registration statement relating to any of our employee benefit plans or a corporate reorganization. The managing underwriter of any underwritten offering will have the right to limit the number of shares registered by these holders due to marketing reasons.

   We will pay all expenses incurred in connection with the registrations described above, except for underwriters' and brokers' discounts and commissions, which will be paid by the selling stockholders.

Other Provisions of the Delaware Certificate of Incorporation and By-laws

   Our Delaware certificate of incorporation provides for the board to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the board will be elected each year. See "Management--Board Composition." Under the Delaware General Corporation Law, directors serving on a classified board can only be removed for cause. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

   Our Delaware certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Delaware certificate and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the board of directors or by our chief executive officer. Stockholders will not be permitted to call a special meeting or to require the board to call a special meeting.

   The by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of such stockholder's intention to bring that business before the meeting. Although the by-laws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

   The Delaware certificate and by-laws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal some of their provisions, unless such amendment or change has been approved by a majority of those directors who are not affiliated or associated with any person or entity holding 10% or more of the voting power of our outstanding capital stock other than those directors who are affiliated or associated with the Bain Capital funds. This requirement of a super-majority vote to approve amendments to the Delaware certificate and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Provisions of Delaware Law Governing Business Combinations

   Following the consummation of this offering, we will be subject to the "business combination" provisions of the Delaware General Corporation Law. In general such provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder" unless:

  . the transaction is approved by the board of directors prior to the date the "interested stockholder" obtained such status;

  . upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

   A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates or associates, owns 15% or more of a corporation's voting stock or within three years did own 15% or more of a corporation's voting stock. However, our Certificate of Incorporation provides that a stockholder affiliated or associated with the Bain Capital funds will not be considered an "interested stockholder," notwithstanding that stockholder's percentage ownership of our voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

   Our Delaware certificate of incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Delaware certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by such law. We expect to enter into indemnification agreements with our current directors and executive officers prior to the completion of the offering and expect to enter into a similar agreement with any new directors or executive officers.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services, L.L.C.

                        SHARES ELIGIBLE FOR FUTURE SALE

   The sale of a substantial amount of our common stock in the public market after this offering could adversely affect the prevailing market price of our common stock. Furthermore, because no shares will be available for sale shortly after this offering due to the contractual and legal restrictions on resale described below, the sale of a substantial amount of common stock in the public market after these restrictions lapse could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

   Upon completion of this offering and our acquisition of MCM Electronics, we expect to have outstanding an aggregate of 38,957,143 shares of our common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act. The remaining shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are summarized below.

   Upon the expiration of the lock-up agreements described below and subject to the provisions of Rule 144 and Rule 701, restricted shares totaling 24,705,106 will be available for sale in the public market 180 days after the date of this prospectus. The sale of these restricted securities is subject, in the case of shares held by affiliates, to the volume restrictions contained in those rules.

Lock-up Agreements

   We, our directors and executive officers and the holders of substantially all of our common stock will enter into lock-up agreements with the underwriters prior to the effectiveness of this registration statement. Under those agreements, neither we nor any of our directors or executive officers nor any of those stockholders may dispose of or hedge any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock. These restrictions will be in effect for a period of 180 days after the date of this prospectus. At any time and without notice, Credit Suisse First Boston Corporation may, in its sole discretion, release all or some of the securities from these lock-up agreements. Transfers or dispositions can be made sooner, provided the transferee becomes bound to the terms of the lockup:

  .  with the prior written consent of Credit Suisse First Boston
     Corporation;

  .  as a bona fide gift;

  .  to a family member or affiliate; or

  .  to any trust.

Rule 144

   In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year from the later of the date those shares of common stock were acquired from us or from an affiliate of ours would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  . one percent of the number of shares of common stock then outstanding, which will equal approximately 389,571 shares of common stock immediately after this offering and our acquisition of MCM Electronics; or

  . the average weekly trading volume of the common stock on The Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale of any shares of common stock.

   The sales of any shares of common stock under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

   Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years from the later of the date such shares of common stock were acquired from us or from an affiliate of ours, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted pursuant to the lock-up agreements or otherwise, those shares may be sold immediately upon the completion of this offering.

Rule 701

   In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchased shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

   No precise prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. We are unable to estimate the number of our shares that may be sold in the public market pursuant to Rule 144 or Rule 701 because this will depend on the market price of our common stock, the personal circumstances of the sellers and other factors. Nevertheless, sales of significant amounts of our common stock in the public market could adversely affect the market price of our common stock.

Stock Plans

   We intend to file a registration statement under the Securities Act covering 5,655,948 shares of common stock both reserved for issuance under our 2000 Equity Incentive Plan, our Employee Stock Purchase Plan and pursuant to all previous option grants. This registration statement is expected to be filed as soon as practicable after the closing date of this offering.

   Currently, there are no options to purchase shares outstanding under our 2000 Equity Incentive Plan. All of these shares will be eligible for sale in the public market from time to time, subject to vesting provisions, Rule 144 volume limitations applicable to our affiliates and, in the case of some of the options, the expiration of lock-up agreements.

Registration Rights under Stockholders Agreement

   Following this offering, some of our stockholders will, under some circumstances, have the right to require us to register their shares for future sale. See "Description of Capital Stock--Registration Rights."

                                  UNDERWRITING

   Under the terms and subject to the conditions contained in an underwriting agreement dated April 11, 2000, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective numbers of shares of common stock:

                                                                        Number
       Underwriter                                                    of Shares
       -----------                                                    ----------
Credit Suisse First Boston Corporation...............................  4,885,277
FleetBoston Robertson Stephens Inc...................................  2,714,043
Chase Securities Inc.................................................  1,628,426
Lehman Brothers Inc..................................................  1,628,426
Deutsche Bank Securities Inc.........................................    163,404
Donaldson, Lufkin & Jenrette Securities Corporation..................    163,404
E*Offering Corp......................................................    163,404
Invemed Associates LLC...............................................    163,404
Needham & Company, Inc...............................................    163,404
Tucker Anthony Incorporated..........................................    163,404
Thomas Weisel Partners LLC...........................................    163,404
                                                                      ----------

  Total.............................................................. 12,000,000
                                                                      ==========

   The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

   We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 1,800,000 additional shares at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotment of common stock.

   The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a concession of $0.565 per share. The underwriters and selling group members may allow a discount of $0.10 per share on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed by the representatives.

   The following table summarizes the compensation and estimated expenses we will pay.

                                    Per Share                       Total
                          ----------------------------- -----------------------------
                             Without          With         Without          With
                          Over-allotment Over-allotment Over-allotment Over-allotment
                          -------------- -------------- -------------- --------------
Underwriting discounts
 and commissions paid by
 us.....................      $0.945         $0.945      $11,340,000    $13,041,000
Expenses payable by us..      $0.240         $0.208      $ 2,875,000    $ 2,875,000

   The underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

   Chase Securities Inc., one of the underwriters, may be deemed to be our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules. Rule 2720 requires that the initial public offering price of the shares of common stock not be higher than that recommended by a "qualified independent underwriter" meeting standards set forth in the rule. Accordingly, Credit Suisse First Boston Corporation is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence. Credit Suisse First Boston Corporation will be paid a fee of $10,000 for its service as qualified independent underwriter. The initial public offering price of the shares of common stock is no higher than the price recommended by Credit Suisse First Boston Corporation.

   We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus, except issuances pursuant to the exercise of employee stock options outstanding on the date hereof.

   Our officers and directors and the holders of substantially all of our common stock have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such aforementioned transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus.

   The underwriters have reserved for sale, at the initial public offering price up to 600,000 shares of the common stock being offered by this prospectus for employees, directors and other persons associated with us who have expressed an interest in purchasing common stock in the offering. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase these reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

   We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

   The shares of common stock have been approved for listing on The Nasdaq Stock Market's National Market under the symbol "DDIC."

   In connection with the recapitalization, affiliates of Chase Securities Inc. that, in the aggregate, hold approximately 12% of our securities prior to the offering and Chase Securities Inc. were paid fees aggregating approximately $16 million and received common stock warrants valued at approximately
$3.4 million. Pursuant to the terms of our stockholders agreement, an affiliate of Chase Securities Inc. that holds some of our securities has the right to designate one of the members of our board of directors. Accordingly, Christopher Behrens, a general partner of Chase Capital Partners, has been elected to and is a member of our board of directors.

   Also, The Chase Manhattan Bank, an affiliate of Chase Securities Inc., is a lender and the agent for the other lending banks under the Dynamic Details senior credit facility, and is a counterparty to one of our interest rate exchange agreements. In its role as collateral, co-syndication and administrative agent with regard to the establishment of the senior credit facility, The Chase Manhattan Bank received $2.4 million in fees. Further, Chase Securities Inc. acted as the initial purchaser (underwriter) for the sale of the Dynamic Details senior subordinated notes and the DDi Capital senior discount notes.

   We intend to use a portion of the net proceeds from the sale of common stock to repay indebtedness owed by us to The Chase Manhattan Bank, an affiliate of Chase Securities Inc., and Fleet Bank and BankBoston, affiliates of FleetBoston Robertson Stephens Inc.

   We are currently in material compliance with the terms of our Dynamic Details senior credit facility. The decision of Chase Securities Inc. to participate in the offering was made independent of its affiliates that hold approximately 12% of our securities and of The Chase Manhattan Bank. The decision of FleetBoston Robertson Stephens Inc. to participate in the offering was made independent of its affiliates, Fleet Bank and BankBoston. These affiliates had no involvement in determining whether or when to distribute our common stock under this offering or the terms of this offering. Chase Securities Inc. and FleetBoston Robertson Stephens Inc. will not receive, exclusive of their affiliates that will receive proceeds from this offering as described herein, any benefit from this offering other than their portion of the underwriting commissions as paid by us.

   Prior to this offering, there was no established public trading market for the common stock. The initial public offering price for the common stock will be determined by negotiation between Credit Suisse First Boston Corporation and us. The primary factors to be considered in determining the initial public offering price include:

  .  the history of and the prospects of the industry in which we compete;

  .  the ability of our management;

  .  our past and present operations;

  .  our prospects for future earnings;

  . the general condition of the securities markets at the time of this offering; and

  . the recent market prices of securities of generally comparable companies.

   Credit Suisse First Boston Corporation may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

  . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on The Nasdaq National Market, subject to official notice of issuance, or otherwise and, if commenced, may be discontinued at any time.

   A prospectus in electronic format may be made available on web sites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters on the same basis as other allocations.

   Other than the prospectus in electronic format, the information contained on any underwriter's web site and any information contained on any other web site maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as an underwriter, and should not be relied upon by investors.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

   The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are effected. Accordingly, any resale of the common stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

   Each purchaser of common stock in Canada who receives a purchase confirmation will be deemed to represent to us and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such common stock without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action (Ontario Purchasers)

   The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

   All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

   A purchaser of common stock to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one such report must be filed in respect of common stock acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

   Canadian purchasers of common stock should consult their own legal and tax advisers with respect to the tax consequences of an investment in the common stock in their particular circumstances and with respect to the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

   The validity of the shares of common stock to be issued in this offering will be passed upon for us by Ropes & Gray, Boston, Massachusetts. Some partners of Ropes & Gray are members in RGIP LLC, which owned 66,318 shares of common stock as of December 31, 1999. RGIP LLC is also an investor in the Bain Capital funds. Legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Some partners of Skadden, Arps, Slate, Meagher & Flom LLP, through their investment in Project Capital 1995 LLC, have a limited partnership interest in Bain Capital Fund V, L.P. Such partners do not have the power to vote or dispose of the shares owned by such fund. Ropes & Gray has, from time to time, represented, and may continue to represent, some of the underwriters in connection with various legal matters and the Bain Capital funds and some of their affiliates, including us, in connection with various legal matters.

                                    EXPERTS

   The financial statement of DDi Merger Co. as of April 6, 2000 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of DDi Corp. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Dynamic Circuits, Inc., for the year ended December 31, 1997 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Symonds Limited as of March 31, 1999 and for the year then ended included in this prospectus have been so included in reliance on the report of KPMG Audit Plc, independent accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference.

   You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet site maintained by the SEC at http://www.sec.gov.

   Our subsidiaries DDi Capital Corp. and Dynamic Details, Incorporated have, and we will, file annual, quarterly and current reports and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants.

                                   DDi CORP.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
DDi Merger Co.:
Report of Independent Accountants........................................ F-2
Balance Sheet as of April 6, 2000 ....................................... F-3
Notes to Financial Statement............................................. F-4
DDi Corp:
Report of Independent Accountants........................................ F-5
Consolidated Balance Sheets as of December 31, 1999 and 1998 ............ F-6
Consolidated Statements of Operations for the Years Ended December 31,
 1999, 1998 and 1997..................................................... F-7
Consolidated Statements of Stockholders' Deficit for the Years Ended
 December 31, 1999, 1998 and 1997........................................ F-8
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1999, 1998 and 1997..................................................... F-9
Notes to Consolidated Financial Statements............................... F-10

Dynamic Circuits Inc.:
Report of Independent Accountants........................................ F-35
Consolidated Statements of Income for the Year Ended December 31, 1997
 and for the Six Months Ended June 30, 1998 and 1997 (unaudited)......... F-36
Consolidated Statements of Shareholders' Deficit for the Year Ended
 December 31, 1997 and the Six Months Ended June 30, 1998 (unaudited).... F-37
Consolidated Statements of Cash Flows for the Year Ended December 31,
 1997 and the Six Months Ended June 30, 1998 and 1997 (unaudited)........ F-38
Notes to Consolidated Financial Statements............................... F-39
Symonds Limited/MCM Electronics Limited:
Report of Independent Public Accountants................................. F-49
Consolidated profit and loss accounts.................................... F-50
Reconciliation of movements in consolidated shareholders' funds.......... F-51
Consolidated balance sheets.............................................. F-52
Consolidated cash flow statements........................................ F-53
Accounting policies...................................................... F-54
Notes to the financial statements........................................ F-57

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
DDi Merger Co.

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of DDi Merger Co. at April 6, 2000, in conformity with accounting principles generally accepted in the United States. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                        /s/ PricewaterhouseCoopers LLP

Costa Mesa, California
April 6, 2000

                                 DDI MERGER CO.
                                 BALANCE SHEET
                                 April 6, 2000

                                     ASSETS

Current Assets:
 Cash.................................................................... $1,000
                                                                          ------
 Total Assets............................................................ $1,000
                                                                          ======

                      LIABILITIES AND STOCKHOLDER'S EQUITY


Stockholder's Equity:
 Preferred stock, $.01 par, 5,000,000 shares authorized, no shares issued and outstanding................................................ $  --
 Common Stock, $.001 par, 75,000,000 shares authorized, 100 shares
 issued and outstanding................................................    --
Additional paid in capital.............................................  1,000
                                                                        ------
 Total Liabilities and Stockholder's Equity............................ $1,000
                                                                        ======

    The accompanying notes are an integral part of this financial statement.

                                 DDI MERGER CO.
                          NOTES TO FINANCIAL STATEMENT

DDi Merger Co., (the "Company"), a Delaware corporation, was formed on March 22, 2000 and capitalized on April 6, 2000. Currently, the Company's only asset is the $1,000 cash received from DDi Corp. as consideration for the issuance of 100 shares of the Company's common stock.

Immediately prior to the consummation of the initial public offering of the Company, DDi Corp. will merge with and into the Company, with the Company being the surviving corporation. At the time of the merger each holder of DDi Corp. common stock will receive a percentage of the Company's common stock equal to the percentage of DDi Corp. common stock owned by such holder immediately prior to the merger. At the time of the merger, the Company will change its name to DDi Corp.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
DDi Corp.

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of DDi Corp. ("Holdings") and its subsidiaries (collectively, the "Company") at December 31, 1999 and 1998, and the results of their operations, changes in stockholders' deficit and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP

Costa Mesa, California
February 14, 2000

                                   DDi CORP.

                          CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                                  Pro Forma
                                           December 31,          As Adjusted
                                        --------------------  Equity (unaudited)
                                          1998       1999          (Note 2)
                                        ---------  ---------  ------------------
                ASSETS
Current assets:
  Cash and cash equivalents...........  $   2,109  $     648
  Accounts receivable, net............     34,764     42,774
  Income tax receivable...............      3,793        --
  Inventories.........................     12,615     20,209
  Prepaid expenses and other..........      3,110      2,499
  Deferred tax asset..................      4,816      5,215
                                        ---------  ---------
    Total current assets..............     61,207     71,345
                                        ---------  ---------
Property, plant and equipment, net....     61,018     63,209
Debt issue costs, net.................     15,929     13,833
Goodwill and other intangibles, net...    226,286    205,462
Other.................................        566        486
                                        ---------  ---------
                                        $ 365,006  $354,335
                                        =========  =========
     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current maturities of long-term debt
   and capital lease obligations......  $   4,390  $   7,035
  Current portion of deferred interest
   rate swap income...................        --       1,458
  Current maturities of deferred notes
   payable............................      2,788      2,514
  Revolving credit facility...........      7,000        --
  Accounts payable....................     14,612     18,055
  Accrued expenses ...................     17,151     22,311
  Income tax payable..................        --         894
                                        ---------  ---------
    Total current liabilities.........     45,941     52,267
                                        ---------  ---------
Long-term debt and capital lease obli-
 gations..............................    462,498    469,703
Deferred interest rate swap income....        --       3,881
Deferred notes payable................      3,743      1,448
Deferred tax liability................     21,913     13,420
Other.................................        686        731
                                        ---------  ---------
    Total liabilities.................    534,781    541,450
                                        ---------  ---------
Commitments and contingencies (Note
 13)

Stockholders' deficit:
  Class L common stock, no par value,
   cumulative yield of 12% per annum
   compounded quarterly, liquidation
   preference of $159,024 and $179,996
   at December 31, 1998 and 1999,
   respectively. 475,000 shares
   authorized, 396,153 and 396,330
   shares issued and outstanding at
   December 31, 1998 and 1999,
   respectively, no shares authorized,
   issued or outstanding on a pro
   forma basis........................    147,157    147,216      $     --
  Class A common stock, no par value,
   5,175,000 shares authorized,
   3,481,329 and 3,522,183 shares
   issued and outstanding at
   December 31, 1998 and 1999,
   respectively, no shares authorized,
   issued or outstanding on a pro
   forma basis........................     15,637     15,689            --
  Common stock, $0.01 par value,
   75,000,000 shares authorized,
   24,750,000 shares issued and
   outstanding after giving effect to
   the reclassification on an as
   adjusted basis.....................        --         --             247
  Additional paid in capital..........        --         --         162,658
  Less: Stockholder receivables.......       (648)      (666)          (666)
  Accumulated deficit.................   (331,921)  (349,354)      (349,354)
                                        ---------  ---------      ---------
    Total stockholders' deficit.......   (169,775)  (187,115)     $(187,115)
                                        ---------  ---------      =========
                                        $ 365,006  $354,335
                                        =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                   DDi CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)

                                                 Year Ended December 31,
                                             ---------------------------------
                                               1997       1998        1999
                                             ---------------------------------
Net sales..................................  $  78,756  $ 174,853  $   292,493
Cost of goods sold.........................     38,675    119,559      202,387
                                             ---------  ---------  -----------
  Gross profit.............................     40,081     55,294       90,106
Operating expenses:
  Sales and marketing......................      7,278     12,801       23,613
  General and administration...............      2,057      8,442       15,362
  Amortization of intangibles..............        --      10,899       22,262
  Restructuring and other related charges..        --         --         7,000
  Stock compensation and related bonuses...     31,271        --           --
  Compensation to former CEO...............      2,149        --           --
  Write-off of acquired in-process research
   and development.........................        --      39,000          --
                                             ---------  ---------  -----------
  Operating income (loss)..................     (2,674)   (15,848)      21,869
Interest expense (net), including interest
 paid to former stockholder of $756, $781
 and $723 in 1997, 1998 and 1999,
 respectively..............................     25,196     37,416       46,717
                                             ---------  ---------  -----------
  Loss before income taxes and
   extraordinary loss......................    (27,870)   (53,264)     (24,848)
Income tax benefit.........................     10,858      3,566        7,415
                                             ---------  ---------  -----------
Loss before extraordinary loss.............    (17,012)   (49,698)     (17,433)
Extraordinary loss--early extinguishment of
 debt, net of income tax benefit of $1,104
 and $1,480 in 1997 and 1998,
 respectively..............................     (1,588)    (2,414)         --
                                             ---------  ---------  -----------
Net loss...................................    (18,600)   (52,112)     (17,433)
Priority distribution due shares of Class L
 common stock..............................     (1,075)    (6,272)     (14,112)
                                             ---------  ---------  -----------
Net loss allocable to shares of Class A
 common stock..............................  $ (19,675) $ (58,384) $   (31,545)
                                             =========  =========  ===========
Net loss per share of Class A common stock
 (basic and diluted).......................  $  (10.42) $  (21.55) $     (9.01)
                                             =========  =========  ===========
Pro forma basic and diluted net loss per share (unaudited).....    $     (0.71)
                                                                   ===========
Pro forma weighted average shares outstanding (unaudited)......     24,677,563
                                                                   ===========
Supplemental pro forma basic and diluted net loss per share
 (unaudited)...................................................    $     (0.33)
                                                                   ===========
Supplemental pro forma weighted average shares outstanding
 (unaudited)...................................................     33,413,277
                                                                   ===========

--------


  The accompanying notes are an integral part of these consolidated financial statements.

                                   DDi CORP.

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
              (In thousands, except share and per share amounts)

                                Convertible       Old Common         Class L           Class A
                              Preferred Stock       Stock         Common  Stock     Common Stock    Additional
                              ----------------  ---------------  ---------------- -----------------  Paid-In   Stockholder
                              Shares   Amount   Shares  Amount   Shares   Amount   Shares   Amount   Capital   Receivables
                              ------  --------  ------  -------  ------- -------- --------- ------- ---------- -----------
Balance, December
31, 1996.........              6,601  $ 13,532   2,758  $ 5,301      --  $    --        --  $   --   $   --       $ --
 Accretion of
 temporary equity
 to fair value...                --        --      --       --       --       --        --      --       --         --
 Compensation
 expense on
 vesting of
 options.........                --        --      --       --       --       --        --      --    21,220        --
 Equity
 exchanges,
 cancellations
 and
 distributions to
 stockholders
 (net of fees of
 $3,499).........             (6,601)  (13,532) (2,758)  (5,301)     --       --        --      --   (21,220)       --
 Recapitalization
 (net of fees of
 $1,130).........                --        --      --       --   208,381   66,966 1,883,120  12,052      --        (634)
 Issuance of
 common stock in
 NTI
 acquisition.....                --        --      --       --    25,213    9,180   204,000   1,020      --         --
 Net loss........                --        --      --       --       --       --        --      --       --         --
                              ------  --------  ------  -------  ------- -------- --------- -------  -------      -----
Balance, December
31, 1997.........                --        --      --       --   233,594   76,146 2,087,120  13,072      --        (634)
 Issuance of common stock in
 DCI merger......                --        --      --       --   162,065   70,831 1,269,600   2,415      --         --
 Issuance of
 common stock
 upon exercise of
 stock options...                --        --      --       --       --       --    116,953     114      --         --
 Issuance of
 common stock....                --        --      --       --       494      180     7,656      36      --         --
 Accrued interest
 on stockholder
 receivables.....                --        --      --       --       --       --        --      --       --         (41)
 Repayment of
 stockholder
 receivables ....                --        --      --       --       --       --        --      --       --          27
 Net loss .......                --        --      --       --       --       --        --      --       --         --
                              ------  --------  ------  -------  ------- -------- --------- -------  -------      -----
Balance, December
31, 1998.........                --        --      --       --   396,153  147,157 3,481,329  15,637      --        (648)
 Issuance of
 common stock
 upon exercise of
 stock options...                --        --      --       --       --       --     39,455      45      --         --
 Issuance of
 common stock....                --        --      --       --       177       59     1,399       7      --         --
 Accrued interest
 on stockholder
 receivables.....                --        --      --       --       --       --        --      --       --         (34)
 Repayment of
 stockholder
 receivables.....                --        --      --       --       --       --        --      --       --          16
 Net loss........                --        --      --       --       --       --        --      --       --         --
                              ------  --------  ------  -------  ------- -------- --------- -------  -------      -----
Balance, December
31, 1999.........                --   $    --      --   $   --   396,330 $147,216 3,522,183 $15,689  $   --       $(666)
                              ======  ========  ======  =======  ======= ======== ========= =======  =======      =====
                                                       Temporary Stockholders'
                                                                Equity
                                                     ------------------------------
                                                     Redeemable  Common
                              Accumulated              Common    Stock
                                Deficit     Total      Stock    Warrants   Total
                              ----------- ---------- ---------- --------- ---------
Balance, December
31, 1996.........              $(133,612) $(114,779)  $ 38,906  $ 3,200   $ 42,106
 Accretion of
 temporary equity
 to fair value...                (41,244)   (41,244)    38,094    3,150     41,244
 Compensation
 expense on
 vesting of
 options.........                    --      21,220        --       --         --
 Equity
 exchanges,
 cancellations
 and
 distributions to
 stockholders
 (net of fees of
 $3,499).........                (86,353)  (126,406)   (77,000)  (6,350)   (83,350)
 Recapitalization
 (net of fees of
 $1,130).........                    --      78,384        --       --         --
 Issuance of
 common stock in
 NTI
 acquisition.....                    --      10,200        --       --         --
 Net loss........                (18,600)   (18,600)       --       --         --
                              ----------- ---------- ---------- --------- ---------
Balance, December
31, 1997.........               (279,809)  (191,225)       --       --         --
 Issuance of common stock in
 DCI merger......                    --      73,246        --       --         --
 Issuance of
 common stock
 upon exercise of
 stock options...                    --         114        --       --         --
 Issuance of
 common stock....                    --         216        --       --         --
 Accrued interest
 on stockholder
 receivables.....                    --         (41)       --       --         --
 Repayment of
 stockholder
 receivables ....                    --          27        --       --         --
 Net loss .......                (52,112)   (52,112)       --       --         --
                              ----------- ---------- ---------- --------- ---------
Balance, December
31, 1998.........               (331,921)  (169,775)       --       --         --
 Issuance of
 common stock
 upon exercise of
 stock options...                    --          45        --       --         --
 Issuance of
 common stock....                    --          66        --       --         --
 Accrued interest
 on stockholder
 receivables.....                    --         (34)       --       --         --
 Repayment of
 stockholder
 receivables.....                    --          16        --       --         --
 Net loss........                (17,433)   (17,433)       --       --         --
                              ----------- ---------- ---------- --------- ---------
Balance, December
31, 1999.........              $(349,354) $(187,115)  $    --   $   --    $    --
                              =========== ========== ========== ========= =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                   DDi CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                  Year Ended December 31,
                                                ------------------------------
                                                  1997       1998       1999
                                                ---------  ---------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss...................................... $ (18,600) $ (52,112) $(17,433)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
   Write-off of acquired in-process research
    and development............................       --      39,000       --
   Restructuring and other related charges.....       --         --      7,000
   Depreciation................................     2,568      9,212    14,413
   Amortization of debt issuance costs and
    discount...................................    13,972     15,678    16,226
   Amortization of goodwill and intangible
    assets.....................................       --      10,899    22,262
   Amortization of deferred interest rate swap
    income.....................................       --         --       (724)
   Deferred income taxes.......................    (3,834)    (4,478)   (8,892)
   Interest income on stockholder receivables..       --         (41)      (34)
   Stock compensation expense..................    21,271        --        --
 Change in operating assets and liabilities,
  net of acquisitions:
   (Increase) decrease in accounts receivable..    (2,249)       196    (7,703)
   (Increase) decrease in inventories..........      (397)         5    (9,813)
   (Increase) decrease in prepaid expenses and
    other......................................      (905)     2,422    (1,066)
   Increase (decrease) in current income
    taxes......................................    (8,757)     4,744     4,687
   Increase (decrease) in accounts payable.....     1,106     (3,943)    3,227
   Increase (decrease) in accrued expenses.....     4,924     (4,887)    2,662
                                                ---------  ---------  --------
     Net cash provided by operating
      activities...............................     9,099     16,695    24,812
                                                ---------  ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of equipment........................    (6,000)   (15,925)  (18,225)
 Acquisition of NTI, less cash acquired........   (38,948)       --        --
 NTI acquisition-related expenditures..........       --        (218)      --
 Merger with DCI, less cash acquired...........       --    (178,670)      --
 DCI merger-related expenditures...............       --         --       (323)
                                                ---------  ---------  --------
     Net cash used in investing activities.....   (44,948)  (194,813)  (18,548)
                                                ---------  ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from the issuance of Bridge Loans....   140,000        --        --
 Repayment of Bridge Loans.....................  (140,000)       --        --
 Proceeds from issuance of long-term debt......   276,455    288,425       --
 Payments on long-term debt....................   (99,300)  (106,089)   (3,263)
 Net borrowings (repayments) on the revolving
  credit facility..............................       --       7,000    (7,000)
 Payments of debt issuance and capital costs...   (19,469)    (8,324)      --
 Payments of deferred note payable.............       --      (1,611)   (2,569)
 Principal payments on capital lease
  obligations..................................      (459)      (809)   (1,016)
 Cash dividends paid...........................      (128)       --        --
 Redemption of Old Common Stock................  (188,143)       --        --
 Issuance of common stock......................    72,101        217       --
 Payments of escrow payable to redeemed
  stockholders.................................       --      (4,100)      --
 Repayment of stockholder receivables..........       --          27        16
 Proceeds from interest rate swaps.............       --         --      6,062
 Proceeds from exercise of stock options.......       --         114        45
                                                ---------  ---------  --------
     Net cash provided by (used in) financing
      activities...............................    41,057    174,850    (7,725)
                                                ---------  ---------  --------
Net increase (decrease) in cash and cash
 equivalents...................................     5,208     (3,268)   (1,461)
Cash and cash equivalents, beginning of year...       169      5,377     2,109
                                                ---------  ---------  --------
Cash and cash equivalents, end of year......... $   5,377  $   2,109  $    648
                                                =========  =========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                   DDi CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (In thousands, except share and per share amounts)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

Basis of Presentation

   The consolidated financial statements include the accounts of DDi Corp. (formerly known as Details Holdings Corp.) ("Holdings" or "Parent") and subsidiaries. As used herein, the "Company" means Holdings and its subsidiaries.

   In connection with the Recapitalization (as defined below), Holdings changed its name to Details Holdings Corp., incorporated Details, Inc. (now Dynamic Details, Incorporated ("Details" or "DDi")) as a wholly-owned subsidiary and contributed substantially all of its assets, subject to certain liabilities, to Details. In November 1997, Holdings organized Details Capital Corp. (now DDi Capital Corp.) ("DDi Capital") as a wholly-owned subsidiary and, in February 1998, contributed substantially all its assets (including the shares of common stock of Details), subject to certain liabilities, including discount notes (as described in Note 6, the "Capital Senior Discount Notes"), to Details Capital. In July 1998, Holdings organized Details Intermediate Holdings Corp. (now DDi Intermediate Holdings Corp.) ("Intermediate") as a wholly-owned subsidiary and contributed all of the shares of common stock of Details Capital to Intermediate. Other than the Intermediate Senior Discount Notes (as described in Note 6) and the Capital Senior Discount Notes, related debt issue costs and deferred tax balances, all significant assets and liabilities of Holdings are those of DDi. DDi, in conjunction with Dynamic Details Design, LLC, a wholly-owned subsidiary of Intermediate formed in 1998, represent the operating divisions of Holdings.

   The consolidated financial statements include the accounts of Holdings' wholly-owned subsidiaries Colorado Springs Circuits Inc. ("NTI") (d/b/a Dynamic Details, Inc.-Colorado Springs) commencing on December 22, 1997 (date of acquisition) and Dynamic Circuits, Inc. ("DCI") (d/b/a Dynamic Details, Inc.- Silicon Valley) commencing on July 23, 1998 (date of merger). All intercompany transactions have been eliminated in consolidation.

   Recapitalization--On October 28, 1997, the Recapitalization of Holdings took place as follows: (i) DI Acquisition Corp. ("DIA"), a transitory merger corporation, was capitalized with a $62.4 million investment from (a) investment funds associated with Bain Capital, Inc. ($46.3 million), (b) Chase Manhattan Capital, L.P. and its affiliates ("CMC") ($11.2 million) and
(c) other investors ($4.9 million); (ii) DIA, which had no operations and was formed solely for the purpose of effecting the Recapitalization, merged with and into Holdings with Holdings surviving the merger; (iii) certain stockholders and option holders of Holdings received an aggregate amount of cash equal to approximately $184.3 million (plus future escrow payments of approximately $8.6 million); (iv) CMC retained approximately 7.7% of the fully-diluted equity of Holdings, and certain other stockholders of Holdings retained approximately 2.8% of the fully-diluted equity of Holdings (in each case after giving effect to the Recapitalization and related transactions); (v) management retained approximately 17.1% (including certain options to acquire shares of common stock of Holdings) of the fully-diluted equity of Holdings and acquired additional shares and options to acquire additional shares representing 10.4% of the fully-diluted equity of Holdings (in each case after giving effect to the Recapitalization and related transactions); (vi) the Company obtained $140 million of bridge loans; and (vii) the Company obtained borrowings under DDi's senior term facility (as described in Note 6, the "Senior Term Facility") of $91.4 million. The existing shareholders prior to the Recapitalization retained in excess of 20% of the fully diluted common stock of Holdings after the Recapitalization and, accordingly, push-down accounting was not reflected in the accompanying consolidated financial statements as permitted by Staff Accounting Bulletin No. 54 of the Securities and Exchange Commission. The merger of DIA referred to above was reflected in the accompanying consolidated financial statements as a Recapitalization and, accordingly, the historical bases of the Company's assets and liabilities were not affected.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

Nature of Business

   The Company is a leading provider of time-critical, technologically advanced design, development and manufacturing services to original equipment manufacturers and electronics manufacturing service providers, primarily involving complex printed circuit boards. The Company serves over 1,400 customers, primarily in the United States, in the telecommunications, computer and networking industries.

2. SIGNIFICANT ACCOUNTING POLICIES

   Cash and cash equivalents--Management defines cash and cash equivalents as highly liquid deposits with a remaining maturity of 90 days or less. The Company maintains cash and cash equivalents balances at certain financial institutions in excess of amounts insured by federal agencies. Management does not believe that as a result of this concentration it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.

   Inventories--Inventories include freight-in, materials, labor and manufacturing overhead costs and are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

   Property, plant and equipment--Property, plant and equipment are stated at cost or in the case of property, plant and equipment acquired through business combinations, at fair value based upon allocated purchase price at the acquisition date. Depreciation is provided over the estimated useful lives of the assets using both the straight-line and accelerated methods. For leasehold improvements, amortization is provided over the shorter of the estimated useful lives of the assets or the lease term and included in the caption depreciation expense. See Note 5 for additional information.

   Debt issue costs and debt discounts--The Company deferred certain debt issue costs relating to the establishment of its various debt facilities and the issuance of its debt instruments (see Note 6). These costs are capitalized and amortized over the expected term of the related indebtedness using the effective interest method.

   The Company issued both the Capital Senior Discount Notes and the Intermediate Senior Discount Notes (both as defined in Note 6) at a discount. Discounts are reflected in the accompanying balance sheets as a reduction of face value and are amortized over the expected term of the related indebtedness using the effective interest method. Amortization included as interest expense amounted to approximately $0.9 million, $9.9 million and $14.1 million for the years ended December 31, 1997, 1998 and 1999, respectively.

   Goodwill and identifiable intangibles--The Company amortizes the goodwill recorded as a result of the acquisition of NTI and the merger with DCI (see
Note 14) on a straight-line basis over 25 years and 20 years, respectively, from the date of each transaction. Management believes that the estimated useful lives established at the dates of each transaction were reasonable based on the economic factors applicable to each of the businesses. Identifiable intangibles represent assets acquired through business combinations, and are stated at their fair values based upon purchase price allocations as of the transaction date. At December 31, 1998 and 1999, these assets are primarily comprised of developed technologies, customer relationships/tradenames, and assembled workforce. The developed technology assets are being charged to income over their estimated useful lives of 10 years, using an accelerated method of amortization, reflective of the relative contribution of each developed technology in periods following the transaction date. The customer relationships/tradenames and assembled workforce assets are being amortized on a straight-line basis over their estimated useful lives of 18 years and 4 years, respectively. As of December 31, 1998 and 1999, the accumulated amortization related to goodwill and identifiable intangibles was approximately $10.9 million and $33.1 million, respectively.

                                   DDi CORP.

               (In thousands, except share and per share amounts)


   Revenue recognition--The Company recognizes revenue from the sale of its products upon shipment to its customers. The Company provides a normal warranty on its products and accrues an estimated amount for this expense at the time of the sale.

   Concentration of credit risk--Financial instruments which potentially expose the Company to concentration of credit risk consist principally of trade accounts receivable. To minimize this risk, the Company performs ongoing credit evaluations of customers' financial condition and maintains reserves; the Company, however, generally does not require collateral. In 1999, no individual customer accounted for 10% or more of the Company's net sales. As of December 31, 1999, one individual customer accounted for 10% of the Company's total receivables. On a pro forma basis (assuming the merger with DCI occurred at the beginning of 1998) for the year ended December 31, 1998, no individual customer accounted for 10% or more of the Company's net sales; and as of December 31, 1998, no individual customer accounted for 10% or more of the Company's total accounts receivable. In 1997, a significant portion of the Company's sales were made to two customers. One of these customers accounted for 13% of the Company's total sales in 1997, with the second customer accounting for 10%.

   Environmental matters--The Company expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company determines its liability on a site by site basis and records a liability at the time when it is probable and can be reasonably estimated. To date, such costs have not been material (see Note 13).

   Income taxes--The Company records on its balance sheet deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in different periods for financial statement purposes versus tax return purposes. Management provides a valuation allowance for net deferred tax assets when it is more likely than not that a portion of such net deferred tax assets will not be recovered through future operations (see Note 12).

   Long-lived assets--The Company follows Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires that long-lived assets, including goodwill, be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates potential impairment by comparing the carrying amount of the assets with the estimated undiscounted cash flows associated with them. If an impairment exists, the Company measures the impairment utilizing discounted cash flows.

   Derivative financial instruments--The Company has only limited involvement with derivative financial instruments. As of December 31, 1998, the Company had entered into interest rate exchange agreements ("Swap Agreements") to reduce the risk of fluctuations in interest rates applicable to its Senior Term Facility (see Note 6). In January 1999, the Company elected to modify the terms of its Swap Agreements, resulting in no gain or loss. In June 1999, the Company elected to terminate and concurrently replace its Swap Agreements (as modified). The gain recognized from the termination of the Swap Agreements, along with the proceeds received from the execution of the new interest rate exchange agreements ("New Swap Agreements") will be amortized over the term of the respective Swap Agreements using the effective interest method. Amounts to be paid to/(received from) counterparties under its interest rate exchange agreements are reflected as increases/(decreases) to periodic interest expense (see Note 8).

                                   DDi CORP.

               (In thousands, except share and per share amounts)

  Stock options--The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for compensation cost related to stock option plans and other forms of stock-based compensation plans. The Company has elected to provide the pro forma disclosures as if the fair value based method had been applied. In accordance with SFAS No. 123, the Company applies the intrinsic value based method of accounting defined under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25"), and accordingly, does not recognize compensation expense for its plans to the extent employee options are issued at exercise prices equal to or greater than the fair market value at the date of grant.

  Use of estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and their reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Basic and diluted earnings per share--The Company has adopted the provisions of SFAS No. 128 "Earnings Per Share." SFAS 128 requires the Company to report both basic net income (loss) per share, which is based on the weighted average number of common shares outstanding, excluding contingently issuable shares such as the Class L common shares that contingently convert into common stock upon certain events, and diluted net income (loss) per share, which is based on the weighted average number of common shares outstanding and dilutive potential common shares outstanding. Class A and Class L common stock share ratably in the net income (loss) remaining after giving effect to the 12% yield on the Class L common stock. As a result of the losses incurred by the Company during 1997, 1998 and 1999, all potential common shares were anti-dilutive and excluded from the diluted net income (loss) per share calculation. For the years ended December 31, 1997, 1998 and 1999, contingently issuable shares of 353,000, 3,015,000, and 3,914,000 and options of 116,000, 216,000, and 273,000, respectively, were excluded from the calculation as their effect is anti-dilutive.

                                                 Year Ended December 31,
                                              -------------------------------
                                                1997       1998       1999
                                              ---------  ---------  ---------
     Numerator:
     Net loss per share of Class A common
      stock..................................  $(18,600)  $(52,112)  $(17,433)
     Priority distribution due shares of
      Class L common stock...................    (1,075)    (6,272)   (14,112)
                                              ---------  ---------  ---------
     Net loss allocable to shares of Class A
      common stock...........................  $(19,675)  $(58,384)  $(31,545)
                                              =========  =========  =========
     Denominator:
     Weighted average shares of Class A
      common stock outstanding............... 1,887,591  2,709,440  3,501,582
                                              =========  =========  =========

   Unaudited as adjusted equity--The as adjusted equity at December 31, 1999 adjusts the historical equity at December 31, 1999 to give effect to the anticipated Reclassification (defined below) based on an initial public offering price of $14.00 per share to be effective prior to the closing of the anticipated initial public offering.

   Unaudited pro forma loss per share--Unaudited pro forma basic and diluted net loss per share for the year ended December 31, 1999 have been calculated based on net loss allocable to all classes of common stock and assuming the reclassification of the Company's Class A and L common stock prior to the completion of this

                                   DDi CORP.

               (In thousands, except share and per share amounts)

offering, as if such reclassification had occurred at the beginning of the period or the date of issuance of the stock, if later. Each share of Class L common stock will be converted into one share of Class A common stock plus an additional number of shares of Class A common stock (determined by dividing the preference amount of such share by the initial public offering price of $14.00 per share). Each share of Class A common stock will then convert into shares of new common stock. These events are herein defined as the "Reclassification".

   Unaudited supplemental pro forma loss per share--Some of the proceeds of the Company's anticipated public offering will be used to retire indebtedness under its Intermediate Senior Discount Notes, Capital Senior Discount Notes, and Senior Term Facility (see Note 6). Accordingly, the supplemental pro forma net loss assumes these retirements had taken place at the beginning of the period, and the amount of interest expense eliminated, net of income tax, is $6,360 for the year ended December 31, 1999. The pro forma weighted average shares outstanding assumes that the proceeds of the sale of 8,735,714 shares of common stock were used to retire debt.

   Reclassifications--Certain prior year amounts have been reclassified to conform with the 1999 presentation.

   Recently issued accounting standards-- In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes requirements for reporting and disclosure of comprehensive income and its components. This statement became effective for the Company's fiscal year ending December 31, 1998. For 1998 and 1999, the Company has no elements which give rise to reporting comprehensive income.

   In June 1997, the FASB also issued SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 modifies the disclosure requirements for reportable operating segments. This statement became effective for the Company's fiscal year ending December 31, 1998. This pronouncement currently has had no significant impact on the reporting practices of the Company since its adoption. Until such time as the Company diversifies its operations, management believes such pronouncement will not be applicable.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 137, issued by the FASB in July 1999, establishes a new effective date for SFAS No. 133. This statement, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000 and is therefore effective for the Company beginning with its fiscal quarter ending March 31, 2001. Based upon the nature of the financial instruments and hedging activities in effect as of the date of this filing, this pronouncement would require the Company to reflect the fair value of its derivative instruments (see Note 8) on the consolidated balance sheet. Changes in fair value of these instruments will be reflected as a component of comprehensive income. The Company will adopt SFAS No. 133 effective January 1, 2001.

3. ACCOUNTS RECEIVABLE

   Accounts receivable, net consist of the following:

                                                                December 31,
                                                               ----------------
                                                                1998     1999
                                                               -------  -------
     Accounts receivable...................................... $36,192  $44,358
     Less: Allowance for doubtful accounts....................  (1,428)  (1,584)
                                                               -------  -------
                                                               $34,764  $42,774
                                                               =======  =======

                                   DDi CORP.

               (In thousands, except share and per share amounts)

4. INVENTORIES

   Inventories consist of the following:

                                                                  December 31,
                                                                 ---------------
                                                                  1998    1999
                                                                 ------- -------
     Raw materials.............................................. $ 6,628 $11,828
     Work-in-process............................................   4,406   5,601
     Finished goods.............................................   1,581   2,780
                                                                 ------- -------
                                                                 $12,615 $20,209
                                                                 ======= =======

5. PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment, net consists of the following:

                                                               December 31,
                                                             ------------------
                                                               1998      1999
                                                             --------  --------
     Buildings and leasehold improvements................... $ 17,255  $ 18,245
     Machinery and equipment................................   61,441    73,092
     Office furniture and equipment.........................    8,352    11,538
     Vehicles...............................................      240       250
     Land...................................................    2,235     2,235
     Deposits on equipment..................................    2,712     3,902
                                                             --------  --------
                                                               92,235   109,262
     Less: Accumulated depreciation.........................  (31,217)  (46,053)
                                                             --------  --------
                                                             $ 61,018  $ 63,209
                                                             ========  ========

   The depreciable lives assigned to buildings are 30-40 years. Existing leaseholds are depreciated over 7-15 years. Machinery, office furniture, equipment and vehicles are each depreciated over 3-7 years. Deposits are not depreciated as the related asset has not been placed into service.

   Buildings and leasehold improvements include capital leases of approximately $5.1 million with related accumulated depreciation of approximately $1.5 million and $2.0 million at December 31, 1998 and 1999, respectively. Machinery and equipment includes capital leases of approximately $4.2 million with related accumulated depreciation of approximately $1.1 million and $1.6 million at December 31, 1998 and 1999, respectively.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

6. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

   Long-term debt and capital lease obligations consist of the following:

                                                              December 31,
                                                            ------------------
                                                              1998      1999
                                                            --------  --------
   Senior Term Facility.................................... $255,000  $251,738
   10.0% Senior Subordinated Notes.........................  100,000   100,000
   12.5% Capital Senior Discount Notes, face amount
    $110,000 net of unamortized discount of $41,195 and
    $32,283 at December 31, 1998 and 1999, respectively....   68,805    77,717
   13.5% Intermediate Senior Discount Notes, face amount
    $66,810 net of unamortized discount of $31,267 and
    $26,051 at December 31, 1998 and 1999, respectively....   35,543    40,759
   Capital lease obligations...............................    7,540     6,524
                                                            --------  --------
                                                             466,888   476,738
   Less: current maturities................................   (4,390)   (7,035)
                                                            --------  --------
                                                            $462,498  $469,703
                                                            ========  ========

Senior Credit Facility

   In connection with the merger with DCI (see Note 14), DDi entered into an agreement with a co-syndication of banks, including Chase Manhattan Bank, N.A. and Bankers Trust Company. Borrowings under this agreement consist of the Senior Term Facility and the Revolving Credit Facility (collectively, the "Senior Credit Facility"). Under the terms of this agreement, DDi must comply with certain restrictive covenants, which include the requirement that DDi meet certain financial tests. In addition, DDi is restricted from making certain payments, including dividend payments to its stockholders. The Senior Credit Facility is jointly and severally guaranteed by Intermediate and DDi Capital, and is collateralized by a pledge of substantially all of the capital stock of DDi and certain of its subsidiaries. The Senior Credit Facility expires in April 2005.

Senior Term Facility

   Under the Senior Term Facility, $255 million ($105 million under Tranche A and $150 million under Tranche B) was advanced to DDi in connection with the merger with DCI (see Note 14) on July 23, 1998. Scheduled principal and interest payments are due quarterly beginning June 30, 1999 (other than with respect to the last installment, which is due on July 22, 2004 and April 22, 2005 for Tranche A and Tranche B, respectively). Borrowings under the Senior Term Facility bear interest at a floating rate at DDi's option at a rate equal to either (1) 2.25%, for Tranche A, and 2.50%, for Tranche B, per annum plus the applicable LIBOR rate or (2) 1.25%, for Tranche A, and 1.50%, for Tranche B, per annum plus the higher of (a) the applicable prime lending rate of The Chase Manhattan Bank (8.5% at December 31, 1999) or (b) the federal reserve reported overnight funds rate plus 1/2 of 1% per annum (the "Index Rate"). The applicable margin of 2.25% for Tranche A is subject to reduction in accordance with an agreed upon pricing grid based on decreases in the Company's consolidated leverage ratio, defined as consolidated total debt to consolidated EBITDA (earnings before net interest expense, income taxes, depreciation, amortization and extraordinary or non-recurring expenses). As of December 31, 1999, the Company elected the LIBOR rate (6.5% at December 31, 1999), reset monthly.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

Revolving Credit Facility

   DDi also has a $45.0 million Revolving Credit Facility for revolving credit loans, letters of credit and swing line loans which expires on July 22, 2004. Advances under the Revolving Credit Facility bear interest at DDi's option at a rate equal to either (1) 2.25% per annum plus the applicable LIBOR rate or (2) 1.25% per annum plus the Index Rate. In addition, DDi is required to pay a fee of 1/2 of 1% per annum on the average unused commitment under the Revolving Credit Facility. At December 31, 1998, DDi had borrowings outstanding of $7.0 million on this Revolving Credit Facility. At December 31, 1999, DDi had no borrowings outstanding on this Revolving Credit Facility and had $0.7 million reserved against the Revolving Credit Facility for a letter of credit. The Company intends to paydown the balance from time-to-time, therefore it is classified as current in the accompanying consolidated balance sheets. As of December 31, 1999, the Company elected the LIBOR rate (6.5% at December 31,
1999), reset monthly.

Senior Subordinated Notes

   Subsequent to the Recapitalization, on November 18, 1997, DDi issued $100 million of Senior Subordinated Notes. The Senior Subordinated Notes bear interest at 10% per annum, payable semi-annually in arrears on each May 15 and November 15 of each year, through the maturity date on November 15, 2005.

   Except as described below, DDi may not redeem the Senior Subordinated Notes prior to November 15, 2001. Prior to November 15, 2000, however, up to 40% of the Senior Subordinated Notes, at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, may be redeemed at DDi's option with the net proceeds of the sale in public offerings of common stock of Holdings (provided that at least 60% of the original principal amount of the Subordinated Notes remains outstanding immediately after such redemption). On or after November 15, 2001, the Senior Subordinated Notes may be redeemed at the option of DDi, in whole or in part from time to time, at redemption prices ranging from 105% of principal amount in the year ended November 15, 2001 to 100% of principal amount subsequent to November 15, 2004, plus accrued and unpaid interest.

   The Senior Subordinated Notes are guaranteed, on a senior subordinated basis, jointly and severally, by DDi Capital and its wholly-owned subsidiaries (the "Guarantors"). The Senior Subordinated Note indenture also contains covenants that restrict the Guarantors from incurring additional indebtedness and from making certain payments, including dividend payments to its stockholders.

Capital Senior Discount Notes

   In 1997, subsequent to the Recapitalization, Holdings issued $110 million face amount at maturity (net proceeds of $60.1 million) of senior discount notes ("Capital Senior Discount Notes"), and DDi Capital later succeeded to Holdings obligations under the Capital Senior Discount Notes. The Capital Senior Discount Notes are unsecured, senior obligations and will be effectively subordinated to all future indebtedness and liabilities of DDi Capital's subsidiaries. The Capital Senior Discount Notes begin bearing cash interest of 12.5% at November 15, 2002, payable each May 15 and November 15 in arrears, through the maturity date of November 15, 2007.

   Except as described below, DDi Capital may not redeem the Capital Senior Discount Notes prior to November 15, 2002. Prior to November 15, 2000, however, up to 40% of the Capital Senior Discount Notes, at a redemption price of 112.5% of the accreted principal amount thereof, plus accrued and unpaid interest, may be redeemed at DDi Capital's option with the net proceeds of the sale in public offerings of common stock of Holdings (provided that at least 60% of the original principal amount of the Capital Senior Discount Notes

                                   DDi CORP.

               (In thousands, except share and per share amounts)

remains outstanding immediately after such redemption). On or after November 15, 2002, the Capital Senior Discount Notes may be redeemed at the option of DDi Capital, in whole or in part from time to time, at redemption prices ranging from 106.25% of accreted principal amount in the year ended November 15, 2002 to 100% of accreted principal amount subsequent to November 15, 2005, plus accrued and unpaid interest.

   The Capital Senior Discount Note indenture also contains covenants that restrict the Company from incurring additional indebtedness and from making certain payments, including dividend payments to its stockholders.

Intermediate Senior Discount Notes

   In July 1998, Intermediate issued senior discount notes ("Intermediate Senior Discount Notes") in conjunction with the merger with DCI (see Note 14), the proceeds of which amounted to approximately $33 million. The Intermediate Senior Discount Notes are unsecured, senior obligations and will be effectively subordinated to all future indebtedness and liabilities of Intermediate's subsidiaries. These notes accrete in value at a rate of 13.5%, compounded semi-annually and have a stated maturity of June 30, 2008. These notes have a stated principal at maturity of approximately $67 million, although approximately 43% of the stated principal amount of the debt is due December 2003. Cash interest begins accruing as of June 30, 2003 and will be payable each June 30 and December 31, in arrears, commencing December 31, 2003 through the maturity date. This debt is redeemable at Intermediate's option, in whole or in part, at any time, at redemption prices which decrease throughout the life of the debt. Prior to June 30, 2003, the redemption price is an amount sufficient to generate, to the holders of this debt, an internal rate of return per annum on the initial offering price ranging from 18% to 20%. Subsequent to June 30, 2003, the redemption prices range from 106.75% of accreted principal, decreasing 2.25% per annum to 100% of accreted principal subsequent to June 30, 2006, plus accrued but unpaid interest.

   The Intermediate Senior Discount Note indenture also contains covenants limiting, among other things, dividends, asset sales, and transactions with affiliates. These restrictions apply both to Intermediate and its subsidiaries.

Debt Issue Costs

   In connection with establishing its various debt facilities and the issuance of its debt instruments, the Company incurred approximately $17.3 million in fees which have been capitalized as debt issue costs. Accumulated amortization as of December 31, 1998 and 1999 was approximately $1.4 million and $3.5 million, respectively. During 1997, certain debt was retired and the net carrying amount of the related debt issue costs was written off, resulting in an extraordinary loss of $1.6 million, net of related income tax of $1.1 million. During 1998, certain debt was retired and the net carrying amount of the related debt issue costs was written off, resulting in an extraordinary loss of $2.4 million, net of related income taxes of $1.5 million.

Change of Control

   Upon a change in control, as defined in the Senior Subordinated Note and the Capital Senior Discount Note indentures, DDi or DDi Capital may redeem the Senior Subordinated Notes or the Capital Senior Discount Notes, respectively, in whole, but not in part, before November 15, 2002 at 100% of principal in the case of the Senior Subordinated Notes, or 100% of the accreted value in the case of the Capital Senior Discount Notes, plus the applicable premium, as defined in the Senior Subordinated Note and the Capital Senior Discount Note indentures, and accrued and unpaid interest as of the date of redemption. In the event the Company does not elect to redeem the notes prior to such date, each holder of the Subordinated Notes and

                                   DDi CORP.

               (In thousands, except share and per share amounts)

Capital Senior Discount Notes may require DDi or DDi Capital, respectively, to repurchase all or a portion of such holder's notes at a cash purchase price equal to 101% of the principal amount or the accreted value, plus accrued and unpaid interest if any, to the date of repurchase. The Intermediate Senior Discount Note indenture provides that in the event of such a change in control, each holder of the Intermediate Senior Discount Notes will have the right to have Intermediate redeem all or any part of the portion of the Intermediate Senior Discount Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (or accreted value), if any to the date of purchase. The Senior Credit Facility provides that the occurrence of such a change in control constitutes an event of default, which could require the immediate repayment of the Senior Credit Facility.

Exchange Offer

   On March 24, 1998, the Company consummated exchange offers of previously unregistered Capital Senior Discount Notes and Senior Subordinated Notes for registered notes (with terms identical in all material respects) on Form S-4 under the Securities Act of 1933, as amended.

Related Party Transactions

   In connection with the Recapitalization and related transactions subsequent thereto, CMC, a shareholder, and its affiliates The Chase Manhattan Bank, N.A. ("Chase") and Chase Securities Inc. were paid fees and expenses aggregating approximately $16 million and CMC and Chase received common stock warrants valued at approximately $3.4 million (see Note 11).

   In conjunction with the merger with DCI in 1998 (see Note 14), Chase acted as collateral, co-syndication, and administrative agent with regard to the establishment of the Senior Credit Facility. In this capacity, Chase received $2.4 million in fees. Chase also participates as a lender in the syndication, and is a counterparty to one of the Company's interest rate exchange agreements, under terms similar to those of the other participants and counterparties.

   The Company has a management agreement with Bain Capital Partners V, L.P. ("Bain"), an affiliate of Bain Capital Funds, the controlling shareholders, under which Bain is entitled to management fees (see Note 13).

Future Payments

  As of December 31, 1999, the scheduled future annual principal payments of long-term debt are as follows:

     Year Ending December 31,
       2000............................................................ $  5,925
       2001............................................................   19,838
       2002............................................................   25,875
       2003............................................................   60,713
       2004............................................................   72,225
       Thereafter......................................................  343,972
                                                                        --------
                                                                        $528,548
                                                                        ========

                                   DDi CORP.

               (In thousands, except share and per share amounts)

7. ACCRUED EXPENSES

   Accrued expenses consist of the following:

                                                                 December 31,
                                                                ---------------
                                                                 1998    1999
                                                                ------- -------
     Accrued salaries and related benefits..................... $ 4,253 $ 7,347
     Accrued interest payable..................................   1,438   1,307
     Accrued restructuring charges.............................     --    2,600
     Other accrued expenses....................................   7,560   7,157
     Escrow payable to redeemed stockholders...................   3,900   3,900
                                                                ------- -------
                                                                $17,151 $22,311
                                                                ======= =======

8. DERIVATIVES

   Pursuant to its interest rate risk management strategy and to certain requirements imposed by the Company's Senior Credit Facility (see Note 6), the Company entered into two interest rate exchange agreements ("Swap Agreements"), effective October 1, 1998. Together these agreements represented an effective cash flow hedge of the variable rate of interest (1-month LIBOR) paid under the Senior Term Facility, minimizing exposure to increases in interest rates related to this debt over its scheduled term. Under the Swap Agreements, the Company received a variable rate of interest (1-month LIBOR) and paid a fixed rate of interest (blended annual rate of 5.27%). These rates were applied to a notional amount ($255 million from October 1 through December 31, 1998) which decreases at such times, and in such amounts, as to conform with the principle outstanding under the Senior Term Facility through its scheduled maturity in 2005. In January 1999, the Company and each counterparty agreed to modify certain features of the Swap Agreements. In return for a reduction in the blended fixed rate of interest paid by the Company (to 4.96% per annum), the counterparties were granted the option to terminate their respective agreements on January 31, 2002.

   In June 1999, the Company elected to terminate and concurrently replace the Swap Agreements. The Company received cash proceeds of approximately $6.1 million from these transactions which will be recognized as a reduction to interest expense. Of this amount, approximately $5.6 million represents the gain from the termination of the Swap Agreements and will therefore be amortized using the effective interest method through January 2002, the original scheduled maturity of the Swap Agreements. The remaining $0.5 million represents proceeds from the execution of the new interest rate exchange agreements ("New Swap Agreements") and will be amortized into interest expense using the effective interest method through April 2005, over the term of the New Swap Agreements. It is anticipated that the impact of this amortization will not materially affect interest expense in any period.

   The New Swap Agreements represent an effective cash flow hedge, consistent with the nature of the Swap Agreements. Under the terms of the New Swap Agreements, the Company pays a maximum annual rate of interest applied to a notional amount equal to the principal balance of the Senior Term Facility for the period June 30, 1999 through August 31, 2001. During this period, the Company's maximum annual rate is 5.65% for a given month, unless 1-month LIBOR for that month equals or exceeds 7.00%, in which case the Company pays 7.00% for that month. From September 1, 2001 through the scheduled maturity of the Senior Term Facility in 2005, the Company pays a fixed annual rate of 7.35% applied to a notional amount equal to 50% of the principal balance of the Senior Term Facility during that period.

   As a result of the termination and replacement of the Swap Agreements, the maximum rate of interest to be paid has increased through January 31, 2002. The New Swap Agreements, however, provide the Company

                                   DDi CORP.

               (In thousands, except share and per share amounts)

with greater protection against increases in interest rates from January 31, 2002 through the maturity of the Senior Term Facility in 2005, since the New Swap Agreements do not contain an option, which was available to the counterparties of the Swap Agreements, to terminate the agreements on January 31, 2002. Counterparty risk is limited to amounts to be reflected in the Company's consolidated balance sheet. This risk is minimized and is expected to be immaterial to the Company's consolidated results of operations as the New Swap Agreements provide for monthly settlement of the net interest owing. Further, each counterparty to the New Swap Agreements carries at least a "single-A" credit rating. The impact of the interest rate exchange agreements on the Company's interest expense was not material.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments including cash, accounts receivable, accounts payable, accrued liabilities and variable rate debt approximate book value as of December 31, 1998 and 1999. The carrying value for the fixed rate Intermediate Senior Discount Notes was established based upon market conditions at the time the debt was issued and through December 31, 1998, such market conditions had not changed significantly. As of December 31, 1999, the fair value of the Intermediate Senior Discount Notes is based on the calculated premium to redeem the debt in accordance with the Intermediate Senior Discount Notes indenture. Use of this basis reflects the Company's anticipated redemption of the Intermediate Senior Discount Notes in connection with the initial public offering of the Company's common stock during 2000. As of December 31, 1998 and 1999, the fair value of the Company's Senior Subordinated Notes, Capital Senior Discount Notes and Swap Agreements were different from their carrying values. The fair values of the Company's Senior Subordinated Notes and Capital Senior Discount Notes are estimated based on their quoted market prices. The fair value of the Company's Swap Agreements as of December 31, 1998 and 1999 is based on the difference between the Company's interest rate as determined by the Swap Agreements and the market interest rate for swaps with the same contractual terms as of December 31, 1998 and 1999, respectively.

   The estimated fair values of the Company's financial instruments are as follows:

                                            December 31, 1998  December 31, 1999
                                            -----------------  -----------------
                                            Carrying   Fair    Carrying   Fair
                                             Amount   Value     Amount   Value
                                            -------- --------  -------- --------
Variable rate debt:
  Revolving Credit Facility................ $  7,000 $  7,000  $    --  $    --
  Senior Term Facility..................... $255,000 $255,000  $251,738 $251,738
Fixed rate debt:
  10% Senior Subordinated Notes............ $100,000 $ 96,000  $100,000 $ 92,500
  Capital Senior Discount Notes............ $ 68,805 $ 61,600  $ 77,717 $ 57,200
  Intermediate Senior Discount Notes....... $ 35,544 $ 35,544  $ 40,759 $ 43,408
  Swap Agreements.......................... $    --  $ (1,081) $    --  $  1,346

10. CAPITAL LEASE OBLIGATIONS

   The Company leases certain facilities and equipment under capital lease obligations bearing implicit interest rates ranging from 8% to 12%. The terms of the lease require monthly payments of approximately $152 including interest at December 31, 1999. Certain leases contain an option for the Company to renew for an additional term at the end of the initial term and an option to purchase the facilities and equipment at their fair values at the end of the initial term and at the end of the second term.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

Future Payments

   Aggregate annual maturities of capital lease obligations (for periods subsequent to December 31, 1999) are as follows:

                                                                      Present
                                            Total     Less Amount  Value of Net
                                        Minimum Lease Representing Minimum Lease
                                          Payments      Interest     Payments
                                        ------------- ------------ -------------
   Year Ending December 31,
     2000..............................    $1,835        $  726       $1,109
     2001..............................     1,831           606        1,225
     2002..............................     1,522           481        1,041
     2003..............................     1,298           371          927
     2004..............................     1,298           253        1,045
     Thereafter........................     1,298           121        1,177
                                           ------        ------       ------
                                           $9,082        $2,558       $6,524
                                           ======        ======       ======

11. STOCKHOLDERS' EQUITY

Old Common Stock, Preferred Stock and Additional Paid-in Capital

   At December 31, 1996 and immediately prior to the Recapitalization, the Company's stockholders' equity consisted of the following: (i) 100,000 authorized shares of no par value common stock ("Old Common") with approximately 9,717 shares outstanding; (ii) 100,000 authorized shares of no par value convertible preferred stock with approximately 6,601 shares outstanding. Due to the existence of a put option for 6,959 common shares, the estimated fair value of these shares was accreted to estimated fair value and was classified as temporary stockholders' equity. The estimated fair value of the Old Common at December 31, 1996 was approximately $5,590 per share and at the date of the Recapitalization was approximately $11,308. The Old Common, preferred stock and common stock purchase warrants were canceled as part of the Recapitalization.

Recapitalization

   In connection with the Recapitalization, the Company accelerated the vesting of all outstanding options to purchase shares of its Old Common and made such options immediately exercisable. Certain members of management then exercised approximately 1,374 options granted under the Company's 1996 Performance Stock Option Plan (the "1996 Stock Option Plan"), to purchase an equal number of shares of Old Common. In addition, the convertible preferred stock and the Old Common purchase warrants were converted into 565 shares of Old Common. Holdings then: (i) redeemed and canceled approximately 16,232 shares of Old Common and options to purchase 64 shares of Old Common options granted under the Company's 1996 Employee Stock Option Plan (the "1996 Employee Plan") at a redemption price of approximately $11,308 per share, plus future escrow payments estimated at $508 per share or $8.6 million in the aggregate at December 31, 1997, payable by March 31, 1999; (ii) canceled all remaining options authorized but ungranted under the 1996 option plans; (iii) converted the remaining approximately 1,938 shares of Old Common into approximately 438,326 shares and approximately 54,175 shares of Class A common and Class L common, respectively, and (iv) converted the remaining approximately 513 unexercised options to purchase shares of Old Common into options to purchase approximately 116,158 shares and approximately 14,357 shares of Class A common and Class L common, respectively. The escrow payment described above represents the distribution by the Company to all shareholders of record as of the Recapitalization date, of the income tax benefit received by the Company as a result of the compensation expense recorded for the accelerated vesting of options to purchase shares of Old Common. At December 31, 1999, approximately 41,817 options to purchase shares of Class A common stock at $0.96 per share and approximately 14,357 options to purchase shares of Class L common stock at $70.19 per share remain outstanding and fully vested.

                                   DDi CORP.

               (In thousands, except share and per share amounts)


Common Stock Warrants

   As part of the financing associated with the Recapitalization, warrants were granted to affiliates of The Chase Manhattan Bank (Note 6) to purchase 70,211 shares of Class A common stock and 8,678 shares of Class L common stock. Each warrant entitled the holder thereof to purchase a unit, at $.09 per unit, consisting of 8.09 shares of Class A common stock and one share of Class L common stock. Such warrants are exercisable through October 2007. A fair value of $3,420 was ascribed to the warrants and recorded as a debt discount.

   In connection with the DCI merger (Note 14), warrants were granted to purchase 69,599 shares of Class A common stock at $61.17 per share. Such warrants are exercisable through July 22, 2008.

Common Stock

   The Company has seven authorized classes of no par Class A common stock, Class A-1 to Class A-7, which aggregate 5,175,000 authorized shares. The separate classes of Class A common have different rights with respect to election of directors. All Class A shares are voting, except for Class A-7, which is nonvoting. The Company also has 475,000 authorized shares of no par Class L common stock.

   The Class L common stock is identical to the Class A common stock, except that each share of Class L common stock is entitled to a preferential payment upon any distribution by the Company equal to the original cost of such share ($364.09) plus an amount which accrues from the original issuance date on a daily basis at 12% per annum, compounded quarterly. After payment of this preference amount, each share of Class A common stock and Class L common stock shares equally in all distributions. The Class L common stock is convertible into Class A common stock upon a majority vote of the holders of the outstanding Class L common stock at the time of our initial public offering or other specified realization events.

   Each outstanding share of Class L common stock is convertible into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount of such share of Class L common stock by the value of a share of Class A common stock.

Stock Options

   Prior to the Recapitalization, the Company had two stock option plans, the 1996 Stock Option Plan and the 1996 Employee Plan together the "1996 Option Plans." The term of the options under these plans is ten years from the date of grant. Under the 1996 Option Plans, the Board granted options to acquire approximately 1,950 shares of Old Common, at an exercise price of approximately $2,179 per share. Immediately prior to the Recapitalization, the Company accelerated the vesting of all outstanding options (totaling approximately 1,950 shares) to purchase shares of its Old Common making all such options immediately exercisable. In connection therewith, the Company recorded $21.3 million of compensation expense in 1997 based on the difference between the estimated fair value of underlying Old Common and the option exercise price and $10 million of compensation expense for bonuses payable to employees to cover the employees' taxes upon the exercise of these options in conjunction with the Recapitalization.

   During 1997, 1998 and 1999 there were no grants, exercises, forfeitures, or expirations of options under either the 1996 Stock Option Plan or the 1996 Employee Plan. As of December 31, 1999, the options outstanding under both of these plans had remaining weighted-average contractual terms of approximately seven years.

   In 1997, Holdings adopted its 1997 Details, Inc. Equity Incentive Plan (the "1997 Employee Stock Option Plan"), authorizing the grant of options to certain management of the Company to purchase 235,000 shares of Class A common stock. The term of the options under this plan is ten years from the date of grant. Options granted under this plan vest in equal monthly amounts over four years, with immediate vesting upon a change

                                   DDi CORP.

               (In thousands, except share and per share amounts)

in control or sale of all of the assets of the Company. Of the total shares authorized under the plan, options to purchase half of the shares (117,500) have an exercise price of $5.00 ("$5 Options"), with the other half having an exercise price of $61.17 ("$61 Options"). For all options granted under this plan, the exercise prices approximated the estimated fair value at the date of grant, resulting in no compensation expense. As of December 31, 1999, the options outstanding under this plan had a remaining weighted-average contractual term of approximately eight years.

   Stock option activity under the 1997 Employee Stock Option Plan is:

                                              $5 Options        $61 Options
                                           -----------------  ----------------
                                                     Number            Number
                                           Exercise    of     Exercise   of
                                            Price    Shares    Price   Shares
                                           -------- --------  -------- -------
   Granted...............................   $5.00    116,145   $61.17  116,145
   Exercised.............................   $5.00   (116,145)     --       --
   Forfeited.............................     --         --       --       --
                                                    --------           -------
   Balance at December 31, 1997..........     --         --    $61.17  116,145
   Granted...............................     --         --       --       --
   Exercised.............................     --         --       --       --
   Forfeited.............................     --         --       --       --
                                                    --------           -------
   Balance at December 31, 1998..........     --         --    $61.17  116,145
   Granted...............................   $5.00      9,775   $61.17   12,031
   Exercised.............................     --         --       --       --
   Forfeited.............................   $5.00     (6,767)  $61.17   (9,023)
                                                    --------           -------
   Balance at December 31, 1999..........   $5.00      3,008   $61.17  119,153
                                                    ========           =======
   Options exercisable as of December 31,
    1999.................................              1,625            58,547
                                                    ========           =======

   Had compensation costs for the stock options issued under the 1996 Stock Option Plan, 1996 Employee Plan and the 1997 Employee Stock Option Plan been determined based on the grant date fair values as required by SFAS No. 123, there would have been no significant effect on the Company's reported net loss for the periods presented. Fair value was estimated using the minimum-value method, a risk-free interest rate of 6.5% and 6.0% for 1997 and 1999, respectively, and an expected life of five years for the grants in 1997 and 3 months for the grants in 1999. No dividends were assumed to be declared. The weighted average fair value per option (computed using the minimum-value method as the Company was a non-public entity when the options were granted) of the stock options granted in 1997 and 1999 was nil.

   In connection with the DCI merger (see Note 14), the Board of Directors adopted, and the stockholders of Holdings approved, the Details Holdings Corp.- Dynamic Circuits 1996 Stock Option Plan ("DCI 1996 Plan") and the Details Holdings Corp.-Dynamic Circuits 1997 Stock Option Plan ("DCI 1997 Plan"), together the "DCI Stock Option Plans", which authorized the granting of stock options and the sale of Class A common stock and Class L common stock in connection with the merger with DCI. The terms applicable to options issued under the DCI Stock Option Plans are substantially similar to the terms applicable to the options to purchase shares of DCI outstanding immediately prior to the merger with DCI. These terms include vesting from the date of merger through 2002 for those options outstanding as of the date of the merger with DCI. Options granted under these plans subsequent to the merger will typically vest in equal monthly amounts over four years. An optionholder's scheduled vesting is dependent upon continued employment with the Company. Upon termination of employment, any unvested options as of the termination date are forfeited.

                                   DDi CORP.

               (In thousands, except share and per share amounts)


   In connection with the DCI merger, the Company converted each DCI stock option award into the right to receive a cash payment and an option to purchase shares of Class A common stock and shares of Class L common stock. The options granted in 1998 bear exercise prices of either $1.58 ("$1.58 Options") or $61.17 ("$61 Options") for the purchase of Class A shares, and $364.09 for Class L Shares ("Class L Options"). During 1999, options to purchase shares of Class A common stock were also granted with an exercise price of $5.00 ("$5 Options"). The Board is authorized to sell or otherwise issue Class A common stock and Class L common stock at any time prior to the termination of the applicable DCI Stock Option Plan in such quantity, at such price, on such terms and subject to such conditions as established by the Board up to an aggregate of 222,600 shares of Class A common stock and 28,300 shares of Class L common stock, in the case of the DCI 1996 Plan, and 46,000 shares of Class A common stock and 5,850 shares of Class L common stock in the case of the DCI 1997 Plan (in each case, subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events). As of December 31, 1999, there are options to purchase 3,458 shares of Class A common stock and 3,340 shares of Class L common stock available for grant under the DCI Stock Option Plans. The maximum term of the options under the DCI 1996 Plan is August 2006 and under the DCI 1997 Plan is March 2008. As of December 31, 1999, all options outstanding under the DCI Stock Option Plans had weighted average remaining contractual lives of approximately seven years.

   Stock option activity since July 23, 1998 (date of DCI merger) is as follows:

                           $1.58 Options        $61 Options         $5 Options      Class L Options
                         ------------------  ------------------ ------------------ ------------------
                         Exercise Number of  Exercise Number of Exercise Number of Exercise Number of
                          Price    Shares     Price    Shares    Price    Shares    Price    Shares
                         -------- ---------  -------- --------- -------- --------- -------- ---------
Balance at July 23,
 1998...................  $1.58    255,778    $61.17   13,948      --        --    $364.09   32,479
Granted.................    --         --        --       --       --        --        --       --
Exercised...............  $1.58   (116,953)      --       --       --        --        --       --
Forfeited...............  $1.58     (3,318)   $61.17     (190)     --        --    $364.09     (442)
                                  --------             ------              -----             ------
Balance at December 31,
 1998...................  $1.58    135,507    $61.17   13,758      --        --    $364.09   32,037
Granted.................  $1.58      1,621    $61.17       88    $5.00     9,000   $364.09      206
Exercised...............  $1.58    (39,455)      --       --       --        --        --       --
Forfeited...............  $1.58    (11,168)   $61.17     (615)     --        --    $364.09   (1,433)
                                  --------             ------              -----             ------
Balance at December 31,
 1999...................  $1.58     86,505    $61.17   13,231    $5.00     9,000   $364.09   30,810
                                  ========             ======              =====             ======
Options exercisable as
 of December 31, 1999...            24,379              9,851                563             22,938
                                  ========             ======              =====             ======

                                   DDi CORP.

               (In thousands, except share and per share amounts)

   For all options granted under the DCI Stock Option Plans in 1998 and 1999, the exercise prices approximated the estimated fair value at the date of grant, resulting in no compensation expense. Pro forma information regarding net loss has been determined for the Company as if compensation costs for the stock options issued under the DCI Stock Option Plans had been determined based upon the grant date fair values. Fair value was estimated using the minimum-value method as the Company was a non-public entity when the options were granted, a risk-free interest rate of 5.6% for 1998 and 6.0% for 1999 and an expected life of 3 months for both $1.58 Options and $5 Options or two years for both $61 Options and Class L Options. No dividends were assumed to be declared. The weighted-average fair value per option of the stock options granted under the DCI Stock Option Plans in 1998 and 1999 were as follows:

                                                                      Value per
                                                                        Option
                                                                      ----------
       Option category                                                1998 1999
       ---------------                                                ---- -----
       $1.58 Options................................................. Nil    Nil
       $5 Options.................................................... --   $0.10
       $61 Options................................................... Nil    Nil
       Class L Options............................................... $39  $  41

   The Company's 1998 and 1999 pro forma loss before extraordinary items is as follows (amounts in millions):

                                                                  1998    1999
                                                                 ------  ------
       As reported.............................................. $(49.7) $(17.4)
       Pro forma................................................ $(50.1) $(17.5)

12. INCOME TAX

   The provision (benefit) for income taxes in 1997, 1998 and 1999 consists of the following:

                                          December 31, December 31, December 31,
                                              1997         1998         1999
                                          ------------ ------------ ------------
   Current:
     Federal.............................   $ (5,224)    $   --       $ 1,302
     State...............................        --          666          158
     Foreign.............................        150         --            17
                                            --------     -------      -------
                                              (5,074)        666        1,477
                                            --------     -------      -------
   Deferred:
     Federal.............................     (3,657)     (3,288)      (7,391)
     State...............................     (2,127)       (944)      (1,501)
     Foreign.............................        --          --           --
                                            --------     -------      -------
                                              (5,784)     (4,232)      (8,892)
                                            --------     -------      -------
                                            $(10,858)    $(3,566)     $(7,415)
                                            ========     =======      =======

   In connection with the acquisition of NTI and the merger with DCI, the Company acquired certain net deferred tax assets of approximately $1.2 and $1.3 million, respectively.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

   Deferred income tax assets and liabilities consist of the following:

                                                       December 31, December 31,
                                                           1998         1999
                                                       ------------ ------------
   Deferred tax assets:
     Net operating loss carryforwards.................   $  5,243     $  1,098
     Trade receivables................................      1,930        1,859
     Deferred compensation............................      5,485        4,867
     Tax credits......................................        327          956
     Accrued liabilities..............................      6,347        9,628
     Amortization.....................................         27        1,726
     Other............................................        174          101
                                                         --------     --------
                                                           19,533       20,235
   Deferred tax liabilities:
     Property, plant and equipment....................     (2,289)      (1,027)
     Intangible assets................................    (34,341)     (26,639)
                                                         --------     --------
                                                          (36,630)     (27,666)
   Valuation allowance................................        --          (774)
                                                         --------     --------
       Net deferred tax liabilities...................   $(17,097)    $ (8,205)
                                                         ========     ========

   The tax effect related to the extraordinary item (see Notes 6 and 14) is deferred U.S. and state taxes.

   The income tax benefit differs from the amount of income tax determined by applying the U.S. Federal statutory income tax rate to loss before income taxes due to the following:

                                        December 31, December 31, December 31,
                                            1997         1998         1999
                                        ------------ ------------ ------------
   Computed "expected" tax benefit.....   $ (9,476)    $(18,639)    $(8,697)
   Increase (decrease) in income taxes
    resulting from:
     State taxes, net of credits and
      federal tax benefit..............     (1,591)        (181)     (1,343)
     Goodwill amortization.............        --         1,320       2,456
     In-process research and
      development write-off............        --        13,650         --
     Other.............................        209          284         169
                                          --------     --------     -------
                                          $(10,858)    $ (3,566)    $(7,415)
                                          ========     ========     =======

   The Company has Federal, California and Colorado net operating loss ("NOL") carryforwards of approximately $0.2 million, $6 million and $12 million, respectively, at December 31, 1999. The Federal NOL carryforwards begin to expire in 2012, the California NOL carryforwards begin to expire in 2002, and the Colorado NOL carryforwards begin to expire in 2012. A valuation allowance has been established for deferred income tax benefits related to the Colorado NOL carryforwards. Management belives it is more likely than not that these NOL carryforwards may not be realized as a result of the closure of the Colorado facility in December 1999 (see Note 15).

   If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforwards which can be utilized.

                                   DDi CORP.

               (In thousands, except share and per share amounts)


13. COMMITMENTS AND CONTINGENCIES

   Environmental matters--The Company's operations are regulated under a number of federal, state, and local environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials. Compliance with these environmental laws are major considerations for all printed circuit board manufacturers because metals and other hazardous materials are used in the manufacturing process. In addition, because the Company is a generator of hazardous wastes, the Company, along with any other person who arranges for the disposal of such wastes, may be subject to potential financial exposure for costs associated with an investigation and remediation of sites at which it has arranged for the disposal of hazardous wastes, if such sites become contaminated. This is true even if the Company fully complies with applicable environmental laws. In addition, it is possible that in the future new or more stringent requirements could be imposed. Management believes it has complied with all applicable environmental laws and regulations. There have been no claims asserted nor is management aware of any unasserted claims for environmental matters.

   Employment agreements--Pursuant to certain employment agreements dated September 1, 1995, as amended, effective until October 28, 2000, certain members of senior management received base salaries in the aggregate amount of $1.3 million in 1999. The base salaries on or after January 1, 2000 will be established by the Company at a level that equals or exceeds base salaries for 1999. These employees are eligible for annual bonuses based upon the achievement of EBITDA targets. These employees also received an aggregate of 10,367 shares of Class A common stock on the Recapitalization closing date. In connection with this stock bonus, the Company recorded compensation expense of approximately $52 based upon a fair market value per share of Class A common stock of $5 per share. In addition, these employees will be entitled to receive an additional bonus in the aggregate amounts of $2.4 million in consideration of prior services which will be payable in October 2000, whether or not such employees are still employed by the Company. The Company accrued these bonuses at their present value and the charge was included in the results of operations during the year ended December 31, 1997.

   In addition, pursuant to an employment agreement dated July 23, 1998, a certain key employee received a base salary of approximately $445 in 1999. In addition, this key employee is eligible to receive an annual bonus based upon achievement of EBITDA targets. During 1998, this key employee received an award, pursuant to the agreement, of 39,008 Class A Cash Bonus units valued at $1.5725 per unit and 4,953.3 Class L Cash Bonus units valued at $363.2381 per unit. As this award was made to an employee of DCI for services rendered prior to the merger with DCI (see Note 14), the obligation existed as of the merger date and was treated as an acquired liability in accordance with purchase accounting. Post-merger salary and other compensation are recorded as period costs.

   Management agreement--Pursuant to a management agreement between Bain Capital Partners V, L.P. ("Bain") and the Company (the "Management Agreement"), Bain is entitled to a management fee when, and if, it provides advisory services to the Company in connection with potential business acquisitions. Beginning on the first anniversary of the Recapitalization, Bain may, upon the request of the Company, perform certain management consulting services at Bain's customary rates plus reimbursement for reasonable out-of-pocket expenditures. In addition, Bain is entitled to receive a fee equal to approximately 1% of the gross purchase price of any senior financing transaction in connection with an acquisition, recapitalization or refinancing transaction (including assumed debt). In connection with the Recapitalization, NTI acquisition and DCI merger, Bain was paid fees of approximately $3.1 million, approximately $0.4 million, and approximately $2.7 million, respectively. In 1999, Bain was paid fees of approximately $1.1 million for advisory services. The Management Agreement continues until terminated by mutual consent of the parties, or until terminated as a result of a breach of the Management Agreement. The Management Agreement includes customary indemnification provisions in favor of Bain.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

   Operating leases--The Company has entered into various operating leases principally for office space and equipment that expire at various dates through 2006. Future annual minimum lease payments under all non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1999:

     Year Ending December 31,
       2000............................................................. $2,109
       2001.............................................................  1,808
       2002.............................................................  1,084
       2003.............................................................    452
       2004.............................................................    321
       Thereafter.......................................................    389
                                                                         ------
     Future minimum lease payments...................................... $6,163
                                                                         ======

   Rent expense for 1998 and 1999 was approximately $1.5 million and $3.0 million, respectively, and was not significant in 1997.

   Litigation--The Company is a party to various legal actions arising in the ordinary course of its business. The Company believes that the resolution of these legal actions will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

   Retirement plans--The Company has adopted a 401(k) plan which became effective January 1997. All employees of the Company over the age of 21 and having at least one year of service, are eligible to participate in the plan. The eligible employees may contribute 1% to 15% of their annual compensation. In 1997, no employer matching contributions were required to be made by the Company. In 1998, the Company amended the plan to match employee contributions at $0.25 per $1.00 contributed, subject to a maximum per employee participant. For plan year ended December 31, 1998 and 1999, employer contributions totaled $145 and $394, respectively.

14. MERGERS AND ACQUISITIONS

   On December 22, 1997, the Company acquired all of the outstanding shares of common stock of NTI and on July 23, 1998, pursuant to a Stock Contribution and Merger Agreement, the Company consummated the merger with DCI ("DCI Merger"). Both transactions were accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16 and accordingly, the results of operations since the dates of acquisition are included in the accompanying consolidated financial statements.

NTI

   NTI was purchased for approximately $38.9 million including the assumption of approximately $7.4 million of NTI's debt. The acquisition was funded, in part, through the issuance of additional equity in the aggregate amount of $10.2 million to certain existing investors in Holdings as well as three new investors, including an existing investor in NTI. The remainder of the purchase price was funded with cash and the $25 million Senior Acquisition Facility borrowing under the Senior Term Facility in place at that time. The outstanding borrowing under this facility was retired in connection with the DCI Merger. The NTI purchase price was allocated to assets acquired and liabilities assumed and the excess purchase price of approximately $27 million was allocated to goodwill. Accumulated amortization as of December 31, 1998 and 1999 was $1.1 million and $2.2 million, respectively.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

DCI

   The DCI Merger was completed for aggregate consideration of approximately $250 million, including the assumption of approximately $72.3 million of DCI's debt, and consisted of a partial redemption, by way of a merger, of DCI's outstanding capital stock for cash with the remaining capital stock being contributed to Holdings in exchange for shares, options and warrants to purchase shares of the voting common stock (estimated value of approximately $73 million). The DCI Merger was financed with a new $300 million senior bank facility (Senior Credit Facility) and by $33 million of newly issued Intermediate Senior Discount Notes. In connection with the new financing, the Company used $106 million of the proceeds to retire all of its existing senior term debt, which resulted in an extraordinary loss of $2.4 million, net of related income taxes of $1.5 million.

   The DCI merger consideration was allocated to tangible assets (aggregating approximately $65 million) acquired and liabilities assumed (aggregating approximately $30 million), with the remaining merger consideration consisting primarily of goodwill, identifiable intangible assets, and acquired in-process research and development ("in-process R&D").

   Significant portions of the DCI merger consideration were identified as intangible assets. Valuation techniques were employed which reflect recent guidance from the Securities and Exchange Commission on approaches and procedures to be followed in developing allocations to in-process R&D. At the date of the merger, technological feasibility of the in-process R&D projects had not been reached and the technology had no alternative future uses. Accordingly, the Company expensed the portion of the purchase price allocated to in-process R&D of $39 million, in accordance with generally accepted accounting principles, in the year ended December 31, 1998.

   The in-process R&D is comprised of a number individual technological development efforts, focusing on the discovery of new, technologically advanced knowledge and more complete solutions to customer needs, the conceptual formulation and design of possible alternatives, as well as the testing of process and product cost improvements. Specifically, these technologies include efforts to: increase maximum printed circuit board layer count, reduce line and space tolerances, develop specialty surface finishes and materials, use new and innovative applications of micro blind vias, embedded circuitry, and flexible circuit applications, develop "intelligent" (active) backpanels, and develop automation to integrate and automate the entire workflow process.

   The amount of the merger consideration allocated to in-process R&D was determined by estimating the stage of completion of each in-process R&D project at the date of the merger, estimating cash flows resulting from the future release of products employing these technologies, and discounting the net cash flows back to their present values.

   The weighted average stage of completion for all projects, in aggregate, was approximately 75% as of the merger date. As of that date, the estimated remaining costs to bring the projects under development to technological feasibility were over $2 million. The cash flow estimates from sales of products incorporating those technologies commence in the year 1999, with revenues increasing for several years following the merger, followed by declines in subsequent periods as other new products are expected to be introduced and represent a larger proportion of the total product offering. Revenues forecasted in each period are reduced by related expenses, capital expenditures, the cost of working capital, and an assigned contribution to the core technologies serving as a foundation for the research and development. The discount rates applied to the individual technology's net cash flows ranged from 18% to 24%, depending on the level of risk associated with a particular technology and the current return on investment requirements of the market. These discount rates reflect "risk premiums" of 20% to 60% over the estimated weighted average cost of capital of 15% computed for DCI.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

   As discussed above, a portion of the DCI merger consideration premium was allocated to identifiable intangibles and goodwill. The identifiable intangibles consist primarily of developed technologies, customer relationships/tradenames, and assembled workforce. The fair value of the developed technology assets at the date of acquisition was $60 million and represents the aggregate fair value of individually identified technologies that were fully developed at the time of the merger. As with the in-process R&D, the developed technologies were valued using a future income approach, in context of the business enterprise value of DCI. The customer relationships/tradenames and assembled workforce assets were assigned values as of the acquisition date of approximately $21 million and $4 million, respectively.

   Goodwill generated in the merger with DCI has an assigned value of approximately $120 million. As of December 31, 1998 and 1999, the accumulated amortization related to this goodwill and identifiable intangibles acquired in the merger with DCI was approximately $9.8 million and $32.9 million, respectively.

   Certain investment funds associated with Bain Capital Funds, the controlling shareholders, were shareholders of DCI prior to the Company's July 1998 merger with of DCI. In conjunction with the merger, the Bain Capital Funds received $22.9 million for the redemption of the DCI common stock they held prior to consummation of the merger.

   In connection with the DCI Merger and related transactions, Celerity Partners, L.L.C. and its affiliates were paid fees and expenses aggregating approximately $1.7 million. Celerity Partners, L.L.C. is the general partner of Celerity Partners I, L.P., which is the managing member of Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Circuits, L.L.C., which are each stockholders of the Company.

   The accompanying unaudited condensed consolidated statements of operations include: (a) the accounts of NTI which was acquired in December 1997, and the effects of the Recapitalization for the year ended December 31, 1997 and (b) the accounts of DCI for the period July 24, 1998 thorugh December 31, 1998. The following unaudited pro forma information for the years ended December 31, 1998 and 1997 presents net sales and net loss before extraordinary item for each of these periods as if these transactions were consummated at the beginning of each period. In addition, the actual results of operations for the year ended December 31, 1998 include a $39 million write-off of acquired in-process research and development related to the merger with DCI. This one-time charge has been excluded from the unaudited pro forma results.

                                                        Pro Forma    Pro Forma
                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                                                              (unaudited)
   Net Sales..........................................   $261,000     $254,000
   Loss Before Extraordinary Item.....................   $(16,000)    $(14,000)

   The unaudited pro forma results are not necessarily indicative of the actual results which have been realized had the transactions actually occurred at the beginning of each respective periods.

15. RESTRUCTURING AND OTHER RELATED CHARGES

   In December 1999, management and the Company's Board of Directors approved a plan to consolidate its Colorado operations into its Texas facility, resulting in the closure of the Colorado facility. By combining its Colorado and Texas operations, the Company anticipates eliminating its lower-margin product lines and decreasing its overhead costs, gaining efficiency through better capital utilization and streamlining management.

                                   DDi CORP.

               (In thousands, except share and per share amounts)

Accordingly, such decision is not anticipated to adversely impact the Company's results of operations in future periods. The Company anticipates substantial completion of this consolidation plan by March 2000. Revenues and EBITDA (earnings before income taxes, depreciation, amortization and net interest expense) for the Colorado facility were approximately $30 million and $(1.7) million, respectively, for the year ended December 31, 1999. Net income/(loss) for this facility is not readily determinable.

   In conjunction with the planned closure of the Colorado facility, the Company recorded charges in the fourth quarter of 1999 totaling $7.0 million, consisting of $4.5 million for severance and other exit costs and $2.5 million related to the impairment of net property, plant and equipment. Both the exit costs and asset impairment costs are classified as "Restructuring and other related charges" in the 1999 Consolidated Statement of Operations.

   Of the $4.5 million recorded as restructuring costs, approximately $2.0 million relates to severance and related expenses associated with the involuntary termination of the 275 staff and management employees of this plant. The remaining charges are comprised of $1.9 million of inventory-related losses and $0.6 million in expenses principally related to minimum lease payments through the scheduled maturities of the real property operating leases. No amounts related to the accrual for either the $2.0 million in severance and related expenses or the $0.6 million related to the operating leases were expended as of December 31, 1999.

   The inventory losses are due entirely to the plan to consolidate the Colorado facility into the Texas facility. Such losses arose from management's decision to cease all production operations in Colorado immediately following the notification to employees of the plant closure in late December 1999. This decision was primarily made to ensure that the Company's quality standards were met with respect to work in-process at the Colorado facility. To expedite the transfer of production from the Colorado facility to the Company's other facilities, nearly all work in-process was scrapped, as were certain production materials that could not be utilized in the Company's other operations. All inventory to be retained and utilized by the Company is reflected at its lower of cost or market, in accordance with the Company's accounting policies (See
Note 2).

   The calculated impairment of net property, plant and equipment was determined in accordance with SFAS No. 121, based upon a detailed review of the individual long-lived assets in the Colorado facility. Management determined that most of these assets would be utilized by the Company's other operations and are not impaired. Other assets, however, are anticipated to be transferred to the Company's other operations, from where they will be sold or otherwise disposed, as in the case of obsolete or redundant equipment. The carrying amount of such assets was reduced to estimated fair value, less estimated selling costs. Some assets are neither to be utilized in the Company's other operations, nor are they saleable. Accordingly, these assets were written-down to zero value. The impairment to assets to be sold or otherwise disposed comprises approximately $1.7 million of the total write-down of net property, plant and equipment. The remaining $0.8 million charge represents the loss on assets possessing no remaining value. Management anticipates that the sale or other disposition of impaired assets will have occurred by June 2000. The impact of suspending depreciation on the assets to be sold or otherwise disposed through their expected disposition dates is not anticipated to be significant to the Company's results of operations.

                                   DDi CORP.

               (In thousands, except share and per share amounts)


16. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                            December 31,
                                                       -----------------------
                                                        1997    1998    1999
                                                       ------- ------- -------
   CASH PAYMENTS FOR:
     Income taxes..................................... $   --  $ 1,743 $ 1,141
                                                       ======= ======= =======
     Interest......................................... $11,552 $25,773 $30,603
                                                       ======= ======= =======
   SUPPLEMENTAL SCHEDULE OF INVESTING AND FINANCING
    ACTIVITIES:
     Capital lease obligations incurred for acquisi-
      tion of property and equipment.................. $   646 $ 1,864 $   --
                                                       ------- ------- -------
     Value of warrants issued in connection with debt
      financing....................................... $ 3,420 $   --  $   --
                                                       ------- ------- -------
     Equity issued in mergers and acquisitions (see
      Note 14)........................................ $10,200 $73,246 $   --
                                                       ------- ------- -------

Recapitalization--As part of the Recapitalization (see Notes 1, 6 and 11): (i) the existing shareholders of the Pre-Recapitalization Company exchanged their shares of Old Common (recorded value of $8.0 million) for Class A and L common stock (aggregate fair value of $21.9 million), and (ii) certain executives of the Pre-Recapitalization Company exchanged their options to purchase shares of Old Common (recorded value of $5.0 million) for replacement options to purchase Class A and L common stock (aggregate fair value of $5.0 million).

17. SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED FINANCIAL DATA

   Subsequent to the Recapitalization, on November 15, 1997, Dynamic Details, Incorporated, issued $100 million aggregate principal amount of 10% Senior Subordinated Notes due in 2005 (see Note 6). The Senior Subordinated Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by Dynamic Details, Incorporated (the "Issuer") and all of its wholly-owned subsidiaries (the "Subsidiary Guarantors"). As the Issuer is a wholly-owned subsidiary of Holdings, the accounts of the Issuer are included in the consolidated financial statements of Holdings.

   The condensed financial data of the Issuer is presented below. Separate financial data of the Subsidiary Guarantors are not presented because (i) the Guarantors are wholly-owned and have fully and unconditionally guaranteed the Notes on a joint and several basis and (ii) the Company's management has determined such separate financial data are not material to investors and believes the condensed financial data of the Issuer presented is more meaningful in understanding the financial position of the Company.

                                   DDi CORP.

               (In thousands, except share and per share amounts)


      SUPPLEMENTAL DYNAMIC DETAILS, INCORPORATED CONDENSED FINANCIAL DATA

                            CONDENSED BALANCE SHEETS

                                                              December 31,
                                                            ------------------
                                                              1998      1999
                                                            --------  --------
Current assets............................................. $ 20,755  $ 22,472
Non-current assets.........................................  287,619   329,490
                                                            --------  --------
  Total assets............................................. $308,374  $351,962
                                                            ========  ========
Current liabilities........................................ $ 37,372  $ 29,089
Non-current liabilities....................................  348,950   354,397
                                                            --------  --------
  Total liabilities........................................ $386,322  $383,486
                                                            --------  --------
  Total stockholders' deficit.............................. $(77,948) $(31,524)
                                                            --------  --------
  Total liabilities and stockholders' deficit.............. $308,374  $351,962
                                                            ========  ========

                       CONDENSED STATEMENTS OF OPERATIONS

                                                  Year Ended December 31,
                                                 ----------------------------
                                                   1997      1998      1999
                                                 --------  --------  --------
Net sales....................................... $ 77,988  $ 83,560  $ 96,441
Cost of sales...................................   37,929    43,759    50,879
                                                 --------  --------  --------
Gross profit....................................   40,059    39,801    45,562
Operating expenses..............................   42,770     9,682    16,250
                                                 --------  --------  --------
Income (loss) from operations...................   (2,711)   30,119    29,312
Interest expense, net...........................  (17,738)  (27,216)  (32,414)
                                                 --------  --------  --------
Income (loss) before taxes and extraordinary
 loss...........................................  (20,449)    2,903    (3,102)
Income tax benefit..............................    8,030       280     1,260
                                                 --------  --------  --------
Income (loss) before extraordinary loss.........  (12,419)    3,183    (1,842)
Extraordinary loss, net of income tax benefit...   (1,588)   (2,414)      --
Equity in loss of subsidiaries..................      (77)  (46,714)   (6,637)
                                                 --------  --------  --------
  Net loss...................................... $(14,084) $(45,945) $ (8,479)
                                                 ========  ========  ========

18. SUBSEQUENT EVENT (UNAUDITED)

   On March 22, 2000, the Company signed a Share Purchase Agreement to purchase 100% of the outstanding stock of MCM Electronics Limited ("MCM") for total consideration of approximately $86 million payable in a combination of cash, common stock, and assumption of outstanding indebtedness of MCM. This transaction will be accounted for as a purchase and no adjustments have been made in the accompanying historical consolidated financial statements for this transaction.

                       REPORT OF INDEPENDENT ACCOUNTANTS

   To the Board of Directors and Shareholders
   Dynamic Circuits Inc.:

   We have audited the accompanying consolidated statements of income, shareholders' deficit and cash flows of Dynamic Circuits Inc. and subsidiary for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Dynamic Circuits Inc. for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP

   San Jose, California
   February 20, 1998

                             DYNAMIC CIRCUITS INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                      Six Months Ended June
                                        Year Ended             30,
                                       December 31,  ------------------------
                                           1997         1997         1998
                                       ------------  -----------  -----------
                                                           (unaudited)
Sales................................. $86,098,472   $33,027,588  $77,220,707
Cost of sales.........................  54,201,347    18,800,664   54,232,387
                                       -----------   -----------  -----------
  Gross profit........................  31,897,125    14,226,924   22,988,320
                                       -----------   -----------  -----------
Operating expenses:
  Sales and marketing.................   4,431,214     2,346,215    4,704,663
  General and administrative..........  13,839,364     5,108,248    6,270,853
                                       -----------   -----------  -----------
                                        18,270,578     7,454,463   10,975,516
                                       -----------   -----------  -----------
  Operating income....................  13,626,547     6,772,461   12,012,804
Other income..........................      63,151        55,608      176,045
Interest expense, net.................  (3,872,450)   (1,585,356)  (3,138,375)
                                       -----------   -----------  -----------
  Income before taxes and
   extraordinary item.................   9,817,248     5,242,713    9,050,474
Income tax expense....................   4,112,315     2,206,903    4,280,782
                                       -----------   -----------  -----------
Income before extraordinary item......   5,704,933     3,035,810    4,769,692
Extraordinary loss on retirement of
 debt, net of tax.....................    (633,013)          --           --
                                       -----------   -----------  -----------
Net income before accretion...........   5,071,920     3,035,810    4,769,692
Accretion of mandatorily redeemable
 preferred stock and put warrants.....   2,800,318     1,042,723    2,584,269
                                       -----------   -----------  -----------
Net income available to common
 shareholders......................... $ 2,271,602   $ 1,993,087  $ 2,185,423
                                       ===========   ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                             DYNAMIC CIRCUITS INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
  For the year ended December 31, 1997, and the six months ended June 30, 1998

                                                     Notes                 Distribution    Retained
                         Common Stock  Additional Receivable                in Excess      Earnings
                         -------------  Paid-In      from       Deferred      of Net     (Accumulated) Shareholders'
                         Shares Amount  Capital   Shareholder Compensation  Book Value     (Deficit)      Deficit
                         ------ ------ ---------- ----------- ------------ ------------  ------------- -------------
Balances, December 31,
 1996................... 50,283  $50   $5,371,606  $     --    $(697,937)  $(36,877,611)  $(2,131,854) $(34,335,746)
 Options exercised......  1,480    1        7,399        --          --             --            --          7,400
 Deferred compensation..    --   --       198,237        --     (198,237)           --            --            --
 Amortization of de-
  ferred compensation...    --   --           --         --      239,286            --            --        239,286
 Issuance of common
  stock in connection
  with acquisition of
  Cuplex................  1,314    2      763,147        --          --             --            --        763,149
 Issuance of restricted
  stock.................    777    1      202,123   (202,124)        --             --            --            --
 Accretion and dividends
  on mandatorily
  redeemable preferred
  stock.................    --   --           --         --          --             --     (1,812,912)   (1,812,912)
 Accretion of put
  warrants..............    --   --           --         --          --             --       (987,406)     (987,406)
 Net income.............    --   --           --         --          --             --      5,071,920     5,071,920
                         ------  ---   ----------  ---------   ---------   ------------   -----------  ------------
Balances, December 31,
 1997................... 53,854   54    6,542,512   (202,124)   (656,888)   (36,877,611)      139,748   (31,054,309)
 Amortization of de-
  ferred compensation
  (unaudited)...........    --   --           --         --      114,492            --            --        114,492
 Options exercised
  (unaudited)...........  1,496    1    1,289,991        --          --             --            --      1,289,992
 Accretion of
  mandatorily redeemable
  preferred stock (unau-
  dited)................    --   --           --         --          --             --       (872,904)     (872,904)
 Accretion of put war-
  rants (unaudited).....    --   --           --         --          --             --     (1,711,364)   (1,711,364)
 Net income (unau-
  dited)................    --   --           --         --          --             --      4,769,692     4,769,692
                         ------  ---   ----------  ---------   ---------   ------------   -----------  ------------
Balance, June 30, 1998
 (unaudited)............ 55,350  $55   $7,832,503  $(202,124)  $(542,396)  $(36,877,611)  $ 2,325,172  $(27,464,401)
                         ======  ===   ==========  =========   =========   ============   ===========  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                             DYNAMIC CIRCUITS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          Six Months Ended
                                          Year Ended          June 30,
                                         December 31,  ------------------------
                                             1997         1997         1998
                                         ------------  -----------  -----------
                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income............................  $  5,071,920  $ 3,035,810  $ 4,769,692
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation........................     3,510,940    1,222,474    2,527,972
   Amortization........................       388,816      117,639      614,479
   Allowance for doubtful accounts.....       235,051      363,096      142,072
   Recovery of excess and obsolete
    inventory..........................       (76,090)         --           --
   Deferred compensation expense.......       239,286      124,794      114,492
   Gain on disposal of fixed asset.....       (47,123)     (47,123)         --
   Extraordinary loss, gross...........     1,055,023          --           --
 Changes in current assets and
  liabilities:
   Accounts receivable.................    (2,696,804)  (2,682,898)     234,191
   Inventories.........................        58,031     (100,000)  (1,307,172)
   Prepaid expenses and other assets...    (1,706,091)    (611,679)     865,903
   Deferred taxes......................      (364,568)         --           --
   Book overdrafts.....................     2,524,984       84,051   (3,224,677)
   Accounts payable....................    (3,809,862)       3,647      293,415
   Accrued liabilities.................     1,188,639      175,293      506,447
                                         ------------  -----------  -----------
     Net cash provided by operating
      activities.......................     5,572,152    1,685,104    5,536,814
                                         ------------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and
  equipment............................    (6,523,064)  (3,782,823)  (3,465,141)
 Disposal of property and equipment....       193,544      193,544          --
 Acquisition of other assets...........           --      (116,465)     675,364
 Acquisition of subsidiary, net of
  cash acquired........................   (28,902,494)         --      (660,000)
                                         ------------  -----------  -----------
     Net cash used in investing
      activities.......................   (35,232,014)  (3,705,744)  (3,449,777)
                                         ------------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in restricted cash...........       (50,000)     (50,000)         --
 Proceeds from issuance of common
  stock................................         7,400    3,700,000      857,508
 Proceeds from long-term debt..........    67,400,000   (1,750,000)     200,000
 Repayment of notes payable, long-term
  debt and capital leases..............   (33,712,492)         --    (1,175,000)
 Payment of financing costs............    (1,639,127)         --    (1,187,500)
 Dividends on mandatorily redeemable
  preferred stock......................    (1,904,480)         --      (688,000)
                                         ------------  -----------  -----------
     Net cash provided by (used in)
      financing activities.............    30,101,301    1,900,000   (1,992,992)
                                         ------------  -----------  -----------
Net increase (decrease) in cash........       441,439     (120,640)      94,045
Cash and cash equivalents, beginning of
 period................................       125,311      125,311      566,750
                                         ------------  -----------  -----------
Cash and cash equivalents, end of
 period................................  $    566,750  $     4,671  $   660,795
                                         ============  ===========  ===========
Supplemental cash flows information
 Cash payments for:
   Interest............................  $  3,619,625
   Taxes...............................  $  6,096,000
Supplemental disclosure of noncash
 transactions:
 Shares of common stock issued in
  exchange for note....................  $    202,124
 Accretion of mandatorily redeemable
  preferred stock......................  $  1,812,912
 Accretion of put warrants.............  $    987,406
 Issuance of shares for the
  acquisition of Cuplex................  $    763,149
 Issuance of mandatorily redeemable
  Series B preferred stock for the
  acquisition of Cuplex................  $  1,057,953

  The accompanying notes are an integral part of these consolidated financial statements.

                             DYNAMIC CIRCUITS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Dynamic Circuits Inc. (DCI) manufactures double-sided and multi-layer printed circuit boards to customer specifications and drawings. The Company's fiscal year-end is December 31.

 Recapitalization:

   In August 1996 DCI formed a subsidiary, Dynamic Circuits Inc., a Delaware Corporation (the "Company"). On August 19, 1996, DCI effected a reincorporation merger (the "merger") with the Company, with the Company surviving the merger. Contemporaneous with the merger, the Company redeemed 170,911 shares of common stock and 4,557 options to purchase common stock at a total cost of $45,997,248. Additionally, 8,553 shares of common stock were issued to an un-related party for a purchase price of $2,222,743. In connection with the transaction the Company issued 120,000 shares of mandatorily redeemable preferred stock, and warrants to purchase 15,392 shares of common stock for $12,000,000, of which $10,076,000 was allocated to mandatorily redeemable preferred stock and $1,924,000 was allocated to warrants. In addition, the Company borrowed $35,100,000 under a term loan.

   The transaction was accounted for as a recapitalization, and accordingly, no change in the accounting basis of DCI's assets was made in the accompanying financial statements. The amount paid to the stockholders of DCI of $45,997,248 exceeded DCI's net assets of approximately $9,119,637 on the date of the transaction by $36,877,611. This amount was recorded as a distribution in excess of net book value.

 Principles of Consolidation:

   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned operating subsidiary Cuplex, Inc. ("Cuplex") since its acquisition on October 7, 1997 and its 80% owned subsidiary DCI/Design Plus L.L.C. ("DCI/Design Plus") since its acquisition on June 24, 1998. All significant intercompany balances and transactions have been eliminated in consolidation.

 Unaudited Interim Information:

   The financial information presented as of and for the periods ending June 30, 1998 and 1997 has been prepared from the books and records without audit. Such financial information does not include all disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of financial information for any interim periods have been included. The results of the Company's operations for any interim period are not necessarily indicative of the results attained for a full fiscal year. The data disclosed in these notes to financial statements related to the interim period is also unaudited.

 Revenue Recognition:

   The Company recognizes revenue upon product shipment.

 Use of Estimates:

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continued existence of the Company. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                             DYNAMIC CIRCUITS INC.

 Inventories:

   Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market value.

 Property and Equipment:

   Property and equipment are stated at cost, less accumulated depreciation. Depreciation and amortization is calculated using the declining balance method over the assets' useful life.

   When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation or amortization are removed and a gain or loss is recognized in operations. Maintenance, repairs and minor expenditures are expensed as incurred.

 Intangible Assets:

   Goodwill recorded in connection with the acquisition of Cuplex (see Note 2) is amortized on a straight-line basis over 25 years. Debt financing costs are amortized using the sum of the digits method over the term of the related loans. Goodwill amortization amounted to $78,897 for the year ended December 31, 1997 and $614,479 for the six months ended June 30, 1998 (unaudited). The Company periodically evaluates the recoverability of goodwill based upon estimated discounted cash flows from the acquired business.

 Income Taxes:

   The Company is organized as a Delaware corporation. Subsequent to the merger, the Company accounts for taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using current tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Prior to the merger, the Company was organized as a California Subchapter S corporation and as such was not a tax paying entity for federal income tax purposes, but was required to pay the state of California a reduced rate based on taxable income.

 Concentration of Credit Risk:

   The Company sells printed circuit boards to customers in a wide variety of industries. The Company's customers are geographically dispersed throughout the United States.

 Financial Instruments:

   The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

   Amounts reported for cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities are considered to approximate fair value primarily due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its long term debt, and mandatorily redeemable preferred stock approximate fair value.

 Stock Split:

   In January 1998, the stockholders approved an increase in the Company's authorized shares of common stock to nine million concurrently with a one-hundred-for-one stock split. All shares, common stock and capital in excess of par value have been restated to reflect the effect of this split.

                             DYNAMIC CIRCUITS INC.

 Recent Accounting Pronouncements:

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." This statement establishes requirements for disclosure of comprehensive income and becomes effective for the Company for fiscal years beginning after December 15, 1997, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments or contributions by shareholders. The Company is evaluating alternative formats for presenting this information, but does not expect this pronouncement to materially impact the Company's results of operations.

   In June 1997, The Financial Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard becomes effective for fiscal years beginning after December 15, 1997, and requires that comparative information from earlier years be restated to conform to the requirements of this standard. The Company is evaluating the requirements of SFAS 131 and the effects, if any, on the Company's current reporting and disclosures.

2. ACQUISITIONS:

 Cuplex:

   On October 9, 1997, the Company completed the acquisition of Cuplex Inc., a Delaware corporation, for a purchase price of $12,470,000. Cuplex, located in Garland, Texas, with facilities in Dallas and Garland, TX, and in Marlboro, MA, fabricates advanced high-density multilayer boards and assembles high-density backpanel and electromechanical systems. The transaction has been accounted for as a purchase and therefore the results of Cuplex's operations for the period subsequent to the acquisition date to December 31, 1997 have been included in the Company's results of operations for the year ended December 31, 1997.

   Consideration for the acquisition was allocated as follows:

   Cash consideration paid....................................... $ 12,470,000
   Repayment of debt on acquisition..............................   15,498,118
   Acquisition costs.............................................      934,376
   Issuance of common stock......................................      763,149
   Issuance of Series B mandatorily redeemable Preferred Stock...    1,057,953
   Fair value of assets acquired.................................   (6,551,531)
   Debt assumed on acquisition...................................  (15,498,118)
                                                                  ------------
   Goodwill...................................................... $  8,673,947
                                                                  ============

 Pro forma information (unaudited)

   If the acquisition had occurred on January 1, 1997, the results of operation of the Company would have been as follows:

   Revenue........................................................ $145,498,000
                                                                   ============
   Income before taxes and extraordinary item..................... $ 12,229,000
                                                                   ============
   Net income..................................................... $  6,613,000
                                                                   ============

                             DYNAMIC CIRCUITS INC.

 DCI/Design Plus:

   On June 24, 1998, the Company acquired 80% of a newly formed Company, DCI/Design Plus. Coincident with the acquisition, Design Plus, a sole proprietorship which was engaged in printed circuit board design, contributed all of its assets to DCI/Design Plus for consideration of $660,000 and a 20% interest in DCI/Design Plus. Goodwill of $533,182 arose on this transaction.

3. EXTRAORDINARY ITEMS:

 Early Extinguishment of Debt:

   In October 1997, in connection with the acquisition of Cuplex, the Company entered into a new credit agreement to retire its outstanding term and revolving credit loans (total of $33,125,000 at December 31, 1996). The transaction constituted an early retirement of debt, and accordingly the write-off of unamortized debt financing costs was accounted for as an extraordinary charge.

4. CREDIT AGREEMENT:

 Long Term Debt:

   The Company, in connection with the acquisition of Cuplex, entered into a Credit Agreement which provided for an A term loan facility of $30,000,000, a B term loan facility of $35,000,000, a revolving loan facility of up to $30,000,000. The Credit Agreement is collateralized by all assets of the Company and all outstanding stock of its Subsidiary. The Credit Agreement also has various restrictive covenants which limit the Company's ability to incur debt or grant a security interest in its assets, dispose of assets, merge, or consolidate with another entity, make capital expenditures, enter into operating leases, or issue or dispose of the Company's capital stock. The Company is required to meet certain minimum consolidated EBITDA (earnings before interest, income taxes, depreciation and amortization expense as defined in the agreement) and financial ratio requirements.

   Borrowings under the Credit Agreement as of December 31, 1997 are summarized as follows:

   A Term Loan...................................................... $29,500,000
   B Term Loan......................................................  35,000,000
   Revolving Loan...................................................   2,400,000
                                                                     -----------
                                                                     $66,900,000
                                                                     ===========

 A Term Loan:

   The A term loan bears interest at the Base Rate or Eurodollar Rate, as defined in the agreement, plus 1.25% or 2.25%, respectively, per annum (8.1875% at December 31, 1997). The loan is due on September 30, 2002 and is payable in quarterly installments for principal beginning December 31, 1997. Interest is due monthly. Quarterly installments are $500,000 for quarters one through four, $1,000,000 for quarters five through eight, $1,500,000 for quarters nine through twelve, $2,000,000 for quarters thirteen through sixteen and $2,500,000 for quarters seventeen through twenty. In addition, subject to certain conditions, the Credit Agreement permits optional prepayments without premium or penalty.

 B Term Loan:

   The B term loan bears interest at the Base Rate or Eurodollar Rate, as defined in the agreement, plus 1.50% or 2.25%, respectively, per annum (8.4375% at December 31, 1997). The loan is due on September 30,

                             DYNAMIC CIRCUITS INC.

2002 and is payable in quarterly installments for principal beginning March 31, 1998. Interest is due monthly. Quarterly installments are $87,500 for quarters one through twenty, $11,083,333 for quarters twenty-one and twenty-two and $11,083,334 for quarter twenty-three. In addition, subject to certain conditions, the Credit Agreement permits optional prepayments without premium or penalty.

 Revolving Loan:

   The revolving loan facility permits borrowings up to $30,000,000 at the Base Rate or Eurodollar Rate, as defined in the agreement, plus 1.25% or 2.25%, respectively, per annum (9.75% at December 31, 1997). Its collateral arrangements are the same as the A and B term loans and it matures on September 30, 2002. Interest on borrowings under the revolving loan facility is payable quarterly with mandatory principal payments to the extent that Borrowings, as defined in the agreement, exceed the Total Revolving Loan Commitment, as defined in the agreement. As of December 31, 1997, $2,400,000 was outstanding under the revolving loan facility.

   Under the Credit Agreement, the Company has committed to pay annual fees of $75,000 and facility fees of $593,500 on January 1, 1998 and April 1, 1998, provided that the debt has not been refinanced.

5. SHAREHOLDERS EQUITY:

 Preferred Stock Series A:

   In connection with the merger the Company issued shares of Series A preferred stock on August 19, 1996. Each share is entitled to a $12 per annum dividend, which is payable quarterly, in arrears and is cumulative in nature. Unpaid dividends accrue at 12% per annum until September 1, 1999 after which a penalty accrual rate applies. Unpaid dividends rank in preference over those of common shares. The shares of preferred stock have a liquidation preference of $100 per share plus accrued but unpaid dividends.

   The Company may redeem shares of preferred stock at any time after appropriate notice and must redeem all shares of preferred stock by December 31, 2003. In both cases the redemption value is the liquidation preference plus any accrued and unpaid dividends.

   The holders of Series A preferred stock do not have voting rights except in the event of Series A preferred stock not being redeemed by December 31, 2003. In addition, the consent of the holders of at least 51% of Series A preferred stock is required for certain changes to the Company's capital structure or raising of additional debt finance.

 Preferred Stock Series B:

   In connection with acquisition of Cuplex, the Company issued shares of Series B preferred stock. Each share is entitled to a $0.90 per annum dividend, which is payable quarterly, in arrears if and when declared by the Board of Directors. Unpaid dividends rank in preference over those of common shares. The shares of preferred stock have a liquidation preference of $10 per share plus accrued and unpaid dividends.

   The Company may redeem shares of preferred stock at any time after appropriate notice and must redeem all shares of preferred stock by October 9, 2000. In both cases the redemption value is the liquidation preference plus accrued and unpaid dividends.

   The holders of Series B preferred stock do not have any voting rights.

                             DYNAMIC CIRCUITS INC.

 Warrants:

   The Company granted warrants to holders of Series A preferred stock to purchase common stock as part of the merger on August 19, 1996. Each warrant entitles the holder to receive from the Company a fully paid common share after payment of the warrant exercise price of $0.01. The warrant holder may at any time after the fifth anniversary of the warrant put them to the Company at fair market value. The put terminates if an Initial Public Offering (IPO) occurs prior to the put date. The Company accretes the carrying value of the put warrants over five years such that the carrying value on the fifth anniversary will be equal to the fair market value of the put on that date. Changes in estimates of the fair market value are accounted for prospectively on the remaining term of the put. Stock warrant activity is as follows:

                                                       Number
                                                         of   Exercise Aggregate
                                                       Shares  Price     Price
                                                       ------ -------- ---------
   Balance, December 31, 1996......................... 15,392  $0.01     $154
                                                       ------  -----     ----
   Balance, December 31, 1997......................... 15,392  $0.01     $154
                                                       ======  =====     ====

   The Company has reserved 15,392 shares of common stock for the exercise of warrants.

   Stock Option Plans:

 1996 Stock Option Plan:

   In June 1996, the Company adopted the 1996 Stock Option Plan. Under the plan, options to purchase common stock may be granted to directors, executive officers and other key employees of the Company. The Company has reserved 9,805 shares of common stock for issuance under the Plan, at December 31, 1997. Options generally expire ten years from the date of grant. Options vest over either a four or eight year period. Certain option grants are subject to accelerated vesting based upon the achievement of certain specified performance goals.

   Activity under the 1996 plan is as follows:

                                                     Number   Exercise Aggregate
                                                    of Shares  Price     Price
                                                    --------- -------- ---------
   Balance, December 31, 1996......................  10,325    $5.00    $51,625
     Options exercised.............................  (1,480)   $5.00     (7,400)
                                                     ------    -----    -------
   Balance, December 31, 1997......................   8,845    $5.00    $44,225
                                                     ======    =====    =======

   At December 31, 1997, 3,872 options were exercisable.

 1997 Stock Option Plan:

   In August 1997, the Company adopted the 1997 Stock Option Plan. Under the plan, options to purchase common stock may be granted to any executive or other key employee of the Company or of any Subsidiary. The Company has reserved 2,202 shares of common stock for issuance under the Plan. The exercise price shall not be less than 85% of the fair market value, except that the exercise price shall be 110% of the fair market value of such share in the case of any participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries. Options vest over five years and expire ten years from the date of grant.

                             DYNAMIC CIRCUITS INC.

   Activity under the 1997 stock option plan was as follows:

                                                       Outstanding Options
                                                ----------------------------------
                                                                         Weighted
                                                                          Average
                            Available  Number                  Aggregate   Price
                            for Grant of Shares Exercise Price   Price   per Share
                            --------- --------- -------------- --------- ---------
   Authorized..............   2,202
   Options granted.........  (1,152)    1,152     $425-$500    $561,600    $487
                             ------     -----     ---------    --------    ----
   Balances, December 31,
    1997...................   1,050     1,152     $425-$500    $561,600    $487
                             ======     =====     =========    ========    ====

   At December 31, 1997, 230 options were exercisable.

   Holders of 960 options under the 1997 option plan are entitled to participate in the Company's Cash Bonus Plan. Under the Bonus Plan employees are allocated bonus units which vest on an annual basis over five years. The bonus is only payable in the event of exercise of options to purchase shares of the Company's Common Stock. The Company is accruing for the cost of the Bonus Plan over the vesting period.

   In October 1997, the Company granted 4,102 options at an exercise price of $575 under a new stock option plan. At December 31, 1997, 1,230 such options were exercisable.

   The Company recognized compensation expense of $239,286 and $1,358,541, in 1997 and 1996, respectively, representing the difference between exercise price and the fair market value of options and restricted stock at the date of grant.

   The Company has continued to account for its stock based compensation in accordance with APB 25 and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." Accordingly, no compensation expense has been recognized under the plans, except for the amounts disclosed in the above paragraph.

   Had compensation cost been determined based on the fair value at the date of grant date for awards in 1997 consistent with the provisions of SFAS No. 123, the Company's net income for the year ended December 31, 1997 would have been reduced to the pro forma amounts indicated below (in thousands):

                                                                         1997
                                                                        ------
     Net income-as reported............................................ $5,072
     Net income-pro forma.............................................. $5,038

   Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are made each year.

   In accordance with the provisions of SFAS 123, the fair value of each option is estimated using the following assumptions used for option grants during the years ended December 31, 1996 and 1997; dividend yield of 0%, volatility of 0%, risk-free interest rates of between 5.42% and 6.00% at the date of grant and an expected term of three to five years.

   The weighted-average grant date fair value of options were $71.12, $0.75 and $0.30 per option for the years ended December 31, 1997 and 1996, respectively.

                             DYNAMIC CIRCUITS INC.

   The following table summarizes information about stock options outstanding at December 31, 1997.

                                  Options Outstanding       Options Exercisable
                            ------------------------------- -------------------
                                       Weighted-  Weighted-           Weighted-
                                        Average    Average             Average
             Exercise        Number   Contractual Exercise   Number   Exercise
              Price         of Shares    Life       Price   of Shares   Price
             --------       --------- ----------- --------- --------- ---------
       $5..................   8,845   8.50 years    $  5      3,872     $  5
       $425-$575...........   5,254   9.68 years    $556      1,460     $561
                             ------                           -----
                             14,099   8.94 years    $210      5,332     $157
                             ======                           =====

6. COMMITMENTS AND CONTINGENCIES:

   The Company leases various facilities under non-cancelable operating leases expiring through 2006.

   Total future minimum lease payments under operating leases are as follows:

       Year Ending December 31,
         1998........................................................ $1,275,404
         1999........................................................  1,103,030
         2000........................................................  1,090,084
         2001........................................................  1,084,667
         2002 and thereafter.........................................  1,604,810
                                                                      ----------
                                                                      $6,157,995
                                                                      ==========

   Rent expense amounted to $648,136 for the year ended December 31, 1997.

   The Company is engaged in certain legal and administrative proceedings incidental to its normal business activities. While it is not possible to determine the ultimate outcome of these matters, if any, management believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

   The Company's operations are regulated under a number of federal, state and local environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage, and disposal of such materials. Compliance with these environmental laws is a major consideration for the Company, and there can be no assurances that environmental laws and regulations will not become more stringent in the future or that the Company will not incur significant costs in the future to comply with such laws and regulations.

                             DYNAMIC CIRCUITS INC.

7. INCOME TAXES:

   The provision for income taxes for the year ended December 31, 1997 included the following:

     Federal:
       Current...................................................... $3,680,401
       Deferred.....................................................   (101,103)
                                                                     ----------
                                                                      3,579,298
                                                                     ----------
     State:
       Current......................................................    631,092
       Deferred.....................................................    (98,075)
                                                                     ----------
                                                                        533,017
                                                                     ----------
                                                                     $4,112,315
                                                                     ==========

   The provision for taxes differed from that expected by applying the basic rate of federal tax due primarily to the change of tax status of the Company as a result of the recapitalization (see Note 1) and that certain transaction related charges are not deductible for tax purposes.

8. RELATED PARTIES:

 Management Fees:

   The Company has an agreement dated August 19, 1996 for financial advisory services with Celerity Partners, L.L.C. (Celerity) and Bain Capital, Inc.
(Bain) who hold a partnership interest in Celerity Circuits L.L.C., the majority shareholder of the Company. The agreement provides for annual management fees of $150,000 to be paid to Celerity and/or Bain for so long as Celerity and/or Bain own, either directly or through an affiliated entity, an equity interest in the Company. The management fees are payable in quarterly installments. The agreement also provides for the reimbursement of certain allowed expenses. In connection with entering into the Credit Agreement in 1997, the Company paid specific advisory fees to Celerity and Bain. Management fees and expense reimbursements under the agreement amounted to approximately $359,272 in December 31, 1997. Specific advisory fees amounted to approximately $706,092, for the year ended December 31, 1997. The Company is required to pay a management fee of $56,250 per quarter to Celerity and Bain, respectively, effective January 1, 1998.

 Receivable from Related Party:

   In connection with the Acquisition, Cuplex's 50% interest in Cumex SA de CV, a Mexican corporation (Cumex) was sold to certain former shareholders of Cuplex. On October 9, 1997, Cuplex and Cumex signed an Operating Agreement by which Cuplex agrees to provide management and technical services to Cumex. Cumex agrees to provide manufacturing services to Cuplex for a period of two years and a repayment schedule was agreed for the amount due by Cumex to Cuplex. The balance outstanding at October 9, 1997 was $3.2 million. On October 9, 1997, DCI and the shareholders of Cumex entered into an Option Agreement by which it was agreed that DCI could purchase 100% of Cumex until termination of the Operating Agreement.

   On the acquisition of Cuplex the receivable from Cumex was valued at its net present value determined by applying appropriate discount rates. This resulted in an adjustment in the fair value of the receivable of $1.1

                             DYNAMIC CIRCUITS INC.

million. At December 31, 1997, the gross and net amounts receivable from Cumex are $3.6 million and $2.5 million, respectively.

9. EMPLOYEE BENEFIT PLANS:

   The Company and its subsidiary have established defined contribution retirement plans that are intended to qualify under Section 401 of the Internal Revenue Code ("the Plan"). The Plans cover substantially all officers and employees of the Company and its subsidiary. Contributions to the Plans are determined at the discretion of the Board of Directors. No contributions were made to the Plans for the year ended December 31, 1997.

10. SUBSEQUENT EVENT:

   On July 23, 1998, DDi Holdings Corporation and the Company executed a stock contribution and merger agreement. In connection with this agreement, DDi Holdings Corporation acquired all of the outstanding capital stock of the Company for aggregate merger consideration of approximately $247 million.

                    Report of Independent Public Accountants

To the shareholders of
Symonds Limited

   We have audited the accompanying consolidated balance sheet of Symonds Limited as of 31 March 1999, and the related consolidated profit and loss account, reconciliation of movements in consolidated shareholders' funds and consolidated cash flow statement for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially consistent with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Symonds Limited as of 31 March 1999, and the consolidated results of its operations and its consolidated cash flows for the year then ended in conformity with generally accepted accounting principles in the United Kingdom.

   Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a reconciliation of consolidated net income and shareholders' equity to generally accepted accounting principles in the United States is set forth in Note 30.

KPMG Audit Plc
Chartered Accountants

Birmingham, England
28 October 1999
(except with respect to the matters
discussed in Note 29 and 30, as to
which the date is 22 March 2000)

                                SYMONDS LIMITED

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                             Notes                  Unaudited                Unaudited
                          (relating to             Nine months  Unaudited   Six months
                           year ended  Year ended     ended    Three months    ended
                            31 March    31 March   31 December    ended     31 December
                             1999)        1999        1998     30 June 1999    1999
                          ------------ ----------- ----------- ------------ -----------
                                       (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000
Turnover                        1
Continuing operations...                  41,056      30,949       8,636       17,299
Discontinued
 operations.............                   4,486       3,650         160          --
                                         -------     -------      ------      -------
                                          45,542      34,599       8,796       17,299
Operating costs.........        2        (42,627)    (31,534)     (8,361)     (15,590)
                                         -------     -------      ------      -------
Operating profit before
 goodwill and
 exceptional items:
Continuing operations...                   4,290       3,019         957        2,601
Discontinued
 operations.............                     (57)         46          (4)         --
                                         -------     -------      ------      -------
                                           4,233       3,065         953        2,601
                                         -------     -------      ------      -------
Operating exceptional
 items:
Continuing operations...        1           (570)        --         (518)        (378)
Discontinued
 operations.............                    (748)        --          --           --
                                         -------     -------      ------      -------
                                          (1,318)        --         (518)        (378)
                                         -------     -------      ------      -------
Goodwill amortization...                     --          --          --          (514)
                                         -------     -------      ------      -------
Operating profit                1
Continuing operations...                   3,720       3,019         439        1,709
Discontinued
 operations.............                    (805)         46          (4)         --
                                         -------     -------      ------      -------
    Total operating
     profit.............                   2,915       3,065         435        1,709
Exceptional items               3
Continuing operations:
  Provision for loss on
   termination of a
   business.............                  (4,000)        --          --           --
Discontinued operations:
  (Loss)/profit on
   disposal of a
   business.............                  (2,435)        --           48          --
                                         -------     -------      ------      -------
(Loss)/profit on
 ordinary activities
 before interest........                  (3,520)      3,065         483        1,709
Interest receivable.....                     119         112          25           54
Interest payable and
 similar charges........        6           (442)       (373)        (65)      (1,553)
                                         -------     -------      ------      -------
(Loss)/profit on
 ordinary activities
 before taxation........                  (3,843)      2,804         443          210
Tax on (loss)/profit on
 ordinary activities....        7           (495)       (965)       (278)        (166)
                                         -------     -------      ------      -------
(Loss)/profit on
 ordinary activities
 after taxation.........                  (4,338)      1,839         165           44
Dividends...............        8           (416)       (416)        --           --
                                         -------     -------      ------      -------
Retained (loss)/profit
 for the period.........       20         (4,754)      1,423         165           44
                                         =======     =======      ======      =======
(Loss)/earnings per
 share..................        9          (6.2p)       2.6p        0.2p         3.7p
                                         =======     =======      ======      =======

   The Group has no recognised gains and losses other than those reflected in the group profit and loss account.

   There is no difference between the result as disclosed in the group profit and loss account and the result on an unmodified historical cost basis.

   All periods presented are of Symonds Limited except at and for the six months ended 31 December 1999 which are of MCM Electronics Limited--see Accounting Policies--Interim financial statements.

                                SYMONDS LIMITED

        RECONCILIATION OF MOVEMENTS IN CONSOLIDATED SHAREHOLDERS' FUNDS

                                      Unaudited   Unaudited
                                     Nine months Three months    Unaudited
                         Year ended     ended       ended     Six months ended
                          31 March   31 December   30 June      31 December
                            1999        1998         1999           1999
                         ----------- ----------- ------------ ----------------
                         (Pounds)000 (Pounds)000 (Pounds)000    (Pounds)000
(Loss)/profit for the
 period.................   (4,338)      1,839         165             44
Dividends...............     (416)       (416)        --             --
Issue of shares.........       12          12         --           1,267
Goodwill written back...    4,537         --          281            --
                           ------      ------       -----          -----
Net movement in
 shareholders' funds....     (205)      1,435         446          1,311
Equity shareholders'
 funds at beginning of
 period.................    9,311       9,311       9,106            --
                           ------      ------       -----          -----
Equity shareholders'
 funds at end of
 period.................    9,106      10,746       9,552          1,311
                           ======      ======       =====          =====

   All periods presented are of Symonds Limited except at and for the six months ended 31 December 1999 which are of MCM Electronics Limited--see Accounting Policies--Interim financial statements.

                                SYMONDS LIMITED

                          CONSOLIDATED BALANCE SHEETS

                                            Unaudited   Unaudited   Unaudited
                                31 March   31 December   30 June   31 December
                         Notes    1999        1998        1999        1999
                         ----- ----------- ----------- ----------- -----------
                               (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Fixed assets
Tangible assets.........   10      8,671       8,853       8,944       7,863
Goodwill................             --          --          --       20,062
                                 -------     -------     -------     -------
                                   8,671       8,853       8,944      27,925
Current assets
Stocks..................   12      3,780       4,303       3,778       3,791
Debtors.................   13      9,385      11,524       9,437       9,159
Cash at bank and short
 term deposits..........           3,568       1,372       2,059       4,066
                                 -------     -------     -------     -------
                                  16,733      17,199      15,274      17,016
                                 -------     -------     -------     -------
Creditors: amounts
 falling due within one
 year...................   14    (14,292)    (12,792)    (14,279)    (11,438)
                                 -------     -------     -------     -------
Net current assets......           2,441       4,407         995       5,578
                                 -------     -------     -------     -------
Total assets less
 current liabilities....          11,112      13,260       9,939      33,503
                                 -------     -------     -------     -------
Creditors: amounts
 falling due after more
 than one year..........   15     (1,865)     (2,083)       (246)    (31,852)
Provisions for
 liabilities and
 charges................   17       (141)       (431)       (141)       (340)
                                 -------     -------     -------     -------
Net assets..............           9,106      10,746       9,552       1,311
                                 =======     =======     =======     =======
Capital and reserves
Called up share
 capital................   19      3,473       3,473       3,473          12
Share premium account...   20     19,887      19,887      19,887       1,255
Capital redemption
 reserve................   20         50          50          50         --
Merger reserve..........   20      5,474       5,474       5,474         --
Profit and loss
 account................   20    (19,778)    (18,138)    (19,332)         44
                                 -------     -------     -------     -------
Equity shareholders'
 funds..................           9,106      10,746       9,552       1,311
                                 =======     =======     =======     =======

   All periods presented are of Symonds Limited except at and for the six months ended 31 December 1999 which are of MCM Electronics Limited--see Accounting Policies--Interim financial statements.

                                SYMONDS LIMITED

                       CONSOLIDATED CASH FLOW STATEMENTS

                                             Unaudited   Unaudited    Unaudited
                                            Nine months Three months Six months
                                Year ended     ended       ended        ended
                                 31 March   31 December   30 June    31 December
                          Notes    1999        1998         1999        1999
                          ----- ----------- ----------- ------------ -----------
                                (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000
Net cash flow from
 operating activities...    21     7,882       4,305         (446)       1,884
                                  ------      ------       ------      -------
Returns on investments
 and servicing of fi-
 nance
Interest received.......             119         112           25           54
Interest paid...........            (354)       (307)         (45)         (10)
Interest element of
 finance lease
 payments...............             (88)        (66)         (20)         (45)
                                  ------      ------       ------      -------
                                    (323)       (261)         (40)          (1)
                                  ------      ------       ------      -------
Tax paid................            (643)       (232)        (108)         (66)
                                  ------      ------       ------      -------
Capital expenditure
Purchase of tangible
 fixed assets...........          (3,603)     (3,356)        (878)        (193)
Sale of tangible fixed
 assets.................             770         770           33          --
                                  ------      ------       ------      -------
                                  (2,833)     (2,586)        (845)        (193)
                                  ------      ------       ------      -------
Acquisitions and
 disposals
Net cash payable in
 respect of
 acquisitions...........             --          --           --       (30,581)
Net cash consideration
 in respect of business
 disposals..............             200         --           249        1,044
                                  ------      ------       ------      -------
                                     200         --           249      (29,537)
                                  ------      ------       ------      -------
Equity dividends paid...          (1,249)       (833)         --           --
                                  ------      ------       ------      -------
Cash flow before
 financing and
 management of liquid
 resources..............           3,034         393       (1,190)     (27,913)
                                  ------      ------       ------      -------
Financing and management
 of liquid resources
Issue of shares.........    22        12          12          --         1,267
Movement in debt........          (2,288)     (1,843)        (319)      28,626
Movement in liquid
 resources..............          (1,002)        998          624          500
                                  ------      ------       ------      -------
                                  (3,278)       (833)         305       30,393
                                  ------      ------       ------      -------
(Decrease)/increase in
 cash in the period         23      (244)       (440)        (885)       2,480
                                  ======      ======       ======      =======

   All periods presented are of Symonds Limited except at and for the six months ended 31 December 1999 which are of MCM Electronics Limited--see Accounting Policies--Interim financial statements.

                                SYMONDS LIMITED

                              ACCOUNTING POLICIES

   The accompanying consolidated financial statements for the year ended 31 March 1999 do not comprise statutory accounts within the meaning of Section 240 of the Companies Act 1985 of England and Wales, but have been extracted from the company's statutory accounts for the fiscal year to 31 March 1999 which have been delivered to the Registrar of Companies in England and Wales, upon which an unqualified audit report has been given.

Basis of preparation

   The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP). UK GAAP and accounting principles adopted by the Company differ in certain respects from accounting principles generally accepted in the United States (US
GAAP). See Note 30 for a discussion of the principal differences that would affect the Company's consolidated net income and shareholders' equity if US GAAP had been applied instead of UK GAAP in the preparation of the consolidated financial statements. The financial statements have been prepared under the historical cost convention and comply with applicable accounting standards. Under UK GAAP companies are permitted, in certain circumstances, to value their assets and liabilities using a basis different from original cost. This has not been the case in these financial statements.

Basis of consolidation

   The Group accounts consolidate the accounts of Symonds Limited and all its subsidiary undertakings made up to 31 March 1999.

   The results of businesses acquired or sold during the year are included in the Group financial statements from the date of acquisition or to the date of disposal.

Interim financial statements--unaudited

   The interim financial statements as of 31 December 1998, 30 June 1999 and 31 December 1999 have been prepared without audit and reflect, in the opinion of the Group, all adjustments necessary to present fairly the financial information for the Group. All such adjustments are of a normal recurring nature.

   The interim financial statements have been prepared on a basis which is consistent with the accounting policies adopted for the year ended 31 March 1999.

   Taxation for the interim financial statements has been calculated in line with the estimated effective tax rate for the relevant financial years.

   The exceptional operating items incurred by the Symonds Group in the period to 30 June 1999 were acquisition advisory costs incurred by the company in respect of its acquisition by MCM Electronics Limited.

   The results for the six months ended 31 December 1999 are those of MCM Electronics Limited and its subsidiary undertakings. MCM Electronics Limited acquired Symonds Limited, and its subsidiary undertakings on 5 July 1999. The accounting period commencing 1 July 1999 has been used to reflect the results of MCM Electronics Limited and its subsidiary undertakings as there is no material difference between the results for this period and those for the period commencing 5 July 1999, the date of acquisition. MCM Electronics Limited is a company owned by the executive directors of Symonds Limited together with external investors. No adjustments to the book value of the assets and liabilities of Symonds Limited at acquisition were necessary to reflect their fair value for acquisition purposes. At that date MCM Electronics issued 1,200,000 ordinary shares of 1p each and obtained medium term debt to finance the acquisition of the entire ordinary share capital of Symonds Limited. Goodwill of (Pounds)21,002,000 arose on the acquisition which has been capitalised and is being amortised over 20 years. There have been no significant changes to the Group since that date.

   The exceptional operating item in the period to 31 December 1999 is a material bad debt incurred by a subsidiary of MCM Electronics Limited in this period.

                                SYMONDS LIMITED

Goodwill

   UK Financial Reporting Standard 10 was adopted in the Company's consolidated financial statements effective 1 April 1998. Goodwill arising on acquisition subsequent to 1 April 1998 has been capitalised and amortised through the profit and loss account over its useful economic life which is generally not expected to exceed 20 years. Goodwill related to acquisitions made prior to 31 March 1998 was charged directly to reserves in accordance with UK accounting standards in effect at that date.

Turnover

   Turnover represents the total amount receivable in the ordinary course of business for goods sold excluding value added tax. Turnover is recognised upon despatch.

Tangible fixed assets and depreciation

   Tangible fixed assets are stated at cost or valuation, less depreciation. Deprecation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost or valuation, less residual value, over the estimated useful life in each company of each asset as follows:

      Freehold buildings.......... 2%     On straight line
      Leasehold property..........        Over the term of the lease
      Plant and equipment......... 10-25% On straight line or reducing balance
      Computer equipment.......... 17-25% On straight line or reducing balance
      Office furniture and
       equipment.................. 15-25% On straight line or reducing balance
      Motor vehicles.............. 25%    On straight line or reducing balance

Stocks and work in progress

   Stocks and work in progress are stated at the lower of cost and net realisable value on a first-in, first-out basis, including attributable production overheads.

   Net realisable value is based on estimated selling price less further costs expected to be incurred to completion and disposal.

Trade debtors

   Trade debtors are recorded at the invoiced amount, including value added tax, less a provision for doubtful debts. Management considers current information and events regarding the debtors' ability to repay their obligations, and makes a provision against amounts due when it is probable that the full amount will not be collected. Changes in the level of provision are charged to the bad debt expense.

Liquid resources

   Included within cash balances are liquid resources of (Pounds)2,710,000 at 31 March 1999, consisting of cash deposits to secure loan notes, and treasury deposits. For the purposes of the group cashflow statement all highly liquid debt instruments with original maturities of three days or less are considered to be cash.

Pension costs

   The Group operates a number of defined contribution pension schemes. The assets of the schemes are held separately from those of the Group in independently administered funds. Contributions are paid to the schemes at the defined contribution levels and are charged to the profit and loss account in the year to which they relate.

                                SYMONDS LIMITED

Leases

   Assets held under finance leases are capitalised at their fair value on the inception of the leases and depreciated over their estimated useful lives. The finance charges are allocated over the period of the lease in proportion to the capital amount outstanding.

   Rentals paid under operating leases are charged against income on a straight line basis over the lease term.

   Under UK GAAP, the gain arising on a sale-leaseback transaction may be recognised in full at the date of the transaction provided that it can be demonstrated that a market rent is being paid under the lease agreement.

Deferred taxation

   Provision is made for deferred taxation using the liability method to take account of timing differences between the incidence of income and expenditure for taxation and accounting purposes to the extent that it is probable that a liability or asset will crystallise in the future.

Foreign currency translation

   Transactions in foreign currencies are recorded at the rate ruling at the date of transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

                                SYMONDS LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

1. TURNOVER, OPERATING PROFIT AND NET ASSETS

   The destination of the Group's turnover by geographical market is:

                                                                     Year ended
                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   United Kingdom...................................................   41,137
   Europe...........................................................    2,481
   USA..............................................................      540
   Rest of World....................................................    1,384
                                                                       ------
                                                                       45,542
                                                                       ======

   The Group's turnover, operating profit, and net operating assets for the year ended 31 March 1999 can be analysed by business segment as follows:

                                                                       Net
                                                        Operating   operating
                                            Turnover     profit      assets
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
   Continuing operations:
   PCB manufacture........................   19,963       3,580       5,064
   Electronic manufacturing services......   21,999         406       1,730
   Group..................................      --         (266)      2,344
                                             ------      ------       -----
                                             41,692       3,720       9,138
   Discontinued operations................    4,486        (805)        134
                                             ------      ------       -----
                                             46,448       2,915       9,272
   Less: inter-segmental turnover.........     (906)
                                             ------
                                             45,542
                                             ======
   Exceptional items (note 3).............               (6,435)
   Net interest...........................                 (323)
                                                         ------
   Profit on ordinary activities before
    taxation..............................               (3,843)
                                                         ======
   Net indebtedness.......................                             (166)
                                                                      -----
   Net assets.............................                            9,106
                                                                      =====

   Discontinued operations comprise Finishing Services Limited disposed of in March 1999, and Finishing Technology Limited disposed of in June 1999. The operating loss of the discontinued operations includes a provision for impairment of Finishing Technology Limited's goodwill of (Pounds)748,000. The disposal of Finishing Services Limited is analysed in Note 25.

   The Electronic Manufacturing Services operating profit includes an exceptional operating loss of (Pounds)570,000. This relates to vacant property costs recognised in the year. A related tax credit of (Pounds)171,000 has been recognised in respect of these costs.

                                SYMONDS LIMITED

2. OPERATING PROFIT

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Operating profit is stated after charging/(crediting):
     Depreciation--owned fixed assets...............................    1,552
          --finance leased assets...................................      248
     Operating lease rentals--plant and machinery...................      611
               --land and buildings.................................      702
     Loss on sale of fixed assets...................................       28
     Gain on foreign exchange.......................................       (8)
                                                                        =====

   Operating costs are analysed as follows:

                                                       31 March
                                                         1999
                                         Continuing  Discontinued
                                         operations   operations     Total
                                         ----------- ------------ -----------
                                         (Pounds)000 (Pounds)000  (Pounds)000
   Change in work in progress and
    finished goods......................      (363)        (54)        (417)
   Raw materials and consumables........   (17,397)     (2,170)     (19,567)
   Other external charges...............    (2,940)       (604)      (3,544)
   Staff costs..........................   (10,907)     (1,115)     (12,022)
   Depreciation.........................    (1,732)        (68)      (1,800)
   Other operating charges..............    (3,997)       (532)      (4,529)
   Provision for goodwill impairment....       --         (748)        (748)
                                           -------      ------      -------
                                           (37,336)     (5,291)     (42,627)
                                           =======      ======      =======

3. EXCEPTIONAL ITEMS

                                                  31 March 1999
                                       -----------------------------------
                                          Gross        Tax         Net
                                       ----------- ----------- -----------
                                       (Pounds)000 (Pounds)000 (Pounds)000
   Continuing operations:
   Provision for loss on termination
    of a business (a).................   (4,000)       606       (3,394)
   Discontinued operations:
   Loss on disposal of a business
    (b)...............................   (2,435)       --        (2,435)
                                         ------        ---       ------
                                         (6,435)       606       (5,829)
                                         ======        ===       ======

  (a) The provision for loss on termination of a business arises following the decision of the board to close the operations of Osborne Electronics Limited. The provision includes debtor, stock and fixed asset write-downs arising from the closure, redundancy costs, and goodwill of (Pounds)1,800,000 previously eliminated when Osborne Electronics Limited was acquired.

  (b) The loss on disposal of a business represents the loss on sale of Finishing Services Limited of (Pounds)2,435,000 (after charging (Pounds)1,989,000 of goodwill previously eliminated).

                                SYMONDS LIMITED

4. AUDITORS' REMUNERATION

   Amounts payable to the auditors of all Group undertakings in respect of audit services were (Pounds)60,000. Amounts payable to KPMG Audit Plc and their associates by the Company and its subsidiary undertakings in respect of non audit services were (Pounds)112,000.

5. EMPLOYEES

  (a) Number of employees

   The average number of persons employed during the year was as follows:

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                       Number
   Production.......................................................      527
   Office and administration........................................      115
                                                                       ------
                                                                          642
                                                                       ======

  (b) Staff costs

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Wages and salaries...............................................   10,755
   Social security..................................................    1,032
   Other pension costs..............................................      235
                                                                       ------
                                                                       12,022
                                                                       ======

   The Group operates a number of defined contribution pension schemes. The assets of the schemes are held in separate trustee administered funds and are invested with insurance companies. The pension costs shown above represent contributions payable to these schemes.

6. INTEREST PAYABLE AND SIMILAR CHARGES

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   On bank loans and overdrafts.....................................    (277)
   On finance leases................................................     (88)
   On loan notes....................................................     (77)
                                                                        ----
                                                                        (442)
                                                                        ====

                                SYMONDS LIMITED

7. TAXATION

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   UK corporation tax payable at 31%...............................     (604)
   Deferred tax....................................................      173
   Adjustment to prior years' provisions--deferred tax.............      (64)
                                                                        ----
                                                                        (495)
                                                                        ====

   The charge includes tax credits on FRS3 exceptional items of (Pounds)606,000 as detailed in Note 3.

8. DIVIDENDS

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Ordinary--interim paid 0.6p per share...........................     (416)
      --final nil p per share......................................      --
                                                                        ----
   Total equity dividends..........................................     (416)
                                                                        ====

9. LOSS PER SHARE

   The loss per ordinary share as at 31 March 1999 has been calculated by reference to the weighted average of 69,467,222 ordinary shares in issue during the year and the Group loss after taxation for the financial year of (Pounds)4,338,000.

10. TANGIBLE FIXED ASSETS

                                  Land and    Plant and
                                  buildings   machinery     Other       Total
                                 ----------- ----------- ----------- -----------
                                 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
   Cost
   1 April 1998.................    1,088      10,644       2,375      14,107
   Reclassification.............      361         --         (361)        --
   Additions....................      821       2,408         652       3,881
   Disposals....................     (506)       (379)       (131)     (1,016)
   Sale of subsidiary...........      --         (129)       (235)       (364)
                                    -----      ------       -----      ------
     31 March 1999..............    1,764      12,544       2,300      16,608
                                    =====      ======       =====      ======
   Depreciation
   1 April 1998.................      107       5,417       1,122       6,646
   Reclassification.............      153         --         (153)        --
   Charge for the year..........      161       1,284         355       1,800
   Disposals....................       (9)       (190)        (75)       (274)
   Sale of subsidiary...........      --          (89)       (146)       (235)
                                    -----      ------       -----      ------
     31 March 1999..............      412       6,422       1,103       7,937
                                    =====      ======       =====      ======
   Net book value
     31 March 1999..............    1,352       6,122       1,197       8,671
                                    =====      ======       =====      ======

                                SYMONDS LIMITED

 Analysis of land and buildings

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Freehold.........................................................      297
   Short leasehold..................................................    1,055
                                                                        -----
   Net book value...................................................    1,352
                                                                        =====

 Hire purchase and finance leased assets

   Plant, equipment and motor vehicles include assets with a net book value of (Pounds)1,064,000 which are subject to finance leases.

11. INVESTMENTS

   Principal subsidiaries at 31 March 1999

   Company                            Principal activity                        % equity held
   -------                            ------------------                        -------------
Zlin            Manufacture of printed circuit boards                               *100
 Electronics
 Limited
Classical       Manufacture of printed circuit boards                               *100
 Circuits
 Limited
Garner          Manufacture of printed circuit boards                                100
 Osborne
 Circuits
 Limited
Zlin            Supply of high volume printed circuit boards                        *100
 International
 Limited
Calne           Manufacture and assembly of electronic and electrical equipment     *100
 Electronics
 Limited
Pretan          Sheet metal fabrication                                              100
 Limited
Integrated      Design of electronic and electrical equipment                        100
 Designs &
 Systems
 Limited
Osborne         Assembly of printed circuit boards                                   100
 Electronics
 Limited
Symonds         Precision sheet metal fabrication                                   *100
 Precision
 Limited
Osborne         Precision sheet metal fabrication                                    100
 Precision
 Sheetmetals
 Limited
Finishing       Manufacture of vertical plating systems                             *100
 Technology
 Limited

   All of the company's subsidiary undertakings are incorporated and operate in Great Britain.

   Shareholdings marked * are directly owned by Symonds Limited and the remainder are held through subsidiary undertakings.

12. STOCKS

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Raw materials and consumables....................................    1,615
   Work in progress.................................................    1,975
   Finished goods...................................................      190
                                                                        -----
                                                                        3,780
                                                                        =====

                                SYMONDS LIMITED

13. DEBTORS

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Trade debtors....................................................    8,005
   Other debtors....................................................      984
   Prepayments and accrued income...................................      396
                                                                        -----
                                                                        9,385
                                                                        =====

   Included within other debtors above are amounts totalling (Pounds)315,000 which fall due after more than one year.

14. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Bank overdrafts and loans........................................      730
   Other loans......................................................       28
   Obligations under finance leases.................................      309
   Trade creditors..................................................    6,128
   Corporation tax..................................................      507
   Advance corporation tax payable..................................      104
   Other creditors..................................................      650
   Other taxation and social security...............................      960
   Accruals and deferred income.....................................    4,074
   Loan notes.......................................................      802
                                                                       ------
                                                                       14,292
                                                                       ======

   At 31 March 1999, loan notes consist of loan notes previously issued to the vendors of Calne Electronics and one of the vendors of the Osborne Group. Both are repayable at the holders' option. The Calne loan notes are secured by a bank guarantee. All the loan notes carry interest at 0.5% below base rate.

   It has been assumed for the purposes of presentation in these financial statements that the loan notes will be repaid at the earliest possible time.

15. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Bank loans.......................................................    1,465
   Other loans......................................................       65
   Obligations under finance leases.................................      335
                                                                       ------
                                                                        1,865
                                                                       ======

                                SYMONDS LIMITED

16. BORROWINGS

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Bank loans.......................................................    2,195
   Loan notes.......................................................      802
   Obligations under finance leases.................................      644
   Other loans......................................................       93
                                                                        -----
                                                                        3,734
                                                                        =====
   Due within one year..............................................    1,869
   Due after more than one year.....................................    1,865
                                                                        -----
                                                                        3,734
                                                                        =====

   Analysis of repayments:
                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Bank loans
     Within one year................................................      730
     Within one to two years........................................      730
     Within two to five years.......................................      735
   Other loans
     Within one year................................................       28
     Within one to two years........................................       31
     Within two to five years.......................................       34
   Loan notes
     Within one year................................................      802
   Finance leases
     Within one year................................................      309
     Within one to two years........................................      230
     Within two to five years.......................................      105
                                                                        -----
                                                                        3,734
                                                                        =====

   Amounts due under finance leases are secured on the related items of plant and equipment.

   Bank loans and overdrafts are secured by fixed and floating charges over the Group's assets.

   Bank loans comprise two loans, one of which is repayable in full by 31 October 2002 by quarterly instalments commencing 31 October 1996 and the other which is repayable in full by 31 October 2001 by quarterly instalments commencing 31 January 1997. Both loans carry interest at 1/3///8/% over base rate.

17. PROVISIONS FOR LIABILITIES AND CHARGES

                                            Deferred      Other
                                               tax     provisions     Total
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
   1 April 1998...........................     259         300         559
   Transfer to the profit and loss
    account...............................    (109)       (300)       (409)
   Sale of subsidiary.....................      (9)        --           (9)
                                              ----        ----        ----
     At 31 March 1999.....................     141         --          141
                                              ====        ====        ====

   Other provisions relate to the costs of relocation of Calne Electronics.

                                SYMONDS LIMITED

18. DEFERRED TAX

   Deferred tax provided and unprovided at a rate of 30% are:

                                                          Provided   Unprovided
                                                          31 March    31 March
                                                            1999        1999
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Accelerated capital allowances.......................     516         (40)
   Other timing differences.............................    (453)        (34)
   Held over gain.......................................      78         --
                                                            ----         ---
                                                             141         (74)
                                                            ====         ===

19. SHARE CAPITAL

                                                           31 March   31 March
                                                             1999       1999
                                                          ---------- -----------
                                                            Number   (Pounds)000
   5p ordinary shares
   Authorised............................................ 80,000,000    4,000
   Allotted, called up and fully paid.................... 69,472,208    3,473
                                                          ==========    =====

Changes in the year

   5p ordinary shares

   The authorised share capital remained unchanged during the year. During the year 40,000 shares were issued under the Executive Share Option Scheme; the proceeds were (Pounds)11,600.

Share options

   At 31 March 1999, options have been granted and remain outstanding under the Symonds Executive Share Option Scheme to subscribe for 5p ordinary shares of the Company, as follows:

   Date of grant            Number  Exercise price           Exercise period
   -------------            ------- --------------           ---------------
   20 May 1994............. 274,000     30.5p      20 May 1997 to 20 May 2007
   21 May 1996............. 240,000     71.0p      21 May 1999 to 21 May 2009
   30 January 1997.........  40,000     59.5p      30 January 2000 to 30 January 2010
   27 February 1997........  75,000     58.5p      27 February 2000 to 27 February 2010
   28 July 1997............ 700,000     34.5p      28 July 2000 to 28 July 2010
   7 January 1998.......... 250,000     34.0p      7 January 2001 to 7 January 2011
   21 July 1998............ 110,000     38.0p      21 July 2001 to 21 July 2011
   1 September 1998........ 275,000     31.0p      1 September 2001 to 1 September 2011

   Following the offer for the entire share capital of the Company by MCM Electronics Limited, these options were either exercised by the holders for a total payment of (Pounds)84,000, given up by the holders in lieu of cash cancellation payments totalling (Pounds)120,000, or lapsed. These transactions occurred subsequent to 30 June 1999, the last date consolidated accounts were prepared for Symonds Limited and its subsidiary undertakings.

                                SYMONDS LIMITED

20. RESERVES

                                           Capital                Goodwill   Profit and
                                Share    redemption    Merger     write off     loss
                               premium     reserve     reserve     reserve     account
                             ----------- ----------- ----------- ----------- -----------
                             (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
   1 April 1998............    19,877         50        5,474      (22,505)      2,944
   Goodwill adjustments on
    disposal/closure of
    subsidiary
    undertakings...........       --         --           --         3,789         --
   Issue of shares.........        10        --           --           --          --
   Provision for impairment
    of subsidiary
    undertaking goodwill...       --         --           --           748         --
   Retained loss for the
    year...................       --         --           --           --       (4,754)
   Transfer................       --         --           --        17,968     (17,968)
                               ------        ---        -----      -------     -------
   At 31 March 1999........    19,887         50        5,474          --      (19,778)
                               ======        ===        =====      =======     =======

   Goodwill movements in the year comprise the write back of goodwill following the disposal of Finishing Services Limited and the decision to close Osborne Electronics Limited, and the provision for the anticipated impairment of goodwill on the sale of Finishing Technology Limited.

   Following implementation of FRS10, the goodwill reserve has been offset against the profit and loss account.

21. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Operating profit.................................................    2,915
   Non cash exceptional operating items.............................    1,318
   Depreciation.....................................................    1,800
   Loss on disposal of tangible fixed assets........................      (28)
   Movement in stocks...............................................      899
   Movement in debtors..............................................    2,342
   Movement in creditors............................................   (1,064)
   Reorganisation costs paid........................................     (300)
                                                                       ------
   Net cash inflow from operating activities........................    7,882
                                                                       ======

22. ANALYSIS OF CASH FLOWS FROM FINANCING AND MANAGEMENT OF LIQUID RESOURCES

                                                             31 March 1999
                                                        -----------------------
                                                        (Pounds)000 (Pounds)000
   Issue of ordinary share capital.....................                   12
   Debt due within one year
    Bank loans repaid..................................                 (730)
    Other loans repaid.................................                  (25)
   Loan notes repaid...................................               (1,106)
   Capital element of finance lease rentals............                 (427)
                                                                      ------
   Net cash outflow from financing.....................               (2,276)
   Movement in cash deposits to secure loan notes......      998
   Movement in treasury deposits.......................   (2,000)
                                                          ------
   Net cash outflow from management of liquid
    resources..........................................               (1,002)
                                                                      ------
   Net cash outflow from financing and management of
    liquid resources...................................               (3,278)
                                                                      ======

                                SYMONDS LIMITED

23. ANALYSIS OF NET DEBT

                                   At                     Other        At
                                31 March                non-cash    31 March
                                  1998      Cash flow    changes      1999
                               ----------- ----------- ----------- -----------
                               (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
   Cash at bank and in hand...    1,102        (244)       --           858
   Cash deposits to secure
    loan notes................    1,708        (998)       --           710
   Treasury deposits..........      --        2,000        --         2,000
   Debt due within one year...   (2,662)      1,861       (759)      (1,560)
   Debt due after more than
    one year..................   (2,289)        --         759       (1,530)
   Finance leases.............     (841)        427       (230)        (644)
                                 ------       -----       ----       ------
                                 (2,982)      3,046       (230)        (166)
                                 ======       =====       ====       ======

24. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                      31 March
                                                                        1999
                                                                     -----------
                                                                     (Pounds)000
   Decrease in cash in the period...................................     (244)
   Cash outflow from movement in debt and lease financing...........    2,288
   Cash outflow from management of liquid resources.................    1,002
                                                                       ------
   Change in net debt resulting from cash flows.....................    3,046
   New finance leases...............................................     (230)
                                                                       ------
   Decrease in net debt in the period...............................    2,816
   Net debt 1 April 1998............................................   (2,982)
                                                                       ------
   Net debt 31 March 1999...........................................     (166)
                                                                       ======

25. DISPOSALS DURING THE FINANCIAL YEAR

Finishing Services Limited

   The whole of the issued share capital of Finishing Services Limited was sold on 31 March 1999 for (Pounds)200,000.

   The transaction can be summarised as follows:

                                                                     (Pounds)000
   Net assets disposed of:
   Tangible assets..................................................      129
   Stocks...........................................................      266
   Debtors..........................................................      658
   Creditors........................................................     (528)
                                                                       ------
   Net assets disposed of...........................................      525
   Goodwill adjusted on disposal....................................    1,989
   Costs of disposal................................................      121
   Loss on disposal.................................................   (2,435)
                                                                       ------
                                                                          200
                                                                       ======
   Satisfied by: Cash                                                     200
                                                                       ======

                                SYMONDS LIMITED

26. CONTINGENT LIABILITIES

   Bank loans and overdrafts of the Group are secured by fixed and floating charges over the Group's assets and by a composite cross-guarantee between all Group companies. The Company's contingent liability under this composite cross-guarantee at 31 March 1999 was (Pounds)2,712,000.

27. FINANCIAL COMMITMENTS

Operating leases

   At 31 March 1999 the Group had annual commitments under non-cancellable operating leases as follows:

                                                          Land and
                                                          buildings     Other
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Expiry date:
   Within one year......................................       74        154
   Between one and two years............................      --         120
   Between two and five years...........................      209        349
   In over five years...................................      735          7
                                                            -----        ---
                                                            1,018        630
                                                            =====        ===

Capital commitments

   At 31 March 1999 the directors had authorised capital expenditure as follows:

                                                                   (Pounds)000
   Contracted but not provided for................................      91
                                                                       ===

28. DIRECTORS' EMOLUMENTS

  (a) Emoluments of the directors of the company were:

                                                                    31 March
                                                                      1999
                                                                   -----------
                                                                   (Pounds)000
   Fees...........................................................      70
   Remuneration...................................................     250
   Pension contributions..........................................      34
   Bonuses........................................................      25
   Benefits in kind...............................................      23
                                                                       ---
                                                                       402
                                                                       ===

   The emoluments of the highest paid director were:

                                                                    31 March
                                                                      1999
                                                                   -----------
                                                                   (Pounds)000
   Remuneration...................................................     154
   Pension contributions..........................................       9
                                                                       ---
                                                                       163
                                                                       ===
   Number of directors who were members of a defined contribution
    pension scheme................................................       4
                                                                       ===

                                SYMONDS LIMITED

   The fees in respect of SG Mills were paid to Directing Success Limited, a company controlled by Mr. Mills.

  (b) Share options

   The company operates a share option scheme for executives. Options issued under this scheme may be exercised between three and thirteen years after the date granted. Details of options held by Directors and former Directors under the company's Executive Share Option Scheme are as follows:

                                    Expiry date              At 31  Granted Exercised Lapsed  At 31
                                    of exercise    Exercise  March  during   during   during  March
                  Date of grant        period       price    1998    year     year     year   1999
                 ---------------- ---------------- -------- ------- ------- --------- ------ -------
   MHG Malone    28 July 1997     28 July 2010      34.5p   250,000     --     --      --    250,000
   MJ Glanfield  1 September 1998 1 September 2011  31.0p       --  250,000    --      --    250,000
   JA Calvert    28 July 1997     28 July 2010      34.5p   250,000     --     --      --    250,000

   Following the offer for the entire share capital of the Company by MCM Electronics Limited, these options were either exercised by the holders or given up by the holders in lieu of cash cancellation payments as detailed in note 19.

29. POST BALANCE SHEET EVENTS

   On 30 June 1999 the whole of the issued share capital of Finishing Technology Limited was disposed of.

   On 5 July 1999 the offer made by MCM Electronics Limited for the entire issued share capital of the Company was declared unconditional and consequently MCM Electronics Limited, a company incorporated in Great Britain, became the ultimate parent company.

   On 22 March 2000 an agreement was reached whereby MCM Electronics Limited would be acquired by DDi Corp.

30. SUMMARY OF RELEVANT DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND UNITED STATES

   The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ in certain significant respects from those generally accepted in the United States (US GAAP). Set forth below is a summary of certain significant differences between UK and US GAAP which management believes are relevant to the Company.

Goodwill

   UK Financial Reporting Standard 10 was adopted in the Company's consolidated financial statements effective 1 April 1998. Goodwill arising on acquisitions subsequent to 1 April 1998 has been capitalised and amortised through the profit and loss account over its useful economic life which is generally not expected to exceed 20 years. Goodwill related to acquisitions made prior to 31 March 1998 was charged directly to reserves in accordance with UK accounting standards in effect at that date. On disposal of a business, the historic goodwill previously eliminated is charged in determining the profit or loss arising on disposal. Impairment is recognised upon a commitment by the Company to dispose of the underlying assets relating to the goodwill.

   Under US GAAP, goodwill, which represents the excess of purchase price over fair value of net assets acquired, is recorded as an intangible asset and is amortised on a straight-line basis over the expected periods to

                                SYMONDS LIMITED
be benefited, not to exceed 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortisation of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. The Company under both US and UK GAAP has adopted an estimated life of 20 years.

Valuation of Interests in Leveraged Buyout Transactions

   Under UK GAAP, when a leveraged buyout transaction has been completed, a new basis of accounting for the assets and liabilities of the predecessor company should be established following the acquisition. The fair value of the underlying assets and liabilities is used with the excess of purchase price over fair value of the net assets acquired allocated to goodwill.

   Under US GAAP, the acquisition of a company in a leveraged buyout transaction must be evaluated to determine whether it is (a) a financial restructuring-recapitalisation for which no change in accounting basis would be appropriate; (b) a step acquisition for which a partial change in accounting basis would be appropriate; or (c) a purchase by new controlling investors for which a partial or complete change in basis based upon the fair value of the transaction would be appropriate. Key factors to be analysed include a change in control of voting interest, residual interest in the newly formed company and the fair value of securities with respect to the monetary consideration paid. In the case of the Company, a partial change in basis based upon the fair value of the transaction is appropriate and the acquisition meets the requirements of EITF 88-16 (Basis in Leveraged Buyout Transactions). Accordingly, 2.36% (ownership percentage of management in Symonds Limited) was carried over at the investors' predecessor basis, and the remaining 97.64% (various institutional and private shareholders) was accounted for under the purchase method of accounting. In the tables below, the caption "Valuation of Interest in Leveraged Buyout Transactions" for the 31 December 1999 period reflects the reduced goodwill amortization of $12 and the adjustment ($484) attributable to the reduction in goodwill associated with the acquisition.

Sale-leaseback Transactions

   Under UK GAAP, the gain arising on a sale-leaseback transaction may be recognised in full at the date of the transaction provided that it can be demonstrated that a market rent is being paid under the lease agreement.

   Under US GAAP, such gains are deferred and amortised in proportion to the related gross rental charged to expense over the term of the lease.

Finance set up costs

   Under UK GAAP the costs incurred on obtaining new debt are capitalised, and amortised over the probable life of the debt.

   Under US GAAP these costs are amortised over the term of the debt. Under UK GAAP the carrying value of this asset is offset against the relevant borrowings, under US GAAP this asset is shown separately.

Provision for Loss on Termination of a Business

   Under UK GAAP, when a decision has been made to restructure part of the Company's business, provisions are made for the impairment of long-lived and certain intangible assets together with severance and other costs of closure.

                                SYMONDS LIMITED

   US GAAP requires that specific criteria have been met before such costs can be recognised as an expense. Among these is the requirement that all the significant actions arising from a restructuring plan and their expected completion dates must be identified by the balance sheet date. Impairment charges are always recorded as an operating expense and the write down of stocks is recorded as a component of cost of goods sold.

Income Taxes

   Under UK GAAP, deferred taxation is calculated under the liability method to the extent that it is probable that the liabilities will crystallise in the foreseeable future.

   Under US GAAP, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognised in income in the period that includes the enactment date. Valuation allowances are provided to the extent that the realisation of deferred tax assets is not more likely than not.

Dividends

   Under UK GAAP, the proposed dividends on ordinary shares, as recommended by the directors, are deducted from shareholders' equity and shown as a liability in the balance sheet at the end of the period in which they relate.

   Under US GAAP, such dividends are only deducted from shareholders' equity at the date of declaration of the declared dividend.

Earnings Per Share

   Under US and UK GAAP, basic earnings per share are computed using the weighted average number of ordinary shares in issue during the year. US GAAP also requires the computation of diluted earnings per share, which includes the effect of potentially dilutive common stock under the treasury stock method.

Classification Differences Between UK and US GAAP

 (i) Exceptional Items

   Under UK GAAP, exceptional items generally derive from operations outside the ordinary course of business and are reflected in a separate section of the profit and loss account under operating profit and are shown gross of tax.

   Under US GAAP, extraordinary and exceptional items are considered both unusual in nature and infrequent in occurrence. In practice, extraordinary and exceptional items are rarely presented. Accordingly, exceptional items presented by the Company would not be classified as such under US GAAP.

 (ii) Discontinued Operations

   Under both UK and US GAAP, discontinued operations are separately identified in the profit and loss account and must be attributable to only a significant business.

                                SYMONDS LIMITED

   Under UK GAAP, operating results from discontinued operations are disclosed as a separate element within operating profit and any related gain or loss is disclosed as an exceptional item.

   Under US GAAP, a segment of a business is defined as a component of an enterprise whose activities present a major line of business or class of customer. The results of discontinued operations and the gain or loss on disposal shall be reported in the income statement separately from continuing operations but not as an extraordinary item. Estimated losses are provided at the measurement date, the date on which the company commits itself to a formal plan to dispose of a segment of the business. Gains are recognised when realised, typically the disposal date. Gain or loss from the disposal of a business segment should not include adjustments, costs and expenses associated with normal business activities that should have been recognised on a going concern basis up to the measurement date, such as adjustment of accruals on long term contracts, or write down or write off of receivables, inventories, property, plant and equipment used in the business, or intangible assets. The long-lived assets and certain identifiable intangible assets that are to be disposed of shall be reported at the lower of carrying amount or fair value less cost to sell with any loss resulting included in continuing operations.

 (iii) Statement of Cash Flows

   Under UK GAAP, cash flows are presented for operating activities, returns on investment and servicing of finance, taxation paid, capital expenditure, acquisitions, dividends paid and financing activities. Under UK GAAP, cash includes cash in hand and cash on deposit, net of bank overdrafts.

   Under US GAAP, cash flows are reported as operating, investing and financing activities. Cash flows from taxation and returns and servicing of finance would, with the exception of ordinary dividends paid, be included as operating activities. The payment of dividends would be included under financing activities. Cash and cash equivalents would include cash and short-term investments with original maturities of three months or less.

                                SYMONDS LIMITED

Reconciliation to US accounting principles

   The following is a summary of the adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP.

                                              Unaudited   Unaudited    Unaudited
                                             Nine months Three months Six months
                                 Year ended     ended       ended        ended
                                  31 March   31 December   30 June    31 December
                                    1999        1998         1999        1999
                                 ----------- ----------- ------------ -----------
                                 (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000
   (Loss)/profit attributable
    to shareholders as reported
    in the consolidated profit
    and loss account in
    accordance with UK GAAP....    (4,338)      1,839         165           44
   Adjustments to conform to US
    GAAP
   Amortisation of goodwill....    (1,125)       (869)       (221)          (8)
   Impairment of goodwill......      (657)       (657)        --           --
   Goodwill in respect of
    subsidiary undertakings
    disposed which was
    previously written off.....     2,313         --          --           --
   Valuation of interests in
    leveraged buyout
    transactions...............       --          --          --            12
   Provision for termination of
    a business.................       550         --         (550)         --
   Finance set up costs........       --          --          --           290
   Sale and leaseback..........        16          12           4            8
   Deferred income tax.........      (168)        --          155         (107)
                                   ------       -----        ----       ------
     Net (loss)/profit in
      accordance with US GAAP..    (3,409)        325        (447)         239
                                   ------       -----        ----       ------
   Analysed:
   Continuing operations.......      (469)      2,376        (328)       1,721
   Discontinued operations.....    (1,954)       (825)         44          --
   Interest....................      (323)       (261)        (40)      (1,209)
   Taxation....................      (663)       (965)       (123)        (273)
                                   ------       -----        ----       ------
     Net (loss)/profit in
      accordance with US GAAP..    (3,409)        325        (447)         239
                                   ======       =====        ====       ======

                                              Unaudited   Unaudited   Unaudited
                                  31 March   31 December   30 June   31 December
                                    1999        1998        1999        1999
                                 ----------- ----------- ----------- -----------
                                 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
   Shareholders' funds as
    reported in the
    consolidated balance sheet
    in accordance with UK
    GAAP.......................     9,106      10,746       9,552       1,311
   Adjustments to conform with
    US GAAP
   Goodwill....................    15,407      17,886      14,904         298
   Valuation of interests in
    leveraged buyout
    transactions...............       --          --          --         (484)
   Provision for termination of
    a business.................       550         --          --          --
   Finance set up costs........       --          --          --          290
   Sale and leaseback..........      (374)       (378)       (369)       (361)
   Deferred income tax.........       (91)         77          64         (43)
                                   ------      ------      ------       -----
   Shareholders' equity in
    accordance with US GAAP....    24,598      28,331      24,151       1,011
                                   ======      ======      ======       =====

                                SYMONDS LIMITED

Cash flows

   The following table summarises the statements of cash flows as if they had been presented in accordance with US GAAP:

                                             Unaudited   Unaudited    Unaudited
                                            Nine months Three months Six months
                                Year ended     ended       ended        ended
                                 31 March   31 December   30 June    31 December
                                   1999        1998         1999        1999
                                ----------- ----------- ------------ -----------
                                (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000
   Net cash provided by/(used
    in) operating activities..     6,916       3,812         (594)       1,817
   Net cash used in investing
    activities................    (2,633)     (2,586)        (596)     (29,730)
   Net cash (used in)/provided
    by financing activities...    (3,525)     (2,664)        (319)      29,893
                                  ------      ------       ------      -------
   Net increase/(decrease) in
    cash and cash
    equivalents...............       758      (1,438)      (1,509)       1,980
   Cash and cash equivalents
    under US GAAP at beginning
    of period.................     2,810       2,810        3,568          --
   Cash and cash equivalents
    under US GAAP acquired....       --          --           --         2,086
                                  ------      ------       ------      -------
     Cash and cash equivalents
      under US GAAP at end of
      period..................     3,568       1,372        2,059        4,066
                                  ======      ======       ======      =======

                            [DDi LOGO APPEARS HERE]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

   Securities and Exchange Commission Registration fee.............. $   75,805
   National Association of Securities Dealers, Inc. filing fee......     29,214
   Nasdaq National Market listing fee...............................     90,000
   Printing and engraving expenses..................................    200,000
   Legal fees and expenses..........................................  1,250,000
   Accounting fees and expenses.....................................  1,000,000
   Blue sky fees and expenses.......................................      5,000
   Transfer agent and Registrar fees................................      3,500
   Miscellaneous....................................................    221,481
                                                                     ----------
     Total.......................................................... $2,875,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

   The Registrant's Delaware Certificate of Incorporation provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Delaware By-Laws provide that the Registrant shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

   Prior to the consummation of this offering, the Company will enter into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

Item 15. Recent Sales of Unregistered Securities.

   During the last three years, DDi Corp. has issued the following securities without registration under the Securities Act of 1933, as amended (the "Securities Act"):

     (1) Between October 4 and December 31, 1997, DDi Corp. completed the recapitalization and the NTI acquisition. In connection with these transactions, DDi Corp. issued an aggregate of 1,996,143.5408 shares of Class A common stock and an aggregate of 233,503.6897 shares of Class L common stock to affiliates of Bain Capital, Inc., affiliates of Celerity Partners, L.L.C., affiliates of The Chase Manhattan Corporation, pre-recapitalization shareholders, pre-acquisition NTI shareholders, NTI employees and other investors for pre-recapitalization retained shares and an aggregate of approximately $62.4 million.

     (2) DDi Corp. completed the DCI merger on July 23, 1998. In connection with the DCI merger, DDi Corp. issued an aggregate of 1,276,279.1690 shares of Class A common stock and an aggregate of 162,064.5076 shares of Class L common stock to pre-acquisition DCI shareholders in exchange for pre-acquisition shares and vested options for pre-acquisition shares of DCI.

     (3) Between September 30, 1998 and December 31, 1999, DDi Corp. sold an aggregate of 157,804.8675 shares of Class A common stock and an aggregate of 672.0093 shares of Class L common stock to employees and other persons with business relationships to DDi, and to holders of Class A common stock options for an aggregate of approximately $1.0 million.

     (4) Pursuant to employee equity incentive and stock option plans, between October 1997 and December 31, 1999 DDi Corp. issued an aggregate of 352,306.8508 options to purchase Class A common stock and an aggregate of 46,299.5379 options to purchase Class L common stock.

     (5) Affiliates of The Chase Manhattan Corporation were granted Class A and Class L common stock warrants in connection with temporary financing associated with the October 1997 recapitalization.

   All such shares were exempt from registration under the Securities Act of 1933, as amended, pursuant to (S)4(2) thereof. In addition, on or after the completion of the sale and distribution of the securities being registered, DDi Corp. expects to issue shares of its common stock to MCM Electronics investors in exchange for all of the outstanding ordinary shares of MCM Electronics. The number of shares issued will depend on the closing date and initial public offering price per share of the securities being registered, and the amount of MCM Electronics debt on that date. See "Prospectus Summary--Recent Developments," "Dilution" and note (g) to "Unaudited Pro Forma Consolidated Balance Sheet." The issuance of shares to MCM Electronics investors will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereof.

Item 16. Exhibits and Financial Statement Schedules.

   (a) Exhibits:

   Some of the following exhibits have been previously filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act or the Securities Exchange Act. Such exhibits are identified by the parenthetical references following the listing of each such exhibit and are incorporated herein by reference.

    1.1# Form of Underwriting Agreement.
    3.1# Form of DDi Corp. Delaware Certificate of Incorporation.
    3.2# Form of DDi Corp. Delaware By-laws.
    4.1# Form of Stockholders Agreement dated as of March 31, 2000.
    4.2# Form of certificate representing shares of Common Stock.
    5.1# Opinion of Ropes & Gray.
   10.1  Amended and Restated Recapitalization Agreement dated as of October 4,
         1997. (Previously filed as Exhibit 10.2 to Registration Statement No.
         333-41187, as amended).
   10.2 Stock Contribution and Merger Agreement dated July 23, 1998 by and among Details Holding Corp. and Dynamic Circuits Inc. and the
         Stockholders of Dynamic Circuits Inc. (Previously filed as Exhibit 2.1 to Form 8-K dated July 23, 1998).
 10.2.1# Form of Amendment dated as of March 31, 2000, to the Stock
         Contribution and Merger Agreement dated July 23, 1998 by and among
         Details Holdings Corp. and Dynamic Circuits Inc. and the Stockholders of Dynamic Circuits Inc.
 10.3.1# Credit Agreement dated as of July 23, 1998, as Amended and Restated as of August 28, 1998.
 10.3.2# First Amendment dated as of March 10, 1999, to the Credit Agreement dated as of July 23, 1998, as Amended and Restated as of August 28, 1998.
 10.3.3# Second Amendment dated as of March 22, 2000 to the Credit Agreement dated as of July 23, 1998, as Amended and Restated as of August 28, 1998.
   10.4 Details Holdings Corp.--Dynamic Circuits 1996 Stock Option Plan dated as of July 23, 1998. (Previously filed as Exhibit 10.6 to the Annual
         Report on Form 10-K for the fiscal year ended December 31, 1998 File
         No.333-41187 and 333-41211).
   10.5 Details Holdings Corp.--Dynamic Circuits 1997 Stock Options Plan dated as of July 23, 1998. (Previously filed as Exhibit 10.7 to the Annual
         Report on Form 10-K for the fiscal year ended December 31, 1998 File
         No.333-41187 and 333-41211).
   10.6  Details Holdings Corp. Bonus Plan dated as of July 23, 1998.
         (Previously filed as Exhibit 10.8 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No.333-41187 and 333-41211).

  10.7  Management Agreement dated October 28, 1997. (Previously filed as
        Exhibit 10.6 to Registration Statement No. 333-41187, as amended).
  10.8# Form of 2000 DDi Corp. Equity Incentive Plan.
  10.9  1997 Details, Inc. Equity Incentive Plan. (Previously filed as Exhibit
        10.7 to Registration Statement No. 333-41187, as amended).
  10.10 1996 Employee Stock Option Plan dated December 31, 1996. (Previously filed as Exhibit 10.8 to Registration Statement No. 333-41187, as amended).
  10.11 1996 Performance Stock Option Plan dated December 31, 1996. (Previously filed as Exhibit 10.9 to Registration Statement No. 333-41187, as amended).
  10.12 Real Property Master Lease Agreement dated January 1, 1996. (Previously filed as Exhibit 10.4 to Registration Statement No. 333-41187, as amended).
  10.13 Personal Property Master Lease Agreement dated January 1, 1996.
        (Previously filed as Exhibit 10.5 to Registration Statement No. 333-
        41187, as amended).
  10.14 McMaster Employment Agreement dated September 1, 1995, as amended
        October 28, 1997. (Previously filed as Exhibit 10.10 to Registration
        Statement No. 333-41187, as amended).
  10.15 Gisch Employment Agreement dated September 19, 1995 as amended October
        28, 1997. (Previously filed as Exhibit 10.11 to Registration Statement
        No. 333-41187, as amended).
  10.16 Muse Employment Agreement dated September 1, 1995, as amended October
        28, 1997. (Previously filed as Exhibit 10.12 to Registration Statement
        No. 333-41187, as amended).
  10.17 Wright Employment Agreement dated September 1, 1995, as amended October
        28, 1997. (Previously filed as Exhibit 10.13 to Registration Statement
        No. 333-41187, as amended).
  10.18 Dimick Employment Agreement dated July 23, 1998. (Previously filed as
        Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No.333-41187 and 333-41211).
  10.19 Halvorson Employment Agreement dated July 23, 1998. (Previously filed as Exhibit 10.22 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No.333-41187 and 333-41211).
  10.20 Peters Employment Agreement dated July 23, 1998. (Previously filed as
        Exhibit 10.23 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No.333-41187 and 333-41211).
  10.21 NTI Stock Purchase Agreement dated December 19, 1997. (Previously filed as Exhibit 10.4 to Registration Statement No. 333-41187, as amended).
  10.22 NTI Real Property Lease Agreement dated as of June 15, 1994.
        (Previously filed as Exhibit 10.16 to Registration Statement No. 333-
        41187, as amended).
  10.23 NTI Real Property Lease Agreement dated as of June 15, 1994.
        (Previously filed as Exhibit 10.17 to Registration Statement No. 333-
        41187, as amended).
  10.24 NTI Real Property Lease Agreement dated as of June 15, 1994.
        (Previously filed as Exhibit 10.18 to Registration Statement No. 333-
        41187, as amended).
  10.25 DCI Real Property Lease Agreement dated as of July 22, 1991.
        (Previously filed as Exhibit 10.30 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No. 333-41187 and 333-41211).
  10.26 DCI Real Property Lease Agreement dated as of March 20, 1997.
        (Previously filed as Exhibit 10.31 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No. 333-41187 and 333-
        41211).
  10.27 DCI Real Property Lease Agreement dated as of November 12, 1997.
        (Previously filed as Exhibit 10.32 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No. 333-41187 and 333-
        41211).
  10.28 DCI Real Property Lease Agreement dated as of August 18, 1998.
        (Previously filed as Exhibit 10.33 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No. 333-41187 and 333-
        41211).
  10.29 Cuplex Real Property Lease Agreement dated as of April 14, 1998.
        (Previously filed as Exhibit 10.34 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No. 333-41187 and 333-
        41211).

   10.30   Cuplex Real Property Lease Agreement dated as of May 13, 1996.
           (Previously filed as Exhibit 10.35 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No. 333-41187 and
           333-41211).
   10.31   Cuplex Real Property Lease Agreement dated as of November 2, 1995.
           (Previously filed as Exhibit 10.36 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File No. 333-41187 and
           333-41211).
   10.32   Indenture dated as of November 18, 1997. (Previously filed as
           Exhibit 4.1 to Registration Statement No. 333-41187, as amended).
   10.33   Supplemental Indenture dated as of February 10, 1998. (Previously filed as Exhibit 4.2 to Registration Statement No. 333-41187, as
           amended).
   10.34   Indenture dated as of November 18, 1997. (Previously filed as
           Exhibit 4.1 to Registration Statement No. 333-41211).
   10.35#  First Supplemental Indenture dated as of July 23, 1998.
   10.36#  Form of Merger Agreement between DDi Corp., a California corporation, and DDi Merger Co., a Delaware corporation.
   10.37#  Form of DDi Corp. Employee Stock Purchase Plan.
   10.38#  Share Purchase Agreement between the shareholders of MCM Electronics
           Limited and DDi Corp. dated as of March 22, 2000.
   10.39.1 Note Purchase Agreement dated as of July 23, 1998 between Details
           Intermediate Holdings Corp. and Sankaty High Asset Partners, L.P.
   10.39.2 Form of Indenture.
   21.1#   Subsidiaries of the registrant.
   23.1#   Consent of PricewaterhouseCoopers LLP regarding DDi Merger Co.
   23.2    Consent of PricewaterhouseCoopers LLP regarding DDi Corp.
   23.3#   Consent of PricewaterhouseCoopers LLP regarding Dynamic Circuits
           Inc.
   23.4    Consent of Ropes & Gray (included in the opinion filed as Exhibit
           5.1).
   23.5    Consent of KPMG Audit Plc regarding Symonds Limited.
   24.1    Power of attorney pursuant to which amendments to this registration statement may be filed (included on the signature page in Part II hereof).
   27.1#   DDi Corp. Financial Data Schedule.

--------
# Previously filed.

   (b) Financial Statement Schedules.

   The schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such manner as requested by the underwriters to permit prompt delivery to each purchaser.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 14--Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, DDi Corp. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on this 11th day of April, 2000.

                                          DDi Corp.

                                          By: /s/ Bruce D. McMaster
                                             ----------------------------------
                                          Name: Bruce D. McMaster
                                          Title: Chief Executive Officer

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Bruce D. McMaster          President, Chief Executive   April 11, 2000
______________________________________  Officer (Principal
          Bruce D. McMaster             Executive Officer) and
                                        Director

         /s/ Joseph P. Gisch           Chief Financial Officer      April 11, 2000
______________________________________  (Principal Financial and
           Joseph P. Gisch              Accounting Officer)

                  *                    Director                     April 11, 2000
______________________________________
          Charles D. Dimick

                  *                    Director                     April 11, 2000
______________________________________
            David Dominik

                  *                    Director                     April 11, 2000
______________________________________
           Edward W. Conard

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                     April 11, 2000
______________________________________
         Stephen G. Pagliuca

                  *                    Director                     April 11, 2000
______________________________________
            Prescott Ashe

                  *                    Director                     April 11, 2000
______________________________________
           Stephen M. Zide

                  *                    Director                     April 11, 2000
______________________________________
            Mark R. Benham

                  *                    Director                     April 11, 2000
______________________________________
         Christopher Behrens

   * See Power of Attorney executed by each such officer and/or director on the Registration Statement on Form S-1 previously filed with the SEC on January 28, 2000, appointing Bruce D. McMaster and Joseph P. Gisch, and each of them singly, as true and lawful attorney-in-fact and agent with full power to sign this and any and all amendments (including post-effective amendments) to this Registration Statement.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, DDi Merger Co. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on this 11th day of April, 2000.

                                          DDi Merger Co.

                                          By: /s/ Bruce D. McMaster
                                             ----------------------------------
                                          Name: Bruce D. McMaster
                                          Title: Chief Executive Officer

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Bruce D. McMaster          President, Chief Executive   April 11, 2000
______________________________________  Officer (Principal
          Bruce D. McMaster             Executive Officer) and
                                        Director

         /s/ Joseph P. Gisch           Chief Financial Officer      April 11, 2000
______________________________________  (Principal Financial and
           Joseph P. Gisch              Accounting Officer)

        /s/ Charles D. Dimick          Director                     April 11, 2000
______________________________________
          Charles D. Dimick

                                       Director                     April 11, 2000
______________________________________
            David Dominik

                                       Director                     April 11, 2000
______________________________________
           Edward W. Conard

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Stephen G. Pagliuca         Director                     April 11, 2000
______________________________________
         Stephen G. Pagliuca

          /s/ Prescott Ashe            Director                     April 11, 2000
______________________________________
            Prescott Ashe

                                       Director                     April 11, 2000
______________________________________
           Stephen M. Zide

          /s/ Mark R. Benham           Director                     April 11, 2000
______________________________________
            Mark R. Benham

       /s/ Christopher Behrens         Director                     April 11, 2000
______________________________________
         Christopher Behrens

   Exhibits:

   Some of the following exhibits have been previously filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act or the Securities Exchange Act. Such exhibits are identified by the parenthetical references following the listing of each such exhibit and are incorporated herein by reference.

       1.1# Form of Underwriting
            Agreement.
       3.1# Form of DDi Corp. Delaware Certificate of
            Incorporation.
       3.2# Form of DDi Corp. Delaware By-
            laws.
       4.1# Stockholders Agreement dated as
            of March   , 2000.
       4.2# Form of certificate representing shares of
            Common Stock.
       5.1# Opinion of Ropes &
            Gray.
      10.1  Amended and Restated Recapitalization Agreement dated as of October 4, 1997.
            (Previously filed as Exhibit 10.2 to Registration Statement No. 333-41187, as
            amended).
      10.2  Stock Contribution and Merger Agreement dated July 23, 1998 by and among Details
            Holding Corp. and Dynamic Circuits Inc. and the Stockholders of Dynamic Circuits
            Inc. (Previously filed as Exhibit 2.1 to Form 8-K dated July 23, 1998).
   10.2.1#  Form of Amendment dated as of March 31, 2000, to the Stock Contribution and
            Merger Agreement dated July 23, 1998 by and among Details Holdings Corp. and
            Dynamic Circuits Inc. and the Stockholders of Dynamic Circuits Inc.
   10.3.1#  Credit Agreement dated as of July 23, 1998, as Amended and Restated as of
            August 28, 1998.
   10.3.2#  First Amendment dated as of March 10, 1999, to the Credit Agreement dated as of
            July 23, 1998, as Amended and Restated as of August 28, 1998.
   10.3.3#  Second Amendment dated as of March 22, 2000 to the Credit Agreement dated as of
            July 23, 1998, as Amended and Restated as of August 28, 1998.
      10.4  Details Holdings Corp.--Dynamic Circuits 1996 Stock Option Plan dated as of
            July 23, 1998. (Previously filed as Exhibit 10.6 to the Annual Report on
            Form 10-K for the fiscal year ended December 31, 1998 File No.333-41187 and
            333-41211).
      10.5  Details Holdings Corp.--Dynamic Circuits 1997 Stock Options Plan dated as of
            July 23, 1998. (Previously filed as Exhibit 10.7 to the Annual Report on Form
            10-K for the fiscal year ended December 31, 1998 File No.333-41187 and 333-
            41211).
      10.6  Details Holdings Corp. Bonus Plan dated as of July 23, 1998. (Previously filed as
            Exhibit 10.8 to the Annual Report on Form 10-K for the fiscal year ended December
            31, 1998 File No.333-41187 and 333-41211).
      10.7  Management Agreement dated October 28, 1997. (Previously filed as Exhibit 10.6 to Registration Statement No. 333-41187, as amended).
     10.8#  Form of 2000 DDi Corp. Equity
            Incentive Plan.
      10.9  1997 Details, Inc. Equity Incentive Plan. (Previously filed as Exhibit 10.7 to
            Registration Statement No. 333-41187, as amended).
     10.10  1996 Employee Stock Option Plan dated December 31, 1996. (Previously filed as
            Exhibit 10.8 to Registration Statement No. 333-41187, as amended).
     10.11  1996 Performance Stock Option Plan dated December 31, 1996. (Previously filed as
            Exhibit 10.9 to Registration Statement No. 333-41187, as amended).
     10.12  Real Property Master Lease Agreement dated January 1, 1996. (Previously filed as
            Exhibit 10.4 to Registration Statement No. 333-41187, as amended).
     10.13  Personal Property Master Lease Agreement dated January 1, 1996. (Previously filed as Exhibit 10.5 to Registration Statement No. 333-41187, as amended).
     10.14  McMaster Employment Agreement dated September 1, 1995, as amended October
            28, 1997. (Previously filed as Exhibit 10.10 to Registration Statement No.
            333-41187, as amended).
     10.15  Gisch Employment Agreement dated September 19, 1995 as amended October 28, 1997.
            (Previously filed as Exhibit 10.11 to Registration Statement No. 333-41187, as
            amended).
     10.16  Muse Employment Agreement dated September 1, 1995, as amended October 28, 1997.
            (Previously filed as Exhibit 10.12 to Registration Statement No. 333-41187, as
            amended).
     10.17  Wright Employment Agreement dated September 1, 1995, as amended October 28, 1997.
            (Previously filed as Exhibit 10.13 to Registration Statement No. 333-41187, as
            amended).
     10.18  Dimick Employment Agreement dated July 23, 1998. (Previously filed as Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File
            No.333-41187 and 333-41211).

            10.19   Halvorson Employment Agreement dated July 23, 1998. (Previously filed as Exhibit
                    10.22 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998
                    File No.333-41187 and 333- 41211).
            10.20   Peters Employment Agreement dated July 23, 1998. (Previously filed as Exhibit 10.23 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 File
                    No.333-41187 and 333-41211).
            10.21   NTI Stock Purchase Agreement dated December 19, 1997. (Previously filed as Exhibit
                    10.4 to Registration Statement No. 333-41187, as amended).
            10.22   NTI Real Property Lease Agreement dated as of June 15, 1994. (Previously filed as
                    Exhibit 10.16 to Registration Statement No. 333-41187, as amended).
            10.23   NTI Real Property Lease Agreement dated as of June 15, 1994. (Previously filed as
                    Exhibit 10.17 to Registration Statement No. 333-41187, as amended).
            10.24   NTI Real Property Lease Agreement dated as of June 15, 1994. (Previously filed as
                    Exhibit 10.18 to Registration Statement No. 333-41187, as amended).
            10.25   DCI Real Property Lease Agreement dated as of July 22, 1991. (Previously filed as
                    Exhibit 10.30 to the Annual Report on Form 10-K for the fiscal year ended December
                    31, 1998 File No. 333-41187 and 333-41211).
            10.26   DCI Real Property Lease Agreement dated as of March 20, 1997. (Previously filed as
                    Exhibit 10.31 to the Annual Report on Form 10-K for the fiscal year ended December
                    31, 1998 File No. 333-41187 and 333-41211).
            10.27   DCI Real Property Lease Agreement dated as of November 12, 1997. (Previously filed as Exhibit 10.32 to the Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1998 File No. 333-41187 and 333-41211).
            10.28   DCI Real Property Lease Agreement dated as of August 18, 1998. (Previously filed as
                    Exhibit 10.33 to the Annual Report on Form 10-K for the fiscal year ended December
                    31, 1998 File No. 333-41187 and 333-41211).
            10.29   Cuplex Real Property Lease Agreement dated as of April 14, 1998. (Previously filed as Exhibit 10.34 to the Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1998 File No. 333-41187 and 333-41211).
            10.30   Cuplex Real Property Lease Agreement dated as of May 13, 1996. (Previously filed as
                    Exhibit 10.35 to the Annual Report on Form 10-K for the fiscal year ended December
                    31, 1998 File No. 333-41187 and 333-41211).
            10.31   Cuplex Real Property Lease Agreement dated as of November 2, 1995. (Previously filed as Exhibit 10.36 to the Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1998 File No. 333-41187 and 333-41211).
            10.32   Indenture dated as of November 18, 1997. (Previously filed as Exhibit 4.1 to
                    Registration Statement No. 333-41187, as amended).
            10.33   Supplemental Indenture dated as of February 10, 1998. (Previously filed as Exhibit
                    4.2 to Registration Statement No. 333-41187, as amended).
            10.34   Indenture dated as of November 18, 1997. (Previously filed as Exhibit 4.1 to
                    Registration Statement No. 333-41211).
            10.35#  First Supplemental Indenture dated as of July 23, 1998.
            10.36#  Form of Merger Agreement between DDi Corp., a California corporation, and DDi
                    Merger Co., a Delaware corporation.
            10.37#  Form of DDi Corp. Employee Stock Purchase Plan.
            10.38#  Share Purchase Agreement between the shareholders of MCM Electronics Limited and
                    DDi Corp. dated as of March 22, 2000.
         10.39.1    Note Purchase Agreement dated as of July 23, 1998 between Details Intermediate
                    Holdings Corp. and Sankaty High Asset Partners, L.P.
         10.39.2    Form of Indenture.
            21.1#   Subsidiaries of the registrant.
             23.1#  Consent of PricewaterhouseCoopers LLP regarding DDi Merger Co.
             23.2   Consent of PricewaterhouseCoopers LLP regarding DDi Corp.
             23.3#  Consent of PricewaterhouseCoopers LLP regarding Dynamic Circuits Inc.
             23.4   Consent of Ropes & Gray (included in the opinion filed as Exhibit 5.1).
             23.5   Consent of KPMG Audit Plc regarding Symonds Limited.

          24.1  Power of attorney pursuant to which amendments to this registration statement may be filed (included on the signature page in Part II hereof).
          27.1# DDi Corp. Financial Data Schedule.

--------
* To be filed by amendment.
# Previously filed.